NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held at 11:00 a.m. (EDT) on May 17, 2021

and

MANAGEMENT INFORMATION CIRCULAR

with respect to the proposed combination of

URBANGOLD MINERALS INC.

with

TROILUS GOLD CORP.

These materials are important and require your immediate attention. They require you to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal, tax or other professional advisors.

Neither the TSX Venture Exchange nor any securities regulatory authority has in any way passed upon the merits of the transactions described in this Management Information Circular.

URBANGOLD MINERALS INC.

April 9, 2021

Dear Shareholders of UrbanGold Minerals Inc.:

You are invited to attend a special meeting (the "Meeting") of the shareholders (the "Urban Shareholders") of UrbanGold Minerals Inc. ("Urban") to be held at Urban's head office at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, H7S 2M5 and via live webcast at https://lavery.zoom.us/j/62579610745 on May 17, 2021 commencing at 11:00 a.m. (EDT).

Due to restrictions relating to the global COVID-19 pandemic and to mitigate risks to the health and safety of our communities, Urban Shareholders, employees and other stakeholders, Urban strongly encourages Urban Shareholders to vote by proxy in advance of the Meeting and to not attend the Meeting in person. Urban Shareholders may attend the Meeting via live webcast, where all Urban Shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate and engage with Urban as well as other Urban Shareholders.

At the Meeting, you will be asked to consider and vote upon a proposed combination of Urban with Troilus Gold Corp. ("Troilus") by way of a statutory amalgamation (the "Amalgamation") of Urban with a new wholly owned subsidiary of Troilus upon completion of which holders of Urban common shares ("Urban Shares") will receive 0.3004 of a common share (each whole common share, a "Troilus Share") in the capital of Troilus  in exchange for each Urban Share as consideration (the "Consideration"). This implies a consideration of $0.30 per Urban Share based on the 20-day volume weighted average price ("VWAP") of the Troilus Shares on the Toronto Stock Exchange ("TSX") on March 22, 2021 and a premium of 35.3% based on the 20-day VWAP of the Urban shares on the TSX Venture Exchange ("TSXV") on March 22, 2021, the day prior to the announcement of the Amalgamation.

In order to become effective, the Amalgamation must be approved by (i) at least two-thirds of the votes cast at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast at the Meeting by Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined by Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions ("MI 61-101")) and such other holders of Urban Shares excluded by MI 61-101. Completion of the Amalgamation is also subject to receipt of certain required regulatory approvals, including the approval of the TSXV, the TSX and other customary closing conditions, all of which are described in more detail in the attached Management Information Circular.

All of the directors and senior officers of Urban holding in aggregate 4,180,500 Urban Shares representing approximately 6.55% of the votes which may be cast at the Meeting, have entered into agreements with Troilus to vote in favour of the Amalgamation, provided that the amalgamation agreement dated as of March 22, 2021, as amended, among Urban and Troilus (the "Amalgamation Agreement") has not been terminated by either Troilus or Urban in accordance with its terms.

After taking into consideration, among other things, the unanimous recommendation of the special committee of the board of directors of Urban (the "Urban Board") and the opinion of iA Capital Markets, as of the date of such opinion, as to the fairness, from a financial point of view, to the Urban Shareholders (other than Troilus and its affiliates), of the Consideration to be received by Urban Shareholders pursuant to the Amalgamation, delivered on March 22, 2021, the text of which is attached as Appendix "B" to the Management Information Circular, the Urban Board has concluded that the Amalgamation is in the best interests of Urban and the Urban Shareholders, and has unanimously approved the Amalgamation and authorized its submission to the Urban Shareholders. Accordingly, the Urban Board unanimously recommends that the Urban Shareholders vote FOR the Amalgamation.

i

Voting

Registered Urban Shareholders (being Urban Shareholders who hold their Urban Shares directly, registered in their own names) and duly appointed proxyholders will be able to attend, participate and vote at the virtual Meeting. Non-registered Urban Shareholders (being Urban Shareholders who hold their Urban Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, however they will not be able to vote at the Meeting.

To attend the Meeting virtually, please register using the link https://lavery.zoom.us/j/62579610745 at least 30 minutes before the scheduled start of the Meeting. After registering, you will receive a confirmation email with access instructions. You can also contact Urban at info@urbangoldminerals.com for more information. To ensure a smooth process, Urban is asking registered participants to log into the Meeting by 10:30 a.m. (EDT) on May 17, 2021. Registered Urban Shareholders and duly appointed proxyholders will be asked to identify themselves before the beginning of the Meeting.

If you are not registered as the holder of your Urban Shares but hold your shares through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your Urban Shares. See the section in the accompanying Management Information Circular entitled "General Proxy Information - Non-Registered Shareholders" for further information on how to vote your Urban Shares.

Urban Shareholders may exercise their rights by attending the Meeting (preferably in virtual format) or by completing a form of Proxy.

If you are a Registered Urban Shareholder, please vote by completing the enclosed form of proxy. You should specify your choice by marking the box on the enclosed form of proxy and by dating, signing and returning your proxy to Urban's transfer agent, Computershare Investor Services Inc., according to the instructions on the form of proxy, as soon as possible but at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. Voting by proxy will not prevent you from voting if you attend the Meeting and revoke your proxy, but will ensure that your vote will be counted if you are unable to attend. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

Registered Urban Shareholders may also exercise their voting rights (i) by calling the toll-free number 1-866-732-8683 or any other number indicated on the proxy form or the voting instruction form or (ii) by going to the following website: www.investorvote.com. For any additional information, please contact the Transfer Agent by calling at no charge at 1-866- 962-0498 (within North America) and at 514-982-8716 (outside North America) or by e-mail at service@computershare.com.

Your vote is important regardless of the number of Urban Shares you own.

Letter of Transmittal

If you hold your Urban Shares through a broker or other person, please contact that broker or other person for instructions and assistance in receiving the Consideration in respect of your Urban Shares upon completion of the Amalgamation if it is approved.

If you are a registered holder of Urban Shares, please complete and return the enclosed Letter of Transmittal together with the certificate(s) or DRS Statement (as defined in the attached Management Information Circular) representing your Urban Shares and any other required documents and instruments, to the depositary, TSX Trust Company, in the enclosed return envelope in accordance with the instructions set out in the Letter of Transmittal so that if the Amalgamation is approved the Consideration for your Urban Shares can be sent to you as soon as possible following the Amalgamation becoming effective. The Letter of Transmittal contains other procedural information related to the Amalgamation and should be reviewed carefully.

Only registered holders of Urban Shares will receive a DRS Statement representing Troilus Shares.

The attached Notice of Special Meeting and Management Information Circular contain a detailed description of the Amalgamation and include certain other information to assist you in considering the matters to be voted upon. You are urged to carefully consider all of the information in the accompanying Management Information Circular including the documents incorporated by reference therein. If you require assistance, you should consult your financial, legal, or other professional advisors.

* * * * *

While certain matters are beyond the control of Urban, if the resolution approving the Amalgamation is duly passed at the Meeting, it is anticipated that the Amalgamation will be completed and become effective on or about May 18, 2021.

On behalf of Urban, our management team and the Urban Board, I would like to thank all Urban Shareholders for their continuing support.

Sincerely,

"Mathieu Stephens"

Mathieu Stephens

President and Chief Executive Officer

UrbanGold Minerals Inc.

NOTICE OF SPECIAL MEETING

NOTICE IS HEREBY GIVEN that a special meeting (the "Meeting") of the holders ("Urban Shareholders") of common shares ("Urban Shares") of UrbanGold Minerals Inc. ("Urban") will be held at Urban's head office at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, H7S 2M5 and via live webcast at https://lavery.zoom.us/j/62579610745 on May 17, 2021 commencing at 11:00 a.m. (EDT) for the following purposes:

a) to pass, with or without amendment, a special resolution (the "Amalgamation Resolution") approving the three-cornered amalgamation (the "Amalgamation") under section 181 of the Canada Business Corporations Act ("CBCA") involving Urban, Troilus Gold Corp. ("Troilus") and 12842971 Canada Inc., a wholly owned subsidiary of Troilus, the full text of which resolution is set forth in Appendix "A" to the accompanying Management Information Circular (the "Circular"); and

b) to transact such further or other business as may properly come before the Meeting or any adjournments thereof.

The Circular provides additional information relating to the matters to be addressed at the Meeting, including the Amalgamation, and is deemed to form part of this Notice.

Holders of Urban Shares as of April 9, 2021 (the "Record Date") are entitled to vote by attending the Meeting or by proxy. Registered Urban Shareholders who are unable to attend the Meeting are encouraged to read, complete, sign, date and return the enclosed form of proxy in accordance with the instructions set out in the proxy and in the Circular. In order to be valid for use at the Meeting, proxies must be received by Computershare Investor Services Inc., according to the instructions on the form of proxy, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

Due to restrictions relating to the global COVID-19 pandemic and to mitigate risks to the health and safety of our communities, Urban Shareholders, employees and other stakeholders, Urban strongly encourages Urban Shareholders to vote by proxy in advance of the Meeting and to not attend the Meeting in person. Urban Shareholders may attend the Meeting via live webcast, where all Urban Shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate and engage with Urban as well as other Urban Shareholders.

Registered Urban Shareholders (being Urban Shareholders who hold their Urban Shares directly, registered in their own names) and duly appointed proxyholders will be able to attend, participate and vote at the Meeting via live webcast available online using https://lavery.zoom.us/j/62579610745. Non-registered Urban Shareholders (being Urban Shareholders who hold their Urban Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, however they will not be able to vote at the Meeting.

If you are a non-registered Urban Shareholder, please refer to the section in the Circular entitled "General Proxy Information - Non-Registered Shareholders" for information on how to vote your Urban Shares.

Take notice that, pursuant to Section 190 of the CBCA, each registered Urban Shareholder as of the Record Date has the right to dissent in respect of the Amalgamation and, if the Amalgamation becomes effective, to be paid the fair value of the Urban Shares in respect of which such registered Urban Shareholder dissents by Troilus, in accordance with the dissent procedures contained in Section 190 of the CBCA. To exercise such right, (a) a written notice of dissent with respect to the Amalgamation from the registered Urban Shareholder must be received by Urban at its address for such purpose, c/o Lavery, de Billy, L.L.P., Suite 4000, 1 Place Ville Marie, Montréal, Québec, Canada, H3B 4M4 Attention: René Branchaud or to rbranchaud@lavery.ca, at or prior to the commencement of the Meeting or any adjournment of the Meeting, and (b) the registered Urban Shareholder must have otherwise complied with the dissent procedures in Section 190 of the CBCA. The right to dissent is described in the Circular and the text of Section 190 of the CBCA is set forth in Appendix "C" to the Circular.

DATED at Laval, Québec this 9th day of April 2021.

BY ORDER OF THE BOARD OF DIRECTORS OF URBANGOLD MINERALS INC.

(signed) "Mathieu Stephens"

Mathieu Stephens

President and Chief Executive Officer

UrbanGold Minerals Inc.

v

FREQUENTLY ASKED QUESTIONS ABOUT THE AMALGAMATION AND THE MEETING

Following are some questions that you, as an Urban Shareholder, may have relating to the Meeting and answers to those questions. These questions and answers do not provide all of the information relating to the Meeting or the matters to be considered at the Meeting and are qualified in their entirety by the more detailed information contained elsewhere in, or incorporated by reference into, this Circular. You are urged to read this Circular in its entirety including the Appendices hereto, the form of proxy and the Letter of Transmittal (if applicable) before making a decision related to your Urban Shares. All capitalized terms used herein have the meanings ascribed to them in the "Glossary of Terms" of this Circular.

In order to proactively deal with the unprecedented public health impacts of COVID-19 and to mitigate risks to the health and safety of our communities, Urban Shareholders and other stakeholders, and to ensure compliance with local laws or order restricting the size of public gatherings in response to COVID-19, Urban strongly encourages Urban Shareholders to vote by proxy in advance of the Meeting and to not attend the Meeting in person. By participating virtually Meeting, registered Urban Shareholders and duly appointed proxyholders will have an opportunity to participate, to ask questions, and to vote, all in real time, at the Meeting through an online portal.

Non-registered Urban Shareholders must carefully follow the procedures set out in the Circular in order to vote virtually and ask questions through the live audiocast. Guests, including non-registered Urban Shareholders who have not been duly appointed as proxyholders, can log into the virtual Meeting as a guest. Guests may listen to the Meeting but will not be entitled to vote or ask questions during the Meeting. The questions and answers below give general guidance for voting your Urban Shares and other matters related to the proposed Amalgamation involving Urban and Troilus pursuant to the CBCA.

Q: What am I voting on?

A: You are being asked to consider and, if deemed advisable, to vote FOR the resolution approving the Amalgamation of Urban with Troilus Subco, as a result of which Troilus will acquire all of the issued and outstanding Urban Shares that it does not already own. Pursuant to the Amalgamation, Urban Shareholders will be entitled to receive 0.3004 of a Troilus Share in exchange for each Urban Share held. You also are being asked to approve the transaction of any other business that may properly come before the Meeting or any adjournments or postponements of the Meeting.

Q: When and where is the Meeting?

A: The Meeting will take place on May 17, 2021 at 11:00 a.m. (EDT).

 To attend the Meeting virtually, please register using the link https://lavery.zoom.us/j/62579610745 at least 30 minutes before the scheduled start of the Meeting. After registering, you will receive a confirmation email with access instructions. You can also contact Urban at info@urbangoldminerals.com for more information. To ensure a smooth process, Urban is asking registered participants to log into the Meeting by 10:30 a.m. (EDT) on May 17, 2021.

 If you are a Registered Urban Shareholder and you wish to attend the Meeting physically in person, please contact Urban at info@urbangoldminerals.com in order for arrangements to be made that comply with all governmental recommendations, directives, regulations and orders related to the COVID-19 pandemic. Physical distancing will be enforced at the Meeting and no individual experiencing any symptoms of COVID-19 will be permitted to attend the Meeting in person. Furthermore, all Meeting participants will be asked to wear a suitable facemask and anyone who is not a Registered Urban Shareholder or duly appointed proxyholder will not be permitted entry. Urban may take additional precautionary measures in relation to the Meeting as necessary. As the COVID-19 pandemic is a rapidly evolving situation, Urban will continue to monitor and review governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the Meeting, which may include potentially adjourning, postponing or changing the format of the Meeting. Urban will provide updates to any arrangements in respect of the Meeting by way of news release. Urban Shareholders are encouraged to monitor Urban's SEDAR profile at www.sedar.com, where copies of such news releases, if any, will be posted.

Q: How do I vote?

A: Urban Shareholders may exercise their rights by attending the Meeting (preferably in virtual format) or by completing a form of Proxy.

 If you are a Registered Urban Shareholder, please vote by completing the enclosed form of proxy. You should specify your choice by marking the box on the enclosed form of proxy and by dating, signing and returning your proxy to Urban's transfer agent, Computershare Investor Services Inc., according to the instructions on the form of proxy, as soon as possible but at least forty-eight hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. Voting by proxy will not prevent you from voting if you attend the Meeting and revoke your proxy, but will ensure that your vote will be counted if you are unable to attend. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

 Registered Urban Shareholder may also exercise their voting rights (i) by calling the toll-free number 1-866-732-8683 or any other number indicated on the proxy form or the voting instruction form or (ii) by going to the following website: www.investorvote.com. For any additional information, please contact the Transfer Agent by calling at no charge at 1-866- 962-0498 (within North America) and at 514-982-8716 (outside North America) or by e-mail at service@computershare.com.

 If you are not registered as the holder of your Urban Shares but hold your shares through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your Urban Shares. See the section in the accompanying Management Information Circular entitled "General Proxy Information - Non-Registered Shareholders" for further information on how to vote your Urban Shares.

Q: Who is soliciting my proxy?

A: Your proxy is being solicited by management of Urban. This Circular is furnished in connection with that solicitation. The solicitation of proxies for the Meeting will be made primarily by mail, and may be supplemented by telephone.

Q: Who can attend and vote at the Meeting and what is the quorum for the Meeting?

A: Only Urban Shareholders of record as of the close of business on April 9, 2021, the record date for the Meeting, are entitled to receive notice of and to attend, and vote at, the Meeting or any adjournment(s) or postponement(s) of the Meeting.

 The quorum for the transaction of business at the Meeting will be two persons who are, or who represent by proxy, Urban Shareholders who, in the aggregate, are entitled to cast at least 10% of the votes which may be cast at the Meeting.

Q: How many Urban Shares are entitled to vote?

A: As of April 9, 2021, there were 63,820,935 Urban Shares outstanding and entitled to vote at the Meeting. Each Urban Shareholder is entitled to one vote for each Urban Share held by such holder.

Q: What will I receive in the Amalgamation?

A: If the Amalgamation is completed, Urban Shareholders are entitled to receive 0.3004 of a Troilus Share for every one outstanding Urban Share held. Each Urban Warrant and Urban Option (if any) outstanding immediately prior to the effective time of the Amalgamation (the "Effective Time") will entitle its holder to receive, upon the subsequent exercise thereof, Troilus Shares in lieu of Urban Shares based on the Exchange Ratio and such outstanding Urban Warrants and Urban Options (if any) will otherwise remain outstanding in accordance with their respective terms and conditions.

Q: What vote is required at the Meeting to approve the Amalgamation Resolution?

A: The Amalgamation Resolution must be approved by (i) at least two-thirds of the votes cast at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast at the Meeting by Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined by MI 61-101) and such other holders of Urban Shares excluded by MI 61-101.

Q: What if I return my proxy but do not mark it to show how I wish to vote?

A: If your proxy is signed and dated and returned without specifying your choice or is returned specifying both choices, your Urban Shares will be voted FOR the Amalgamation Resolution in accordance with the recommendation of the Urban Board.

Q: When is the cut-off time for delivery of proxies?

A: Proxies must be delivered to the Transfer Agent, according to the instructions on the form of proxy, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment or postponement thereof. In this case, assuming no adjournment or postponement, the proxy-cut off time is 11:00 a.m. (EDT) May 13, 2021. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

Q: Can I change my vote after I submitted a signed proxy?

A: Yes. If you want to revoke your proxy after you have delivered it, you can do so at any time before the proxy-cut off time. You may do this by (a) attending the virtual Meeting and voting online if you were a Registered Urban Shareholder at the Record Date; (b) signing a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the registered office of Urban at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, Canada H7S 2M5 or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (EDT) on the last Business Day before the day of the Meeting, or delivered to the person presiding at the Meeting before it commences. If you revoke your proxy and do not replace it with another that is deposited with us before the deadline, you can still vote your Urban Shares but to do so you must attend the virtual Meeting.

Q: How will the votes be counted?

A: The Transfer Agent counts and tabulates the proxies. Proxies are counted and tabulated by the Transfer Agent in such a manner as to preserve the confidentiality of the voting instructions of Registered Urban Shareholders, subject to a limited number of exceptions.

Q: What is the recommendation of the Urban Board?

A: After taking into consideration, among other things, the Fairness Opinion and the recommendation of the Special Committee, the Urban Board has concluded that the Amalgamation is in the best interests of Urban and fair to the Urban Shareholders and unanimously recommends that Urban Shareholders vote FOR the Amalgamation Resolution to approve the Amalgamation.

Q: Why is the Urban Board making this recommendation?

A: In reaching its conclusion that the Amalgamation is fair to Urban Shareholders and that the Amalgamation is in the best interests of Urban, the Urban Board considered and relied upon a number of factors, including those described under the headings "The Amalgamation - Reasons for the Amalgamation" and "The Amalgamation - Fairness Opinion" in this Circular.

Q: In addition to the approval of Urban Shareholders, are there any other approvals required for the Amalgamation?

A: Yes, the Amalgamation is subject to the receipt of certain regulatory approvals. See "The Amalgamation - Regulatory Approvals" in this Circular.

Q. Does Troilus require its shareholders approval to complete the Amalgamation?

A. No, Troilus is not required to obtain its shareholders approval to complete the Amalgamation or for the issuance of the Consideration Shares.

Q: Do any directors or executive officers of Urban have any interests in the Amalgamation that are different from, or in addition to, those of the Urban Shareholders?

A: In considering the unanimous recommendation of the Urban Board to vote in favour of the matters discussed in this Circular, Urban Shareholders should be aware that certain of the directors and executive officers of Urban have interests in the Amalgamation that are different from, or in addition to, the interests of Urban Shareholders generally. See "The Amalgamation - Interests of Certain Persons in the Amalgamation" and "The Amalgamation - Regulatory Law Matters and Securities Law Matters - Multilateral Instrument 61-101" and "The Amalgamation - Regulatory Law Matters and Securities Law Matters - Change of Control Payment" in this Circular.

Q: Will the Urban Shares continue to be listed on the TSXV after the Amalgamation?

A: No. Urban will be de-listed from the TSXV when the Amalgamation is completed and Urban will become a wholly owned subsidiary of Troilus. When the Amalgamation is completed, former Urban Shareholders will hold Troilus Shares, which are listed on the TSX.

Q: Should I send my Urban Share certificate(s) or DRS Statement now?

A: You are not required to send your certificate(s) or DRS Statement representing Urban Shares to validly cast your vote in respect of the Amalgamation Resolution. We encourage Registered Urban Shareholders to complete, sign, date and return the enclosed Letter of Transmittal, together with their certificate(s) or DRS Statement representing Urban Shares, at least two Business Days prior to the Effective Date which will assist in arranging for the prompt exchange of their Urban Shares if the Amalgamation is completed.

Q: When can I expect to receive the Consideration for my Urban Shares?

A: Assuming completion of the Amalgamation, if you hold your Urban Shares through an intermediary, then you are not required to take any action and the Troilus Shares will be delivered to your intermediary through the procedures in place for such purposes between CDS & Co. or similar entities and such intermediaries. If you hold your Urban Shares through an intermediary, you should contact your intermediary if you have questions regarding this process.

In the case of Registered Urban Shareholders, as soon as practicable after the Effective Date, assuming due delivery of the required documentation, including the applicable certificate(s) or DRS Statement representing Urban Shares and a duly and properly completed Letter of Transmittal, Troilus will cause the Depositary to forward the DRS Statement representing the Troilus Shares to which the Registered Urban Shareholder is entitled by first class mail to the address of the Urban Shareholder as shown on the register maintained by the Transfer Agent, unless the Registered Urban Shareholder indicates in the Letter of Transmittal an alternate address or that it wishes to pick up the DRS Statement representing the Troilus Shares. Instructions will be provided upon receipt of the DRS Statements representing Troilus Shares for former Registered Urban Shareholders that would like to request a Troilus Share certificate. Only Registered Urban Shareholders will receive a DRS Statements representing Troilus Shares.

Urban Shareholders who do not deliver their certificate(s) or DRS Statement representing Urban Shares and all other required documents to the Depositary on or before the date which is six years after the Effective Date will lose their right to receive Troilus Shares for their Urban Shares.

See "The Amalgamation - Procedure for Exchange of Urban Shares" in this Circular.

Q: How will I know when the Amalgamation will be implemented?

A: The Effective Date will occur upon satisfaction or waiver of all of the conditions to the completion of the Amalgamation. If the requisite level of approval is obtained at the Meeting, the Effective Date is expected to occur on or about May 18, 2021. On the Effective Date, Urban and Troilus will publicly announce that the conditions are satisfied or waived and that the Amalgamation has been implemented.

Q: Are there risks I should consider in deciding whether to vote for the Amalgamation Resolution?

A: Yes. Urban Shareholders should carefully consider the risk factors relating to the Amalgamation. Some of these risks include, but are not limited to: (i) the Amalgamation Agreement may be terminated in certain circumstances, including in the event of a change having a Material Adverse Effect on Urban; (ii) there can be no certainty that all conditions precedent to the Amalgamation will be satisfied; (iii) Urban Shareholders will receive a fixed number of Troilus Shares which will not be adjusted to reflect any change in the market value of the Troilus Shares or Urban Shares prior to the closing of the Amalgamation; (iv) Urban will incur costs even if the Amalgamation is not completed and may have to pay the Termination Fee to Troilus; (v) the Termination Fee provided under the Amalgamation Agreement may discourage other parties from attempting to acquire Urban; (vi) if the Amalgamation is not approved by the Urban Shareholders, the market price for Urban Shares may decline; and (vii) directors and officers of Urban have interests in the Amalgamation that may be different from those of Urban Shareholders generally.

See "The Amalgamation - Risks Associated with the Amalgamation" in this Circular.

Q: What are the Canadian income tax consequences of the Amalgamation?

A: For a summary of certain material Canadian income tax consequences of the Amalgamation, see "Certain Canadian Federal Income Tax Considerations". Such summary is not intended to be legal or tax advice to any particular Urban Shareholder. Urban Shareholders should consult their own tax and investment advisors with respect to their particular circumstances.

Q: Am I entitled to Dissent Rights?

A: The CBCA provides the Registered Urban Shareholders with Dissent Rights in connection with the Amalgamation that will be available if the Amalgamation Resolution is approved by the Urban Shareholders. Registered Urban Shareholders considering exercising Dissent Rights should seek the advice of their own legal counsel and tax and investment advisors and should carefully review the description of such rights set forth in this Circular and comply with the provisions of the Dissent Rights, the full text of which is set out on Appendix "C" to this Circular. See "The Amalgamation - Dissent Rights" in this Circular.

Q: What will happen to the Urban Shares that I currently own after completion of the Amalgamation?

A: Upon completion of the Amalgamation, certificates and DRS Statements representing Urban Shares will represent only the right of the Registered Urban Shareholder to receive consideration of 0.3004 of a Troilus Share for each Urban Share held. Trading in Urban Shares on the TSXV and such other exchanges in which Urban Shares are listed for trading will cease and Urban will apply to terminate its status as a reporting issuer under Canadian Securities Laws and will cease to be required to file reports with the applicable Canadian Securities Administrators. Troilus will continue to be listed on the TSX.

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APPENDIX "A" - AMALGAMATION RESOLUTION	A-1

APPENDIX "B" - FAIRNESS OPINION	B-1

APPENDIX "C" - RIGHT TO DISSENT	C-1

APPENDIX "D" - INFORMATION CONCERNING TROILUS	D-1

APPENDIX "E" - INFORMATION CONCERNING THE COMBINED COMPANY	E-1

INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

The information contained in this Circular, unless otherwise indicated, is given as of April 9, 2021.

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein other than those contained in this Circular and, if given or made, such information or representation should be considered or relied upon as not having been authorized. This Circular does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer of proxy solicitation. Neither the delivery of this Circular nor any distribution of securities referred to herein shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Circular.

Information contained in this Circular should not be construed as legal, tax or financial advice and Urban Shareholders are urged to consult their own professional advisors in connection with the matters considered in this Circular.

The Amalgamation has not been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Amalgamation or upon the accuracy or adequacy of the information contained in this Circular and any representation to the contrary is unlawful.

Descriptions in this Circular of the terms of the Amalgamation Agreement are summaries of the terms of this document and are qualified in their entirety by such terms. Urban Shareholders should refer to the full text of the Amalgamation Agreement for complete details. This document has been filed by Urban under its profile on SEDAR and is available at www.sedar.com.

Information Contained in this Circular regarding Troilus

The information concerning Troilus, its affiliates, the Troilus Shares and the Combined Company (other than with respect to information provided by Urban) contained in this Circular has been provided by Troilus for inclusion in this Circular and should be read together with, and is qualified by, the documents filed by Troilus with a securities commission or similar authority in Canada that are incorporated by reference herein. Pursuant to the Amalgamation Agreement, Urban and Troilus must each promptly notify the other if at any time before the Effective Date one of them becomes aware (in the case of Urban only with respect to Urban and in the case of Troilus only with respect to Troilus) that the Circular contains any misrepresentation or otherwise requires any amendment or supplement and promptly deliver written notice to the other party setting out full particulars thereof. Although Urban has no knowledge that would indicate any statements contained herein relating to Troilus, its affiliates, the Troilus Shares or the Combined Company (other than with respect to information provided by Urban), taken from or based upon such information provided by Troilus are untrue or incomplete, neither Urban nor any of its officers or directors assumes any responsibility for the accuracy or completeness of the information relating to Troilus, its affiliates, the Troilus Shares or the Combined Company (other than with respect to information provided by Urban), or for any failure by Troilus to disclose facts or events that may have occurred or may affect the significance or accuracy of any such information but which are unknown to Urban.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISKS

This Circular and the documents incorporated into this Circular by reference, contain "forward-looking statements" within the meaning of the United States Securities Act of 1933 and "forward-looking information" within the meaning of applicable Canadian securities legislation (forward-looking information and forward-looking statements being collectively herein after referred to as "forward-looking statements") that are based on expectations, estimates and projections as at the date of this Circular or the dates of the documents incorporated herein by reference, as applicable. These forward-looking statements include but are not limited to statements and information concerning: the Amalgamation; covenants of Urban and Troilus; the timing for the implementation of the Amalgamation and the potential benefits of the Amalgamation; the likelihood of the Amalgamation being completed; principal steps to the Amalgamation; statements made in, and based upon, the Fairness Opinion; statements relating to the business and future activities of, and developments related, to Urban and Troilus after the date of this Circular and prior to the Effective Time and to and of Troilus after the Effective Time; Urban Shareholder Approval of the Amalgamation; and other events or conditions that may occur in the future. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might", or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements.

These forward-looking statements are based on the beliefs of Urban's and Troilus' management, as the case may be, as well as on assumptions, which such management believes to be reasonable based on information currently available at the time such statements were made. However, there can be no assurance that the forward-looking statements will prove to be accurate. Such assumptions and factors include, among other things, the satisfaction of the terms and conditions of the Amalgamation, including the receipt of the required shareholders, governmental and regulatory approvals and consents.

By their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Urban, Troilus or the Combined Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by forward-looking statements, including, without limitation:

  the Amalgamation Agreement may be terminated in certain circumstances;

  Urban will incur costs even if the Amalgamation is not completed, and may also be required to pay the Termination Fee to Troilus;

  the Termination Fee may discourage other parties from attempting to acquire Urban;

  Urban Shareholders will receive a fixed number of Troilus Shares which will not be adjusted to reflect any change in the market value of the Troilus Shares or Urban Shares prior to the closing of the Amalgamation;

  general business, economic, competitive, political, regulatory and social uncertainties;

  risks relating to the COVID-19 pandemic;

  uncertainty related to mineral exploration properties;

  risks related to the ability to finance the continued exploration of mineral properties;

  risks related to Urban not having any mineral resources nor reserves;

  risks relating to Troilus having no mineral reserves;

  uncertainties with respect to the results of economic studies (such as the PEA, as defined in Appendix "D");

  history of losses of Urban/Troilus;

  risks related to future acquisitions and joint ventures, such as new geographic, political, operating, financial and geological risks or risks related to assimilating operations and employees;

  the potential for additional financings and dilution of the equity interests of Urban's Shareholders;

  that Urban/Troilus has no history of mineral production or mining operations;

  risks related to the nature of mineral exploration and development;

  discrepancies between actual and estimated mineral resources;

  risks caused by factors beyond Urban's control, such as gold market price volatility,

  recovery rates of minerals from mined ore;

  risks related to competition in the gold mining industry;

  risks related to regulatory requirements including environmental laws and regulations and liabilities;

  risks related to Urban's/Troilus' inability to obtain insurance for certain potential losses;

  environmental risks and hazards, including unknown environmental risks related to past activities;

  risks related to current or future litigation which could affect Urban's/Troilus' operations, community and non-governmental actions and regulatory risks;

  risks related to political developments and policy shifts;

  risks related to costs of land reclamation;

  risks related to Urban's/Troilus' title to their mineral properties;

  risks related to dependence on key personnel;

  risks related to amendments to laws;

  risks related to the involvement of some of the directors and officers of Urban and Troilus with other natural resource companies;

  risks related to the influence of third party stakeholders on the exploration and development of the Material Properties;

  risks related to the market value of Urban Shares and/or Troilus Shares;

  changes in labour costs or other costs of production;

  labour disputes;

  delays in obtaining governmental approvals or financing or in the completion of development or construction activities;

  the ability to renew existing licenses or permits or obtain required licenses and permits;

  increased infrastructure and/or operating costs;

  risks of not meeting exploration budget forecasts;

  risks related to directors and officers of Urban possibly having interests in the Amalgamation that are different from other Urban Shareholders; and

  risks relating to the possibility that more than 10% of Urban Shareholders may exercise their dissent rights.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the heading "The Amalgamation - Risks Associated with the Amalgamation" and in Appendix "D" to this Circular, and in documents incorporated by reference in this Circular.

Although Urban has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.

Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this Circular and other than as required by applicable Securities Laws, Urban assumes no obligation to update or revise them to reflect new events or circumstances. See also "Cautionary Note Regarding Forward-Looking Statements and Risks" in Appendix "D" for more information with respect to forward looking statements relating to Troilus and/or the Combined Company.

NOTE TO UNITED STATES SECURITYHOLDERS

THE AMALGAMATION AND THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR SECURITIES REGULATORY AUTHORITIES IN ANY STATE IN THE UNITED STATES, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE IN THE UNITED STATES PASSED UPON THE FAIRNESS OR MERITS OF THE AMALGAMATION OR UPON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Troilus Shares to be received by Urban Shareholders in exchange for their Urban Shares pursuant to the Amalgamation, have not been registered under the U.S. Securities Act or applicable state Securities Laws, and are being issued in reliance on exemptions from the registration requirements of the U.S. Securities Act. See "The Amalgamation - Regulatory Law Matters and Securities Law Matters".

Urban is a "foreign private issuer", within the meaning of Rule 3b-4 under the U.S. Exchange Act, and the solicitation of proxies made pursuant to this Circular is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, this Circular has been prepared in accordance with disclosure requirements applicable in Canada, and the solicitations and transactions contemplated in this Circular are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and Securities Laws. Urban Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act and to proxy statements under the U.S. Exchange Act. The Troilus Shares to be issued in connection with the Amalgamation will not be listed for trading on any United States stock exchange.

The Amalgamation involves the distribution of Troilus Shares to Urban U.S. Shareholders in exchange for their Troilus Shares. The Troilus Shares to be issued to Urban U.S. Shareholders pursuant to the Amalgamation have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and are only being issued to Urban U.S. Shareholders in reliance on the exemption from registration set forth in Rule 802 under the U.S. Securities Act and similar exemptions provided under the securities laws of each applicable state of the United States. Rule 802 under the U.S. Securities Act provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

  the subject company (Urban) is a "foreign private issuer", as defined in Rule 405 under the U.S. Securities Act;

  Urban U.S. Shareholders in the United States hold no more than 10 percent (10%) of the issued and outstanding Urban Shares;

  Urban U.S. Shareholders participate in the Amalgamation on terms at least as favourable as those offered to any other holder of the subject securities;

  an informational document in connection with the Amalgamation is published or disseminated to Urban U.S. Shareholders, complying with the disclosure requirements set forth in Rule 802 under the U.S. Securities Act, on a comparable basis to that provided to holders of the subject securities in the foreign subject company's home jurisdiction; and

  the informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Circular will be filed with the SEC on Form CB.

Without limiting the foregoing, information concerning the mineral properties of Urban and Troilus has been prepared in accordance with the requirements of Canadian Securities Laws, which differ in material respects from the requirements of securities laws of the United States applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC. Mineral reserve and mineral resource estimates included or incorporated by reference in this Circular have been prepared in accordance with NI 43-101 and the CIM Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC, and mineral reserve and mineral resource information contained and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies in accordance with the rules and regulations promulgated by the SEC.

Information concerning descriptions of mineralization and resources contained herein may not be comparable to information made public by U.S. companies subject to the current reporting and disclosure requirements of the SEC under the SEC's Industry Guide 7. For example, this Circular uses the terms "measured" and "indicated" mineral resources and "inferred" mineral resources. Urban advises Urban U.S. Shareholders that while these terms are recognized and required by Canadian securities administrators, they are not recognized by SEC Industry Guide 7. The SEC has not recognized the reporting of mineral deposits which do not meet the SEC Industry Guide 7 definition of "reserve" prior to the adoption of the Modernization of Property Disclosures for Mining Registrants, which rules will be required to be complied with in the first fiscal year beginning on or after January 1, 2021 (subject to an issuer's ability to early adopt those rules in their entirety). The estimation of "measured" and "inferred" mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. The estimation of "inferred" resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. It cannot be assumed that all or any part of a "measured", "inferred" or "indicated" mineral resource will ever be upgraded to a higher category or converted into a mineral "reserve", as defined by the SEC. Under Canadian rules, estimates of "inferred" mineral resources may not form the basis of feasibility studies, pre-feasibility studies or other economic studies, except in prescribed cases, such as in a preliminary economic assessment under certain circumstances. SEC Industry Guide 7 currently only permits issuers to report mineralization that does not constitute "reserves" as in-place tonnage and grade without reference to unit measures. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that any part or all of a "measured", "indicated" or "inferred" mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues. The quantity and grade of reported inferred resources in this estimation are uncertain in nature and there has been insufficient exploration to define these inferred resources as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to enable them to be categorized as mineral reserves. The mineral resources in this Circular were reported using CIM Standards. For the above reasons, information contained or incorporated by reference in this Circular may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

The financial statements and other financial information referred to, included or incorporated by reference in this Circular have been prepared in accordance with IFRS and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements prepared in accordance with United States generally accepted accounting principles and United States auditing and auditor independence standards. Urban U.S. Shareholders should consult with their own professional advisors for an understanding of the differences between IFRS and United States GAAP, and of how those differences might affect the financial information presented herein.

Urban U.S. Shareholders should be aware that the disposition and acquisition by Urban Shareholders of the Urban Shares and Troilus Shares, respectively, pursuant to the Amalgamation described herein may have tax consequences both in the United States and in Canada, including, without limitation, the possibility that the Amalgamation is a taxable transaction, in whole or in part, for United States federal income tax purposes. Urban U.S. Shareholders are urged to consult their own tax advisors to determine the particular United States tax consequences to them of the Amalgamation in light of their particular situation, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

The enforcement by investors of civil liabilities under United States Securities Laws may be affected adversely by the fact that each of Urban and Troilus is incorporated or organized outside the United States, that some or all of their respective officers and directors and the experts named herein are residents of a country other than the United States, and that all or a portion of the assets of each of Urban and Troilus and of said persons are located outside the United States. As a result, it may be difficult or impossible for Urban U.S. Shareholders to effect service of process within the United States upon Urban and Troilus, their respective officers or directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal Securities Laws of the United States or "blue sky" laws of any state within the United States. In addition, Urban U.S. Shareholders should not assume that the courts of Canada: (a) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal Securities Laws of the United States or "blue sky" laws of any state within the United States; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal Securities Laws of the United States or "blue sky" laws of any state within the United States.

The Troilus Shares to be issued pursuant to the Amalgamation will be unregistered "restricted securities" within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Urban U.S. Shareholders in the United States pursuant to the Amalgamation were restricted securities. See "The Amalgamation - Regulatory Law Matters and Securities Law Matters".

Urban U.S. Shareholders that hold Urban Shares that are not restricted securities under Rule 144 will receive Troilus Shares that are unrestricted securities and such Urban U.S. Shareholders that are not deemed to be affiliates of Troilus after completion of the Amalgamation may freely re-sell their securities under U.S. securities laws.  As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer.

Urban U.S. Shareholders that hold Urban Shares that are restricted securities under Rule 144 will receive Troilus hares that are restricted securities under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

Urban U.S. Shareholders that receive Troilus Shares as part of the Amalgamation and that are affiliates of the Troilus within 90 days before the Amalgamation or who will be affiliates of Troilus after the Amalgamation will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the Troilus Shares issued pursuant to the Amalgamation. These affiliates may not resell their Troilus Shares unless such securities are registered under the U.S. Securities Act or an exemption from registration is available.  In general, under Rule 144, persons who are affiliates of Troilus after the Amalgamation will be entitled to sell in the United States, during any three month period, a portion of the Troilus Shares that they receive in connection with the Amalgamation, provided that the number of such Troilus Shares sold does not exceed 1% of the then outstanding class of Troilus Shares subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about Troilus.

Subject to certain limitations, Urban U.S. Shareholders that receive Troilus Shares as part of the Amalgamation and that are affiliates (solely by virtue of such holders' status as an officer or director) of Troilus after the Amalgamation or of Troilus within 90 days before the Amalgamation may immediately resell the Troilus Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S.  Generally, such persons may resell such securities in an "offshore transaction" if (i) no offer is made to a person in the United States, (ii) either (A) at the time the buyer's buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a "designated offshore securities market" (which would include a sale through the TSX) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any "directed selling efforts" in the United States.  For the purposes of Regulation S, "directed selling efforts" means "any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered" in the resale transaction.  Certain additional restrictions will apply to a person who is an affiliate of Troilus after the Amalgamation or of Troilus within 90 days before the Amalgamation other than solely by virtue of such holders' status as an officer or director.

Urban U.S. Shareholders that receive Troilus Shares as part of the Amalgamation are urged to consult with their own legal counsel to ensure that the resale of the Troilus Shares complies with applicable securities legislation.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Circular and, if given or made, such information or representation must not be relied upon as having been authorized by Urban or Troilus.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

Unless otherwise indicated herein, references to "$" or "dollars" are to Canadian dollars.

The historical financial statements of Urban and Troilus referred to, included or incorporated by reference in this Circular are reported in Canadian dollars and have been prepared in accordance with IFRS.

GLOSSARY OF TERMS

In this Circular and accompanying Notice of Special Meeting, unless there is something in the subject matter inconsistent therewith, the following terms shall have the respective meanings set out below, words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders.

"Acceptable Confidentiality Agreement"

means a confidentiality agreement between Urban and a third party other than Troilus: (i) that is entered into in accordance with Section 5.1(c) of the Amalgamation Agreement; and (ii) that contains confidentiality restrictions that are no less restrictive than those set out in the Confidentiality Agreement, including, and a standstill provision that only permits the third party to, either alone or jointly with others, to make an Acquisition Proposal to the Urban Board that is not publicly announced.

"Acquisition Agreement"

means any letter of intent, memorandum of understanding or other Contract, agreement in principle, acquisition agreement, merger agreement or similar agreement or understanding, other than an Acceptable Confidentiality Agreement, with respect to any Acquisition Proposal.

"Acquisition Proposal"

means, at any time, whether or not in writing, any (a) proposal with respect to: (i) any direct or indirect acquisition by any person or group of persons of Urban Shares (or securities convertible into or exchangeable or exercisable for Urban Shares) representing 20% or more of the Urban Shares then outstanding (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for Urban Shares); (ii) any plan of arrangement, amalgamation, merger, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination in respect of Urban; or (iii) any direct or indirect acquisition by any person or group of persons of any assets of Urban that are a Material Property or that individually or in the aggregate constitute 20% or more of the fair market value of the assets of Urban based on the financial statements of Urban most recently filed prior to such time as part of the Public Disclosure Record (or any lease, license, royalty, joint venture, long-term supply agreement or other arrangement having a similar economic effect), whether in a single transaction or a series of related transactions, (b) inquiry, expression or other indication of interest or offer to, or public announcement of or of an intention to do any of the foregoing, (c) modification or proposed modification of any such proposal, inquiry, expression or indication of interest, in each case excluding the Amalgamation and the other transactions contemplated by this Agreement; or (d) any transaction or agreement which could reasonably be expected to materially impede or delay the completion of the Amalgamation.

"affiliate"	has the meaning attributed thereto in the Securities Act.

"Alternative Transaction"	has the meaning attributed thereto under the following heading in this Circular: "The Amalgamation - the Amalgamation Agreement - Covenants of Urban".

"Amalco"	means the entity to be formed upon the merger of Urban and Troilus Subco in connection with the Amalgamation.

"Amalco Shares"	means common shares in the capital of Amalco.

"Amalgamation"

means the amalgamation of Urban under Section 181 of the CBCA on the terms and subject to the conditions set out in the Amalgamation Agreement, as amended from time to time in accordance with its terms.

"Amalgamation Agreement"

means the Amalgamation Agreement dated as of March 22, 2021 between Troilus, Urban and Troilus Subco, as amended on April 9, 2021, together with the schedules thereto, together with the Urban Disclosure Letter and as the same may be further amended, supplemented or otherwise modified from time to time.

"Amalgamation Resolution"	means the special resolution to be considered and, if thought fit, passed by the Urban Shareholders at the Meeting to approve the Amalgamation, substantially in the form of Appendix "A" hereto.

"Broadridge"	means Broadridge Investor Solutions Inc.

"Business Day"

means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Montréal, Québec or in Toronto, Ontario are authorized or required by applicable Law to be closed.

"Canadian Securities Administrators"	means the voluntary umbrella organization of Canada's provincial and territorial securities regulators.

"CBCA"	means the Canada Business Corporations Act, as amended, including the regulations promulgated thereunder.

"CDS & Co."	means the registration name for CDS Clearing and Depository Services Inc., which acts as a nominee for many Canadian brokerage firms.

"Certificate"	mean the Certificate of Amalgamation issued by the Director pursuant to Section 185(4) of the CBCA.

"Change of Recommendation"	has the meaning attributed thereto under the following heading in this Circular: "The Amalgamation - The Amalgamation Agreement - Non- Solicitation Covenant".

"CIM Standards"	means the Canadian Institute of Mining, Metallurgy and Petroleum definitions and classification system.

"Circular"

means, collectively, the Notice of Special Meeting and this Management Information Circular of Urban, including all appendices hereto, sent to Urban Shareholders in connection with the Meeting for information purposes.

"Code"	means the United States Internal Revenue Code of 1986, as amended.

"Combined Company"	means Troilus after completion of the Amalgamation.

"Confidentiality Agreement"	means the confidentiality agreement dated as of February 17, 2021, as amended by agreement dated March 9, 2021 between Urban and Troilus.

"Consideration Shares"	means the Troilus Shares to be issued in exchange for Urban Shares pursuant to the Amalgamation.

"Consideration"

means the consideration to be received by Urban Shareholders pursuant to the Amalgamation Agreement in respect of each Urban Share that is issued and outstanding immediately prior to the Effective Time, comprising of a 0.3004 Troilus Share, for each Urban Share.

"Contract"

means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership, note, instrument, or other right or obligation (whether written or oral) to which Urban is a party or by which Urban is bound or affected or to which any of its properties or assets is subject.

"CRA"	means the Canada Revenue Agency.

"Depositary"	means TSX Trust Company.

"Director"	means the person appointed as the Director under section 260 of the CBCA.

"Dissent Rights"	has the meaning ascribed thereto in Section 2.5 of the Amalgamation Agreement.

"Dissent Shares"

means the Urban Shares held by a Dissenting Urban Shareholder and in respect of which the Dissenting Urban Shareholder has duly and validly exercised the Dissent Rights in accordance with the dissent procedures of the CBCA.

"Dissenting Urban Shareholder"

means a registered holder of Urban Shares who has duly and validly exercised Dissent Rights in respect of the Amalgamation Resolution in strict compliance with the Dissent Rights and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights.

"DRS Statement"	means a statement evidencing the securities held by a securityholder in book-based form in lieu of a physical share certificate.

"DRS"	means Direct Registration System.

"Effective Date"	means the date of the Certificate.

"Effective Time"	means 12:01 a.m. (EDT) on the Effective Date or such other time as Urban and Troilus may agree upon in writing

"Eligible Institution"

means a Canadian Schedule I Chartered Bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

"Engagement Letter"

means the engagement letter dated March 19, 2021, pursuant to which the Urban Board retained iA Capital Markets to act as its financial advisor in connection with the Amalgamation or any alternative transaction.

"Exchange Ratio"	means 0.3004 of a Consideration Share for each one Urban Share, which Urban Shareholders will be entitled to receive in connection with the Amalgamation.

"Fairness Opinion"

means the opinion of iA Capital Markets to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications as set forth therein, the Consideration to be received by the Urban Shareholders under the Amalgamation is fair, from a financial point of view, to the Urban Shareholders.

"Financial Statements"

means collectively, the interim unaudited financial statements of Urban for the nine months ended November 30, 2020 and November 30, 2019 and the audited financial statements of Urban as at, and for the years ended, May 31, 2020 and May 31, 2019 including the notes thereto.

"First Nations Claims"

means any and all claims (whether or not proven) by any person to or in respect of:

(i) rights, title or interests of any First Nations Group by virtue of its status as a First Nations Group;

(ii) treaty rights;

(iii) Métis rights, title or interest; or

(iv) specific or comprehensive claims being considered by the Government of Canada;

and includes any alleged or proven failure of the Crown to satisfy any of its duties to any claimant of any of the foregoing, whether such failure is in respect of matters before, on or after the Effective Time.

"First Nations Group"	means any Indian band, first nation, Métis community or aboriginal group, tribal council, band council or other aboriginal organization in Canada.

"Governmental Authority"

means any multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any division, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSXV or any other stock exchange) exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing.

"iA Capital Markets"	means iA Capital Markets Inc., financial advisor to Urban.

"IFRS"	means International Financial Reporting Standards, as incorporated in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis.

"Law" or "Laws"

means all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, settlements, writs, assessments, arbitration awards, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term "applicable" with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities.

"Letter of Transmittal"	means the letter of transmittal delivered by Urban to Urban Shareholders together with this Circular providing for the delivery of Urban Shares to the Depositary.

"Lien"

means any pledge, claim, lien, charge, option, hypothec, mortgage, security interest, restriction, adverse right, prior assignment, lease, sublease, royalty, levy, right to possession or any other encumbrance, easement, license, right of first refusal, covenant, voting trust or agreement, transfer restriction under any shareholder or similar agreement, right or restriction of any kind or nature whatsoever, whether contingent or absolute, direct or indirect, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

"Material Adverse Effect"

means any result, fact, change, effect, event, circumstance, occurrence or development that, taken together with all other results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have a material and adverse effect on the business, results of operations, capitalization, assets, liabilities (including any contingent liabilities), obligations (whether absolute, accrued, conditional or otherwise), prospects or financial condition of Urban or on a Material Property, provided, however, that any result, fact, change, effect, event, circumstance, occurrence or development that arises out of, relates directly or indirectly to, results directly or indirectly from or is attributable to any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect: (a) changes relating to Covid 19; (b) changes, developments or conditions in or relating to general international or Canadian, political, economic or financial or capital market conditions; (c) any change or proposed change in any Laws or the interpretation, application or non-application of any Laws by any Governmental Authority; (d) changes or developments affecting the global mining industry in general; (e) any changes in the price of gold; (f) any generally applicable changes in IFRS; or (g) a change as a result of the announcement of the execution of this Agreement or of the transactions contemplated hereby (including changes in the market price of Urban's securities); provided, however, that each of clauses (a) through (d) above shall not apply to the extent that any of the changes, developments, conditions or occurrences referred to therein relate primarily to (or have the effect of relating primarily to) Urban or disproportionately adversely affect Urban in comparison to other persons who operate in the gold mining industry and provided further, however, that references in certain sections of the Amalgamation Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a Material Adverse Effect has occurred.

"material change", "material fact" and "misrepresentation"	have the meanings attributed thereto in the Securities Act.

"Material Contract"	has the meaning attributed thereto in Section 3.1(aa)(i) of the Amalgamation Agreement.

"Material Properties"	means the Pallador property and the Bullseye property, as described in the Public Disclosure Record.

"Meeting"	means the special meeting of Urban Shareholders, including any adjournment or postponement thereof, to be called and held to consider the Amalgamation Resolution.

"MI 61-101"	means Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions.

"NI 43-101"	means National Instrument 43-101 - Standards of Disclosure for Mineral Projects.

"NI 45-102"	means National Instrument 45-102 - Resale of Securities.

"Non-Registered Shareholder"	means an Urban Shareholder who is not a Registered Urban Shareholder.

"Non-Resident Holder"	has the meaning attributed thereto under the following heading in this Circular: "Certain Canadian Federal Income Tax Considerations - Shareholders - Holders Not Resident in Canada".

"Notice of Dissent"	means a notice of dissent duly and validly given by a Registered Urban Shareholder exercising Dissent Rights as contemplated in the Amalgamation Agreement and the CBCA.

"Notice of Special Meeting"	means the notice to the Urban Shareholders which accompanies this Circular.

"ordinary course of business"

or any similar reference, means, with respect to an action taken or to be taken by any person, that such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day business and operations of such person and, in any case, is not unreasonable or unusual in the circumstances when considered in the context of the provisions of the Amalgamation Agreement.

"Outside Date"	means June 30, 2021 or such later date as may be agreed to in writing by the Parties.

"Parties"	means, as applicable, Urban and Troilus, and "Party" means any one of them.

"Permit"	means any lease, license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of or from any Governmental Authority.

"person"

includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.

"Pre-Acquisition Reorganization"	means any reorganization of Urban's business, operations and assets or such other transactions as Troilus may reasonably request prior to the Effective Date.

"Proceeding"

means any court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation or inquiry before or by any Governmental Authority, or any claim, action, suit, demand, arbitration, charge, indictment, hearing, demand letter or other similar civil, quasicriminal or criminal, administrative or investigative matter or proceeding.

"Proposed Amendments"	has the meaning attributed thereto under the following heading in this Circular: "Certain Canadian Federal Income Tax Considerations - Shareholders".

"Public Disclosure Record"

means all documents filed by or on behalf of Urban on SEDAR since June 1, 2018 and prior to the date of the Amalgamation Agreement that are publicly available on the date of the Amalgamation Agreement.

"Record Date"	means April 9, 2021.

"Registered Urban Shareholder"	means a registered holder of Urban Shares.

"Regulation S"	means Regulation S under the U.S. Securities Act.

"Regulatory Approvals"

means sanctions, rulings, consents, orders, exemptions, permits, waivers, early termination authorizations, clearances, written confirmations of no intention to initiate legal proceedings and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities.

"Representatives"

means, collectively, with respect to a Party, that Party's officers, directors, employees, consultants, advisors, agents or other representatives (including lawyers, accountants, investment bankers and financial advisors).

"Resident Holder"	has the meaning attributed thereto under the following heading in this Circular: "Certain Canadian Federal Income Tax Considerations - Shareholders - Holders Resident in Canada".

"Rule 144"	means Rule 144 under the U.S. Securities Act.

"SEC"	means the United States Securities and Exchange Commission.

"Securities Act"	means the Securities Act (Ontario) and the rules, regulations, and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time.

"Securities Laws"	means the Securities Act and all other applicable Canadian provincial and territorial securities Laws.

"SEDAR"	means the System for Electronic Document Analysis and Retrieval as outlined in NI 13-101, which can be accessed online at www.sedar.com.

"Special Committee"	means the committee formed by the Urban Board to consider the Amalgamation.

"subsidiary"

means, with respect to a specified entity, any: (a) corporation of which issued and outstanding voting securities of such corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are owned by such specified entity and the votes attached to those voting securities are sufficient, if exercised, to elect a majority of the directors of such corporation; (b) partnership, unlimited liability company, joint venture or other similar entity in which such specified entity has more than 50% of the equity interests and the power to direct the policies, management and affairs thereof; and (c) a subsidiary (as defined in (a) and (b) above) of any subsidiary (as so defined) of such specified entity.

"Superior Proposal"

means a bona fide Acquisition Proposal (provided, however, that for the purposes of this definition, all references to "20%" in the definition of "Acquisition Proposal" shall be changed to "100%") made in writing on or after the date of the Amalgamation Agreement by a third party or parties acting jointly (other than Troilus and its affiliates) that did not result from a breach of Article 5 of the Amalgamation Agreement and which or in respect of which: (a) the Urban Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would, taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction which is superior to the Urban Shareholders from a financial point of view than the Amalgamation (taking into account any amendments to the Amalgamation Agreement and the Amalgamation proposed by Troilus pursuant to Section 5.1(f) of the Amalgamation Agreement); (b) is made available to all of the Urban Shareholders on the same terms and conditions; (c) is not subject to any financing condition and in respect of which adequate arrangements have been made to ensure that the required funds will be available to effect payment in full; (d) is not subject to any due diligence condition; and (e) the Urban Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the person making such Acquisition Proposal.

"Superior Proposal Notice Period"	has the meaning attributed thereto under the following heading in this Circular: "The Amalgamation - The Amalgamation Agreement - Non- Solicitation Covenant - Right to Match".

"Tax Act"	means the Income Tax Act (Canada) and the regulations made thereunder, as now in effect.

"Tax Returns"

means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes.

"Tax" or "Taxes"

means any and all taxes, dues, duties, rates, imposts, fees, levies, other assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Authority, including all income taxes, including any tax on or based on net income, gross income, income as specifically defined, earnings, gross receipts, capital gains, profits, business royalty or selected items of income, earnings or profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes, sales taxes, use taxes, goods and services taxes, custom duties, value added taxes, ad valoram taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, gross receipts taxes, licence taxes, occupation taxes, real and personal property taxes, stamp taxes, anti-dumping taxes, countervailing taxes, occupation taxes, environment taxes, transfer taxes, and employment or unemployment insurance premiums, social insurance premiums and worker's compensation premiums and pension (including Canada Pension Plan) payments, and other taxes, fees, imposts, assessments or charges of any kind whatsoever together with any interest, penalties, additional taxes, fines and other charges and additions that may become payable in respect thereof including any interest in respect of such interest, penalties and additional taxes, fines and other charges and additions, whether disputed or not.

"Termination Fee"	means an amount equal to $500,000.

"Transfer Agent"	means Computershare Investor Services Inc.

"Troilus Material Adverse Effect"	has the meaning attributed thereto in Section 1.1 of the Amalgamation Agreement.

"Troilus Shares"	means common shares in the authorized share capital of Troilus, as currently constituted.

"Troilus Subco"	means 12842971 Canada Inc., a wholly owned subsidiary of Troilus.

"Troilus Subco Shares"	means common shares in the authorized share capital of Troilus Subco.

"Troilus"	means Troilus Gold Corp., a corporation existing under the laws of Ontario.

"TSX"	means the Toronto Stock Exchange.

"TSXV"	means the TSX Venture Exchange.

"U.S. Exchange Act"	means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated from time to time thereunder.

"U.S. Securities Act"	means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

"United States" or "U.S." or "USA"	means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

"Urban"	means UrbanGold Minerals Inc., a corporation existing under the laws of Canada.

"Urban Board"	means the board of directors of Urban as the same is constituted from time to time.

"Urban Budget"	means Urban budget from March 22, 2021 through May 31, 2021 attached to the Urban Disclosure Letter, as may be amended from time to time by mutual written agreement of the Parties.

"Urban Disclosure Letter"	means the disclosure letter executed by Urban and delivered to Troilus concurrently with the execution of the Amalgamation Agreement.

"Urban In-The-Money Option"	means an Urban Option where the market price of the Urban Share subject to such Urban Option exceeds the exercise price of such Urban Option.

"Urban Locked-up Shareholders"	means collectively those officers and directors of Urban who have entered into Urban Voting Agreements.

"Urban Option Plan"	means the Stock Option Plan of Urban dated September 14, 2018.

"Urban Optionholders"	means the holders of Urban Options.

"Urban Options"	means, at any time, options to acquire Urban Shares granted pursuant to the Urban Option Plan which are, at such time, outstanding and unexercised, whether or not vested.

"Urban Properties"	means the various mineral properties in which Urban has an interest as disclosed to Troilus in the Urban Disclosure Letter.

"Urban Shareholder Approval"

means the requisite approval of the Amalgamation Resolution by (i) at least two-thirds of the votes cast on the Amalgamation Resolution at the Meeting by the Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast on the Amalgamation Resolution at the Meeting by Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, excluding votes cast by "interested parties"  (as defined by MI 61-101) and such other holders of Urban Shares excluded by MI 61-101 .

"Urban Shareholders"	means collectively the holders of Urban Shares.

"Urban Shares"	means common shares without par value in the authorized share capital of Urban.

"Urban U.S. Shareholders"	means Urban Shareholders in the United States.

"Urban Voting Agreements"

means the voting and support agreements dated March 22, 2021 and made between Troilus and the Urban Locked-up Shareholders and other voting and support agreements that may be entered into after the date hereof by Troilus and other shareholders of Urban, which agreements provide that such shareholders shall, among other things, vote all Urban Shares of which they are the registered or beneficial holder or over which they have control or direction, in favour of the Amalgamation and not dispose of their Urban Shares.

"Urban Warrants"	means warrants to acquire Urban Shares, which are, at such time, outstanding and unexercised.

"VIF"	means a voting instruction form.

SUMMARY

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Circular, including the Appendices which are incorporated into and form part of this Circular. Terms with initial capital letters in this summary are defined in the Glossary of Terms immediately preceding this summary.

The Meeting

The Meeting will be held at Urban's head office at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, H7S 2M5 and via live webcast at https://lavery.zoom.us/j/62579610745 on May 17, 2021 commencing at 11:00 a.m. (EDT).

Record Date

Only Urban Shareholders of record at the close of business on April 9, 2021 will be entitled to receive notice of and vote at the Meeting, or any adjournment or postponement thereof.

Purpose of the Meeting

At the Meeting, Urban Shareholders will be asked to consider and, if deemed advisable, to pass, the Amalgamation Resolution approving the Amalgamation between Urban and Troilus Subco. The full text of the Amalgamation Resolution is set out in Appendix "A" to this Circular. In order for the Amalgamation to become effective, the Amalgamation Resolution must be approved by (i) at least two-thirds of the votes cast at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast at the Meeting by Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined in MI 61-101) and such other holders of Urban Shares excluded by MI 61-101. See "The Amalgamation - Approval of Amalgamation Resolution".

The Amalgamation

Under the Amalgamation, Urban and Troilus Subco will amalgamate as one corporation, being Amalco, and, among other things:

a) each issued and outstanding Urban Share, other than those held by Dissenting Urban Shareholders and Troilus, will be exchanged for 0.3004 of a fully paid and non-assessable Consideration Share;

b) each Urban Warrant and Urban Option (if any) outstanding immediately prior to the Effective Time will entitle its holder to receive, upon the subsequent exercise thereof, Troilus Shares in lieu of Urban Shares based on the Exchange Ratio and such outstanding Urban Warrants and Urban Options will otherwise remain outstanding in accordance with their respective terms and conditions;

c) each outstanding Troilus Subco Share will be exchanged for an Amalco Share; and

d) as consideration for the issuance of the Consideration Shares to effect the Amalgamation, Amalco shall issue to Troilus one Amalco Share for each Consideration Share so issued.

As a result of the Amalgamation:

  Troilus will acquire all of the Urban Shares;

  Amalco will become a wholly owned subsidiary of Troilus;

  the Urban Shares will be delisted from trading on the TSXV; and

  former Urban Shareholders will become shareholders of Troilus, holding approximately 11.6% of the outstanding Troilus Shares.

No fractional securities will be issued. Any fractions resulting will be rounded down to the next whole number.

Background to the Amalgamation

The provisions of the Amalgamation Agreement are the result of arm's length negotiations between representatives of Urban and Troilus and their respective financial and legal advisors. Details of the background to the Amalgamation are set out under the heading "The Amalgamation - Background to the Amalgamation".

Recommendation of the Urban Board

The Urban Board, after consultation with its financial and legal advisors and having taken into account the Fairness Opinion and such other matters as it considered advisable and relevant, including the factors set out under the heading "The Amalgamation - Reasons for the Amalgamation" and upon the unanimous recommendation of the Special Committee, has unanimously determined that the Amalgamation is in the best interests of Urban and is fair to Urban Shareholders. Accordingly, the Urban Board unanimously recommends that Urban Shareholders vote FOR the Amalgamation Resolution.

Reasons for the Amalgamation

The Special Committee and the Urban Board reviewed and considered a significant amount of information and considered a number of factors relating to the Amalgamation with the benefit of advice from Urban's senior management, iA Capital Markets and Urban's legal advisors. The following is a summary of the principal reasons for the unanimous recommendation of the Special Committee and the Urban Board that Urban Shareholders vote FOR the Amalgamation Resolution:

  The Consideration represents a value of $0.30 per Urban Share based upon the 20-day VWAP of the Troilus Shares on the TSX on March 22, 2021 which represents a premium of 35.3% based on the 20-day VWP of the Urban Shares on the TSXV ending on March 22, 2021, the day prior to the announcement of the Amalgamation.

  Continued exposure to Urban's assets and the opportunity to participate in the anticipated benefits of further consolidating the Frôtet-Evans Greenstone Belt through the ownership of the Troilus Shares.

  Diversification away from joint ventures and exposure to Troilus' 100% owned properties.

  The Amalgamation will provide Urban Shareholders with exposure to Troilus' permitted advanced development asset with extensive infrastructure already in place at site, an existing total estimated indicated mineral resource of 4.96 Moz AuEq (177 Mt with an average grade of 0.87 g/t AuEq) and total estimated inferred mineral resource of 3.15 Moz AuEq (116.7 Mt with an average grade of 0.84 g/t AuEq) 1 .

  Access to an experienced and proven technical and management team that has demonstrated the ability to advance mineral exploration projects.

  Significantly strengthened balance sheet and access to capital, thereby avoiding highly dilutive equity financings that are expected to be required if Urban were to pursue a "go-alone" strategy.

  Significantly greater trading liquidity through receiving the Troilus Shares, providing exposure to a larger and more diverse group of institutional and retail investors.

  Enhanced capital markets support through Troilus' current equity research coverage and capital markets relationships in the United States, Europe and Canada.

See "Cautionary Note Regarding Forward-Looking Statements and Risks" and "The Amalgamation - Reasons for the Amalgamation."

_________________________________

1 See the Technical Report (as defined in Appendix "D") for detailed information with respect to key assumptions, risks and parameters relating to the mineral resource estimates. The mineral resource estimates have an effective date of July 20, 2020.

Fairness Opinion

In connection with the Amalgamation, the Special Committee received a written opinion dated March 22, 2021 from iA Capital Markets which states that, as of the date of the Fairness Opinion, and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Urban Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Urban Shareholders. The full text of the Fairness Opinion, which sets forth, among other things, the assumptions made, matters considered and limitations on the review undertaken in connection with the Fairness Opinion, is attached as Appendix "B" to this Circular. Urban Shareholders are urged to, and should, read the Fairness Opinion in its entirety. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion. See "The Amalgamation - Fairness Opinion".

Subject to the terms of its engagement, IA Capital Markets has consented to the inclusion in this Circular of its Fairness Opinion in its entirety, together with the summary herein and other information relating to IA Capital Markets and its Fairness Opinion. The Fairness Opinion addresses only the fairness, from a financial point of view, of the Consideration to be received by the Urban Shareholders pursuant to the Amalgamation to Urban Shareholders and does not and should not be construed as a valuation of Urban or Troilus (or any of their affiliates) or their respective assets, liabilities or securities or as a recommendation to any Urban Shareholder as to how to vote with respect to the Amalgamation or any other matter at the Meeting.

Voting Agreements

On March 22, 2021, Troilus entered into the Urban Voting Agreements with all of the directors and senior officers of Urban. The Urban Voting Agreements set forth, among other things, the agreement of the Urban Locked-up Shareholders to vote their Urban Shares (including any Urban Shares issued upon the exercise of any Urban Options and Urban Warrants) in favour of the Amalgamation and any other matters necessary for the consummation of the Amalgamation. As of the Record Date, 4,180,500 of the outstanding Urban Shares were subject to the Urban Voting Agreements, representing approximately 6.55% of the votes which may be cast by Urban Shareholders at the Meeting.

Troilus has advised that, as of the Record Date, Troilus held 6,156,291 Urban Shares, representing approximately 9.64% of the issued and outstanding Urban Shares on a non-diluted basis. Urban has been advised that Troilus intends to vote all of its Urban Shares in favour of the Amalgamation Resolution.

See "The Amalgamation - Voting Agreements".

Troilus and Urban

Troilus is a Toronto-based, Québec focused, advanced stage exploration and early-development company focused on the mineral expansion and potential mine re-start of the former gold and copper Troilus mine. Troilus is a reporting issuer in each of the provinces of Canada. Its head and registered office is located at 36 Lombard Street, Floor 4, Toronto, Ontario, Canada M5C 2X3. Troilus Subco is a new wholly owned subsidiary of Troilus that was created for the sole purpose of acquiring Urban.

The Troilus Shares are listed for trading on the TSX under the trading symbol "TLG".

Additional information with respect to the business and affairs of Troilus and the Combined Company are set forth in Appendix "D" and Appendix "E", respectively, to this Circular.

Urban is a Canadian based precious and base metals exploration company with its activities focused in prospective areas of Québec. It specializes in project generation supported by substantial exploration expertise. Urban's head office is located at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, Canada H7S 2M5. The Urban Shares are listed for trading on the TSXV under the trading symbol "UGM". See "Information Concerning Urban".

Procedure for Exchange of Urban Shares

TSX Trust Company is acting as the depositary in connection with the Amalgamation. The Depositary will receive deposits of certificates and DRS Statements representing Urban Shares and an accompanying Letter of Transmittal, at the office specified in the Letter of Transmittal and will be responsible for delivering DRS Statements representing Troilus Shares to which former Urban Shareholders are entitled under the Amalgamation.

At the time of sending this Circular to each Urban Shareholder, Urban is also sending the Letter of Transmittal to each Registered Urban Shareholder. The Letter of Transmittal is only for use by Registered Urban Shareholders and is not to be used by Non-Registered Shareholders. In order to receive the appropriate number of Troilus Shares that such new Registered Urban Shareholder is entitled to receive pursuant to the Amalgamation, he or she must deposit the certificate(s) or DRS Statement, as applicable, representing his or her Urban Shares with the Depositary along with a properly completed and duly executed Letter of Transmittal.

The exchange of Urban Shares for the Consideration in respect of Non-Registered Shareholders is expected to be made with the Non-Registered Shareholders' nominee (bank, trust company, securities broker or other nominee) account through the procedures in place for such purposes between CDS & Co. (or Cede & Co., in the case of some Urban U.S. Shareholders) and such nominee. Non-Registered Shareholders should contact their nominee if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive the Troilus Shares in respect of their Urban Shares.

The Letter of Transmittal contains instructions with respect to the deposit of certificates and DRS Statements representing Urban Shares with the Depositary at its office in Toronto, Ontario in order for Registered Urban Shareholders to receive DRS Statements representing Troilus Shares to which they are entitled under the Amalgamation. Following the Effective Date upon return of a properly completed Letter of Transmittal, together with the certificate(s) or DRS Statement representing Urban Shares and such other documents as the Depositary may require, DRS Statements for the appropriate number of Troilus Shares to which the former Urban Shareholder is entitled under the Amalgamation will be sent to the former Urban Shareholder in accordance with the instructions in the Letter of Transmittal.

A Registered Urban Shareholder must deliver to the Depositary at the office listed in the Letter of Transmittal:

a) the certificate(s) or DRS Statement representing his or her Urban Shares;

b) a Letter of Transmittal in the form provided with this Circular, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal; and

c) any other documentation required by the instructions set out in the Letter of Transmittal.

Except as otherwise provided in the instructions to the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If a Letter of Transmittal is executed by a person other than the registered holder of the certificate(s) or DRS Statement deposited therewith, the certificate(s) or DRS Statement must be endorsed or be accompanied by an appropriate securities transfer power of attorney, duly and properly completed by the registered holder, with the signature on the endorsement panel, or securities transfer power of attorney guaranteed by an Eligible Institution.

Instructions will be provided upon receipt of the DRS Statement representing the Troilus Shares for Registered Urban Shareholders that would like to request a physical Troilus Share certificate. Only Registered Urban Shareholders will receive a DRS Statement representing the Troilus Shares. DRS is a system that will allow Registered Urban Shareholders to hold their Troilus Shares in "book-entry" form without having a physical share certificate issued as evidence of ownership. Instead, Troilus Shares will be held in the name of Registered Urban Shareholders and registered electronically in Troilus' records, which will be maintained by its transfer agent and registrar, TSX Trust Company. The first time Troilus Shares are recorded under DRS (upon completion of the Amalgamation), Registered Urban Shareholders will receive an initial DRS Statement acknowledging the number of Troilus Shares held in their DRS account. Anytime that there is movement of Troilus Shares into or out of a Registered Urban Shareholder's DRS account, an updated DRS Statement will be mailed. Registered Urban Shareholders may request a statement at any time by contacting the Depositary, as transfer agent for Troilus. There is no fee to participate in DRS and dividends, if any, will not be affected by DRS.

See "The Amalgamation - Procedure for Exchange of Urban Shares".

No Fractional Shares to be Issued

No fractional Troilus Shares shall be issued to any former Urban Shareholder. The number of Troilus Shares to be issued to a former Urban Shareholder shall be rounded down to the nearest whole Troilus Share and such former Urban Shareholder shall not be entitled to any compensation in respect of such fractional Troilus Share.

Withholding Rights

Urban, Troilus and the Depositary will be entitled to deduct and withhold from any consideration otherwise payable to any Urban Shareholder under the Amalgamation Agreement (including any payment to Dissenting Urban Shareholders) such amounts as the Urban, Troilus or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the Code, and the rules and regulations promulgated thereunder, or any provision of any provincial, state, local or foreign tax law as counsel may advise is required to be so deducted and withheld by Urban, Troilus or the Depositary, as the case may be. All such withheld amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made on account of the obligation to make payment to such person under the Amalgamation Agreement, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by or on behalf of Urban, Troilus or the Depositary, as the case may be. To the extent necessary, such deductions and withholdings may be effected by selling any Troilus Shares to which any such person may otherwise be entitled under the Amalgamation Agreement, and any amount remaining following the sale, deduction and remittance will be paid to the person entitled thereto as soon as reasonably practicable.

Conditions to the Amalgamation

Completion of the Amalgamation is subject to a number of specified conditions being satisfied or mutually waived by the Parties on or before the Effective Date, including, but not limited to:

  the Amalgamation Resolution will have been approved by the Urban Shareholders at the Meeting in accordance with applicable Laws;

  the necessary conditional approvals or equivalent approvals, as the case may be, of the TSX and the TSXV will have been obtained;

  no Law will have been enacted, issued, promulgated, enforced, made, entered, issued or applied and no Proceeding will otherwise have been taken under any Laws or by any Governmental Authority (whether temporary, preliminary or permanent) that makes the Amalgamation illegal or otherwise directly or indirectly cease trades, enjoins, restrains or otherwise prohibits completion of the Amalgamation;

  the Consideration Shares to be issued pursuant to the Amalgamation shall be exempt from the registration requirements of the U.S. Securities Act pursuant to exemptions from applicable state securities laws; and

  the Amalgamation Agreement shall not have been terminated in accordance with its terms.

The Amalgamation Agreement also provides that the respective obligations of Urban and Troilus to complete the Amalgamation are subject to the satisfaction or waiver of certain additional conditions precedent, including, there having not occurred any Material Adverse Effect in respect of either Urban or Troilus.

See "The Amalgamation - The Amalgamation Agreement - Conditions to the Amalgamation Becoming Effective".

Non-Solicitation of Acquisition Proposals

Pursuant to the Amalgamation Agreement, Urban has agreed not to, directly or indirectly, solicit, initiate, encourage or facilitate any Acquisition Proposals. However, the Urban Board does have the right to consider and accept a Superior Proposal under certain conditions. Troilus has the right to offer to amend the terms of the Amalgamation Agreement in response to any Acquisition Proposal that the Urban Board has determined is a Superior Proposal in accordance with the Amalgamation Agreement. If Urban accepts a Superior Proposal and either party terminates the Amalgamation Agreement, Urban must pay Troilus the Termination Fee. See "The Amalgamation - The Amalgamation Agreement - Non-Solicitation Covenant".

Termination of Amalgamation Agreement

The Amalgamation Agreement may be terminated prior to the Effective Time in certain circumstances, many of which lead to payment by Urban to Troilus of the Termination Fee.

The Termination Fee is payable by Urban if:

a) an Acquisition Proposal has been made public or proposed publicly to Urban or the Urban Shareholders prior to the Meeting, and (A) either Urban or Troilus shall have exercised its respective termination right under the Amalgamation Agreement, and (B) Urban shall have (x) completed any Acquisition Proposal within 12 months after the Amalgamation Agreement is terminated or (y) entered into an Acquisition Agreement in respect of any Acquisition Proposal or the Urban Board shall have recommended any Acquisition Proposal, in each case, within 12 months after the Amalgamation Agreement is terminated, which Acquisition Proposal in either case, as it may be modified or amended, is subsequently completed (whether before or after the expiry of such 12-month period), provided, however, that for the purposes of this paragraph all references to "20%" in the definition of Acquisition Proposal shall be changed to "50%"; or

b) the Amalgamation Agreement is terminated by Troilus as a consequence of the Urban Board making a Change of Recommendation;

c) the Amalgamation Agreement is terminated by Troilus as a consequence of Urban breaching the non-solicitation provisions in the Amalgamation Agreement in a material respect; or

d) the Amalgamation Agreement is terminated by Urban as a consequence of the Urban Board approving, and authorizing Urban to enter into, a definitive agreement providing for the implementation of a Superior Proposal prior to the Meeting.

See "The Amalgamation - The Amalgamation Agreement - Termination".

Cancellation of Rights After Six Years

If any former Urban Shareholder fails to deliver to the Depositary the certificates, DRS Statements, documents or instruments  required to be delivered to the Depositary in order for such former Urban Shareholder to receive the Consideration which such former holder is entitled to receive pursuant to the Amalgamation Agreement on or before the sixth anniversary of the Effective Date, on the sixth anniversary of the Effective Date (i) such former holder will be deemed to have donated and forfeited to Troilus or its successors, any Consideration held by the Depositary in trust for such former holder to which such former holder is entitled and (ii) any certificate or DRS Statement representing Urban Shares formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Troilus and will be cancelled. None of Urban or Troilus, or any of their respective successors, will be liable to any person in respect of any Consideration (including any consideration previously held by the Depositary in trust for any such former holder) which is forfeited to Urban or Troilus or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

Accordingly, former Urban Shareholders who deposit with the Depositary certificates or DRS Statements representing Urban Shares after the sixth anniversary of the Effective Date will not receive Troilus Shares or any other consideration in exchange therefor and will not own any interest in Urban or, Troilus, and will not be paid any compensation.

Effects of the Amalgamation on Urban Shareholders' Rights

Urban Shareholders receiving Troilus Shares under the Amalgamation will become shareholders of Troilus. Troilus is an Ontario company governed by the Business Corporations Act (Ontario).

The Troilus Shares to be received by Urban Shareholders pursuant to the Amalgamation are subject to different rights and obligations under the Business Corporations Act (Ontario) than under the CBCA. Urban Shareholders are encouraged to consult with their legal advisors for greater detail with respect to these differences.

Dissent Rights

Registered Urban Shareholders have the right to dissent with respect to the Amalgamation Resolution. Each Dissenting Urban Shareholder is ultimately entitled to be paid fair value for his or her Urban Shares by Urban, provided that the holder duly dissents to the Amalgamation Resolution and the Amalgamation becomes effective.

To exercise Dissent Rights, an Urban Shareholder must dissent with respect to all Urban Shares of which it is the registered and beneficial owner. A Registered Urban Shareholder who wishes to dissent must deliver a written Notice of Dissent to Urban, c/o Lavery, de Billy, L.L.P., Suite 4000, 1 Place Ville Marie, Montréal, Québec, Canada H3B 4M4, Attention: René Branchaud or to rbranchaud@lavery.ca, at or prior to the commencement of the Meeting. Such Notice of Dissent must strictly comply with the requirements of section 190 of the CBCA. Any failure by an Urban Shareholder to fully comply with the provisions of the CBCA may result in the loss of that holder's Dissent Rights.

Non-Registered Shareholders who wish to exercise Dissent Rights must cause each Registered Urban Shareholder holding their Urban Shares to deliver the Notice of Dissent, or, alternatively, make arrangements to become a Registered Urban Shareholder.

The text of Section 190 of the CBCA, which will be relevant in any dissent proceeding, is set forth in Appendix "C" to the Circular.

It is a condition of the Amalgamation that holders of no more than 10% of Urban Shares shall have exercised Dissent Rights or have instituted proceedings to exercise Dissent Rights, in connection with the Amalgamation. See "The Amalgamation - Dissent Rights".

Income Tax Considerations

Summary of Certain Canadian Income Tax Considerations

Generally, a Resident Holder (other than a Dissenting Resident Holder) will not realize a capital gain or a capital loss in respect of the disposition of Urban Shares pursuant to the Amalgamation.

A Dissenting Resident Holder generally will realize a capital gain (or capital loss) and may also realize interest income (if awarded by the court) on a disposition of Urban Shares pursuant to the exercise of its statutory dissent rights.

A Non-Resident Holder (other than a Non-Resident Holder) will not realize a capital gain (or capital loss) on a disposition of Urban Shares pursuant to the Amalgamation.

A Dissenting Non-Resident Holder generally will not be taxable on any capital gain (or capital loss) realized on a disposition of Urban Shares pursuant to the exercise of its statutory dissent rights unless such shares constitute "taxable Canadian property" other than "treaty protected property".  Such a Dissenting Non-Resident Holder may realize interest income (if awarded by the court) on such disposition; however, such interest generally will not be subject to Canadian withholding tax.

The foregoing summary is qualified in its entirety by the more detailed summary set forth in this Circular under the heading "Certain Canadian Federal Income Tax Considerations". Urban Shareholders should consult their own tax advisors regarding the Canadian federal tax consequences of the Amalgamation. See "Certain Canadian Federal Income Tax Considerations."

Regulatory Law Matters and Securities Law Matters

Troilus Shares are listed on the TSX and it is a condition of the Amalgamation that the Troilus Shares to be issued in connection with the Amalgamation are conditionally approved for listing on the TSX. The TSX has conditionally approved the listing of the Troilus Shares to be issued under the Amalgamation, subject to filing certain documents following the closing of the Amalgamation.

It is also a condition to the completion of the Amalgamation that the TSXV approve the transactions contemplated thereby. In a letter dated March 31, 2021, the TSXV conditionally approved the Amalgamation, subject to the delivery of certain documents following the closing of the Amalgamation.

Canadian Securities Law Matters

Urban is a reporting issuer in British Columbia, Alberta, Saskatchewan and Ontario. The Urban Shares currently trade on the TSXV. Pursuant to the Amalgamation, Urban will merge with Troilus Subco and the merged entity, Amalco, will be a wholly owned subsidiary of Troilus. Following the Effective Date, the Urban Shares will be delisted from the TSXV (anticipated to be effective two or three Business Days following the Effective Date) and Troilus expects to apply to the applicable Canadian securities regulators to have Urban cease to be a reporting issuer.

Troilus is a reporting issuer in each of the provinces of Canada. The Troilus Shares are listed on the TSX.

The distribution of the Troilus Shares pursuant to the Amalgamation will constitute a distribution of securities that is exempt from the prospectus requirements of Canadian securities legislation and is exempt from or otherwise is not subject to the registration requirements under applicable securities legislation. The Troilus Shares received pursuant to the Amalgamation will not be legended and may be resold through registered dealers in each of the provinces of Canada provided that (i) the trade is not a "control distribution" as defined in NI 45-102, (ii) no unusual effort is made to prepare the market or to create a demand for Troilus Shares, (iii) no extraordinary commission or consideration is paid to a person in respect of such sale, and (iv) if the selling security holder is an insider or officer of Troilus, as the case may be, the selling security holder has no reasonable grounds to believe that Troilus, as the case may be, is in default of applicable Canadian Securities Laws.

Each Urban Shareholder is urged to consult his or her professional advisors to determine the Canadian conditions and restrictions applicable to trades in Troilus Shares. See "The Amalgamation - Regulatory Law Matters and Securities Law Matters".

United States Securities Law Matters

The Troilus Shares to be issued pursuant to the Amalgamation will be unregistered "restricted securities" within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Urban U.S. Shareholders in the United States pursuant to the Amalgamation were restricted securities. See "The Amalgamation - Regulatory Law Matters and Securities Law Matters".

Urban is a "foreign private issuer", within the meaning of Rule 3b-4 under the U.S. Exchange Act and the solicitation of proxies made pursuant to this Circular is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. Accordingly, the solicitation of proxies and transactions contemplated herein are being made in accordance with Canadian corporate and Securities Laws. Urban Shareholders should be aware that requirements under such Canadian laws may differ from requirements of the United States applicable to registration statements under the U.S. Securities Act and to proxy statements under the U.S. Exchange Act. The Troilus Shares to be issued in connection with the Amalgamation will not be listed for trading on any United States stock exchange.

The financial statements and other financial information included, referred to, or incorporated by reference in this Circular have been prepared in accordance with IFRS and thus may not be comparable to financial statements and financial information of United States companies.

THE TROILUS SHARES TO WHICH URBAN SHAREHOLDERS WILL BE ENTITLED PURSUANT TO THE AMALGAMATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Risk Factors

Urban Shareholders should carefully consider the risk factors relating to the Amalgamation. Some of these risks include, but are not limited to: (i) the Amalgamation Agreement may be terminated in certain circumstances, including in the event of a change having a Material Adverse Effect on Urban; (ii) there can be no certainty that all conditions precedent to the Amalgamation will be satisfied; (iii) Urban Shareholders will receive a fixed number of Troilus Shares which will not be adjusted to reflect any change in the market value of the Troilus Shares or Urban Shares prior to the closing of the Amalgamation; (iv) Urban will incur costs even if the Amalgamation is not completed and may have to pay the Termination Fee to Troilus; (v) the Termination Fee provided under the Amalgamation Agreement may discourage other parties from attempting to acquire Urban; (vi) if the Amalgamation is not approved by the Urban Shareholders, the market price for Urban Shares may decline; and (vii) directors and officers of Urban have interests in the Amalgamation that may be different from those of Urban Shareholders generally.

For more information see "The Amalgamation - Risks Associated with the Amalgamation". Additional risks and uncertainties, including those currently unknown or considered immaterial by Urban, may also adversely affect the Urban Shares, the Troilus Shares, and/or the businesses of Urban and Troilus, following the Amalgamation. In addition to the risk factors relating to the Amalgamation set out in this Circular, Urban Shareholders should also carefully consider the risk factors associated with the businesses of Urban and Troilus, included in this Circular, including the documents incorporated by reference therein.

See "The Amalgamation - Risks Associated with the Amalgamation", "Information Concerning Urban", and Appendix "D" for a description of these risks.

Interest of Informed Persons in Material Transactions

Other than as disclosed in the Circular, to the knowledge of Urban, after reasonable enquiry, no informed person (as defined in National Instrument 51-102 Continuous Disclosure Obligations) and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of Urban's most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect Urban.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by the management of Urban for use at the Meeting, to be held on May 17, 2021, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of Urban at nominal cost paid by Urban. Urban may also hire a proxy solicitation agent at any time. Urban may also reimburse brokers and other persons holding Urban Shares in their name or in the name of nominees for their costs incurred in sending proxy materials to their principals in order to obtain their proxies. Urban may use Broadridge's QuickVoteTM service to assist Non-Registered Shareholders with voting their Urban Shares. Non-Registered Shareholders may be contacted to conveniently obtain a vote directly over the telephone. Broadridge then tabulates the results of all instructions received and provides the appropriate instructions respecting the voting of Urban Shares to be represented at the Meeting.

How the Vote for the Amalgamation Resolution is Approved

At the Meeting, Urban Shareholders will be asked, among other things, to consider and to vote to approve the Amalgamation Resolution. In order to become effective, the Amalgamation must be approved by (i) at least two-thirds of the votes cast on the Amalgamation Resolution at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined by MI 61-101) and such other holders of Urban Shares excluded by MI 61-101.

Who can Vote?

If you are a Registered Urban Shareholder as at April 9, 2021, you are entitled to attend the Meeting and cast a vote for each Urban Share registered in your name, on the Amalgamation Resolution. If the Urban Shares are registered in the name of a corporation, a duly authorized officer of the corporation may attend on its behalf, but documentation indicating such officer's authority should be presented at the Meeting. If you are a Registered Urban Shareholder but do not wish to, or cannot, attend the Meeting you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions. If your Urban Shares are registered in the name of a "nominee" (usually a bank, trust company, securities dealer or other financial institution) you should refer to the section entitled "Non-Registered Shareholders" set out below.

It is important that your Urban Shares be represented at the Meeting regardless of the number of Urban Shares you hold. If you will not be attending the Meeting, we encourage you to complete, date, sign and return your form of proxy as soon as possible so that your Urban Shares will be represented.

The Notice of Special Meeting and this Circular are being sent to both registered and non-registered owners of Urban Shares. If you are a Registered Urban Shareholder or Non-Objecting Beneficial Owner ("NOBO") of Urban Shares and we have sent these materials to you directly, your name and address and information about your holdings of Urban Shares have been obtained in accordance with applicable securities regulatory requirements from the nominee holding the securities on your behalf. By choosing to send these materials to you directly, Urban (and not your nominee) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for VIF.

Voting by Registered Urban Shareholders

Urban Shareholders may exercise their rights by attending the Meeting (preferably in virtual format) or by completing a form of Proxy.

Registered Urban Shareholder may also exercise their voting rights (i) by calling the toll-free number 1-866-732-8683 or any other number indicated on the proxy form or the voting instruction form or (ii) by going to the following website: www.investorvote.com. For any additional information, please contact the Transfer Agent by calling at no charge at 1-866-962-0498 (within North America) and at 514-982-8716 (outside North America) or by e-mail at service@computershare.com.

What is a Form of Proxy?

A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you. We have enclosed a form of proxy with this Circular. You should use it to appoint a proxyholder, although you can also use any other legal form of proxy.

Appointing a Proxyholder

If you do not attend the Meeting, you can still make your votes count by appointing someone who will act as your proxyholder at the Meeting. You can appoint the persons named in the enclosed form of proxy, who are each a director or an officer of Urban. Alternatively, you can appoint any other person, who need not be a shareholder, to attend the Meeting as your proxyholder. Regardless of who you appoint as your proxyholder, you can either instruct that appointee how you want to vote or you can let your appointee decide for you. You can do this by completing a form of proxy. In order to be valid, you must return the completed form of proxy 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting to our Transfer Agent, Computershare Investor Services Inc., according to the instructions on the form of proxy. The time limit for deposit of proxies may be waived or extended by the Chairman of the Meeting at his discretion, without notice.

Instructing your Proxy and Exercise of Discretion by your Proxy

You may indicate on your form of proxy how you wish your proxyholder to vote your Urban Shares. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your Urban Shares in accordance with the instructions you have given.

If you do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote FOR the Amalgamation Resolution.

Further details about these matters are set out in this Circular. The enclosed form of proxy gives the persons named on it the authority to use their discretion in voting on amendments or variations to matters identified on the Notice of Special Meeting. At the time of printing this Circular, the management of Urban is not aware of any other matter to be presented for action at the Meeting. If, however, other matters do properly come before the Meeting, the persons named on the enclosed form of proxy will vote on them in accordance with their best judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

Changing your mind

If you want to revoke your proxy after you have delivered it, you can do so at any time before the proxy cut-off. You may do this by (a) attending the virtual Meeting and voting online if you were a Registered Urban Shareholder at the Record Date of April 9, 2021; (b) signing a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the registered office of Urban at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, Canada H7S 2M5, or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (EDT) on the last Business Day before the day of the Meeting, or delivered to the person presiding at the Meeting before it commences. If you revoke your proxy and do not replace it with another that is deposited with us before the deadline, you can still vote your shares, but to do so you must attend the virtual Meeting.

Non-Registered Shareholders (Canadian Beneficial Owners and US Beneficial Owners)

If your Urban Shares are not registered in your own name, they will be held in the name of a "nominee", usually a bank, trust company, securities dealer or other financial institution and, as such, your nominee will be the entity legally entitled to vote your Urban Shares and must seek your instructions as to how to vote your Urban Shares.

If you are a Non-Registered Shareholder, you will have received voting instructions from your nominee or intermediary, unless you have previously informed your nominee that you do not wish to receive material relating to shareholders' meetings. Typically, intermediaries will use a service company to forward such materials to Non-Registered Shareholders. The majority of intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge. Urban may utilize the Broadridge QuickVote™ service to assist Non-Registered Shareholders that are NOBOs with voting their Urban Shares.

If you have voted and wish to change your voting instructions, you should contact your nominee to discuss whether this is possible and what procedures you must follow.

If your Urban Shares are not registered in your own name, the Transfer Agent will not have a record of your name and, as a result, unless your nominee has appointed you as a proxyholder, will have no knowledge of your entitlement to vote. If you wish to vote online at the Meeting, please insert your own name in the space provided on the form of proxy or VIF that you have received from your nominee. If you do this, you will be instructing your nominee to appoint you as proxyholder. Please adhere strictly to the signature and return instructions provided by your nominee. It is not necessary to complete the form in any other respect, since you will be voting at the Meeting.

Voting Securities and Principal Holders

Urban's authorized capital consisted of unlimited Urban Shares and Preferred shares, each without par value. Each Urban Shareholder is entitled to one vote for each Urban Share held by such holder at the close of business on April 9, 2021, the date fixed by the directors as the Record Date for determining who is entitled to receive notice of and to vote at the Meeting.

At the close of business on April 9, 2021, there were 63,820,935 Urban Shares and no Preferred shares issued and outstanding. To the knowledge of Urban's directors and officers, no persons or companies beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to all Urban Shares.

Troilus has advised that, as of the Record Date, Troilus held 6,156,291 Urban Shares, representing approximately 9.64% of the issued and outstanding Urban Shares on a non-diluted basis.

THE AMALGAMATION

At the Meeting, Urban Shareholders will be asked to consider and, if thought advisable, to pass, the Amalgamation Resolution to approve the Amalgamation under the CBCA pursuant to the terms of the Amalgamation Agreement. The terms of the Amalgamation Agreement are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Amalgamation Agreement, which has been filed by Urban under its profile on SEDAR at www.sedar.com.

In order to become effective, the Amalgamation must be approved by (i) at least two-thirds of the votes cast at the Meeting by the Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) by a simple majority of the votes cast at the Meeting by Urban Shareholders present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined by MI 61-101) and such other holders of Urban Shares excluded by MI 61-101. A copy of the Amalgamation Resolution is set out in Appendix "A" of this Circular.

Unless otherwise directed, it is management's intention to vote FOR the Amalgamation Resolution. If you do not specify how you want your Urban Shares voted, the persons named as proxyholders will cast the votes represented by your proxy at the Meeting FOR the Amalgamation Resolution.

If the Amalgamation is approved at the Meeting and the applicable conditions to the completion of the Amalgamation are satisfied or waived, the Amalgamation will take effect commencing at the Effective Time (which will be at 12:01 a.m. (EDT)) on the Effective Date (which is expected to be on or about May 18, 2021).

Purpose of the Amalgamation

The purpose of the Amalgamation is for Troilus to acquire Urban. Following completion of the Amalgamation, Shareholders will continue to have interests in the business of Urban, but will also hold an interest in Troilus' business and assets through the Consideration Shares.

The Amalgamation

The Amalgamation is being conducted pursuant to the provisions of the CBCA and in accordance with the terms of the Amalgamation Agreement, a copy of which is available on SEDAR at www.sedar.com. Shareholders are encouraged to read the Amalgamation Agreement in full.

Immediately prior to the Amalgamation, Urban Shares held by Dissenting Urban Shareholders will be deemed to be transferred back to Urban, and the Dissenting Shareholders will cease to have any rights as Urban Shareholders other than the right to be paid fair value for their Urban Shares in accordance with the terms of the Dissent Rights.

Under the Amalgamation, Urban and Troilus Subco will amalgamate as one corporation, being Amalco, under the name "UrbanGold Minerals Inc." or such other name as is acceptable to the regulatory authorities and the Parties and, among other things:

a) each issued and outstanding Urban Share, other than those held by Dissenting Urban Shareholders and Troilus, will be exchanged for 0.3004 of a fully paid and non-assessable Consideration Share;

b) each outstanding Troilus Subco Share will be exchanged for an Amalco Share;

c) each Urban Warrant and Urban Option (if any) outstanding immediately prior to the Effective Time will entitle its holder to receive, upon the subsequent exercise thereof, Troilus Shares in lieu of Urban Shares based on the Exchange Ratio and such outstanding Urban Warrants and Urban Options (if any) will otherwise remain outstanding in accordance with their respective terms; and

d) as consideration for the issuance of the Consideration Shares to effect the Amalgamation, Amalco shall issue to Troilus one Amalco Share for each Consideration Share so issued.

As a result of the Amalgamation:

  Troilus will acquire all of the Urban Shares it does not already own;

  Amalco will become a wholly owned subsidiary of Troilus;

  the Urban Shares will be delisted from trading on the TSXV; and

  former Urban Shareholders will become shareholders of Troilus, holding approximately 11.6% of the outstanding Troilus Shares.

No fractional securities will be issued. Any fractions resulting will be rounded down to the next whole number.

Background to the Amalgamation

The Amalgamation Agreement is the result of arm's length negotiations among representatives and legal and financial advisors of Troilus and Urban. The following is a summary of the principal meetings, discussions and activities that preceded the execution of the Amalgamation Agreement and the subsequent public announcement of the Agreement.

On February 4, 2021, Justin Reid, the Chief Executive Officer of Troilus contacted Jens Hansen, who was then interim President and Chief Executive Officer of Urban, to discuss in general terms public information on the properties of Urban and Troilus.

On February 12, 2021, Mr. Reid proposed to Mr. Hansen to sign a confidentiality agreement in connection with a possible combination of the two companies.

On February 17, 2021, the Confidentiality Agreement was executed by Urban and Troilus so that a more fulsome exchange of confidential information could occur and broader discussion could ensue; Urban granted Troilus an exclusivity period ending March 15, 2021, during which the parties would negotiate exclusively with one another.

Following the execution of the Confidentiality Agreement, Troilus and Urban conducted reciprocal due diligences.

On March 8, 2021, Troilus delivered a non-binding expression of interest outlining broad terms by which Troilus would be willing to negotiate a transaction whereby it would acquire all of the issued and outstanding Urban Shares that it does not already own.

On March 9, 2021, the parties agreed to extend the exclusivity period until the end of March 2021.

On the same day, management of Urban informed the Urban directors that management had discussions with Troilus about a potential offer from Troilus to acquire Urban.

On March 15, 2021, the full Urban Board convened to discuss the conditions of such strategic transaction. On the same day the legal counsel to Troilus provided a first draft of an Amalgamation Agreement to Urban and its legal counsel.

On March 16, 2021, Urban, with the assistance of legal counsel, commenced the review of a draft Amalgamation Agreement, which included customary representations and warranties and customary provisions regarding the use and disclosure of confidential information, non-solicitation and termination provisions and other covenants and conditions regarding the conduct of business and ongoing activities. The Parties and their legal advisors continued discussions regarding the transaction terms and the exchange of draft documentation from March 16 to March 22, 2021, inclusively.

Between March 16 and 18, 2021, management of both companies met in Ottawa to set the principal terms and conditions of a business combination between the two entities. The Urban Board approved the creation of the Special Committee, which was given the mandate to review and evaluate a proposed transaction, oversee and supervise the process carried out by Urban in negotiating and entering into the Amalgamation Agreement, consider alternatives to the proposed transaction that may be available, including maintaining the status quo or seeking other transactions that would enhance value to minority Urban Shareholders, and to make recommendations to the Urban Board with respect to any such proposed transaction.

On March 18, 2021, the Special Committee was formed and is composed of Dale Burstall (Chair), John Bell and Réjean Gosselin, directors of Urban who were considered independent in respect of the proposed transaction. The Special Committee members consulted legal counsel to discuss the conditions of the business combination and retained a financial advisor to perform financial analysis, advise the Special Committee and prepare a fairness opinion.

On March 19, 2021, the Special Committee met to comment on the latest draft Amalgamation Agreement and discuss Troilus' position on an exchange ratio. The Special Committee retained iA Capital Markets as financial advisor in the context of the proposed transaction. In considering whether iA Capital Markets was independent for the purpose of acting as financial advisor, the Special Committee considered that the compensation arrangement of iA Capital Markets was on a flat fee basis and not a fee contingent on delivery of the final opinion in favour of the proposed transaction or on the successful completion of the proposed transaction.

The Special Committee also considered that neither iA Capital Markets nor any of its associates or affiliates have provided any financial advisory services to, nor participated in any financings involving, Urban or Troilus or any of their respective associates or affiliates within the past twelve months, other than pursuant to the Amalgamation Agreement and as described below.

In the past two years, iA Capital Markets has acted in the following capacity for Urban and its associates and affiliates: (i) lead agent in Urban's $1.2 million private placement offering of common share units and flow-through common shares in December 2019 pursuant to which iA Capital Markets holds 187,050 broker warrants exercisable at $0.125 per share until December 6, 2021 and 412,835 broker warrants exercisable at $0.15 per share until December 6, 2021; and (ii) paid finder's fees on a portion of the $1.0 million non-brokered private placement in June 2020 in the amount of $33,800.

In the evening of March 22, 2021, Troilus communicated to Urban's management the proposed exchange ratio of 0.3004. The Special Committee received from iA Capital Markets its Fairness Opinion stating that, on the basis of the assumptions, limitations and qualifications set forth in the Fairness Opinion, the consideration to be received by the Urban Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Urban Shareholders (other than Troilus).

On the same day, iA Capital Markets met the Special Committee to present in details the merits of the proposed transaction. In considering the fairness, from a financial point of view, of the consideration to be received by the Urban Shareholders (other than Troilus) pursuant to the proposed transaction, iA Capital Markets principally considered and relied upon several metrics including (i) the transaction value of Urban; (ii) a comparison of selected precedent transaction premiums to the premiums offered pursuant to the proposed transaction; (iii) an analysis of historical trading and analyst price targets; (iv) current proposed share exchange ratio compared to historical 1-year average; (v) share price performance and volume 1 year analysis of both companies.

The Special Committee considered the advice received and discussed in detail the merits of the proposed transaction, the risks of not doing a transaction, governance matters, negotiations and the Exchange Ratio in respect of the proposed transaction. The Special Committee also considered that the proposed transaction offered substantial benefits to the Urban Shareholders, including, inter alia, (i) a premium offered by Troilus for the Urban Shares in line with precedent transactions in the gold sector reviewed by iA Capital Markets, (ii) continued exposure to Urban's assets and the opportunity to participate in the anticipated benefits of further consolidating the Frôtet-Evans Greenstone Belt through the ownership of the Troilus Shares, (iii) an exposure to Troilus' permitted advanced development asset with extensive infrastructure already in place at site and an existing estimated indicated mineral resources and (iii) the ability for the Urban Shareholders to participate in future value creation and growth opportunities arising from the execution of the Combined Company's gold consolidation strategy. The Special Committee also considered the reasons discussed below under the heading "Reasons for the Amalgamation".

After careful consideration and deliberations, the Special Committee unanimously determined that the Amalgamation and the Amalgamation Agreement implementing the Amalgamation were in the best interests of Urban and its stakeholders (including the Urban Shareholders). Accordingly, the Special Committee unanimously recommended that the Urban Board approve the Amalgamation and enter into the Amalgamation Agreement and that the Urban Board recommend that Urban Shareholders vote in favour of the Amalgamation Resolution.

On the same day, the Urban Board considered the material terms and conditions of the Amalgamation, the merits of the proposed transaction, the recommendation of the Special Committee, the Consideration to be received by Urban Shareholders and the impact of the transaction on the Urban Shareholders and other stakeholders of Urban. The Urban Board unanimously determined that the Amalgamation was in the best interests of Urban and recommended that Urban Shareholders vote in favour of the Amalgamation Resolution. The Urban Board also authorized Urban to call and hold a special meeting of Urban Shareholders to consider the Amalgamation Resolution. The Amalgamation Agreement and other related documents were executed by the Parties later the same day and a joint press release was issued announcing the Amalgamation the next day, March 23, 2021, before opening of the market.

Recommendation of the Urban Board

The Urban Board, after consultation with its financial and legal advisors and having taken into account the Fairness Opinion and such other matters as it considered necessary and relevant, including the factors set out below under the heading "The Amalgamation - Reasons for the Amalgamation" and upon the unanimous recommendation of the Special Committee, has unanimously determined that the Amalgamation is in the best interests of Urban and is fair to the Urban Shareholders. Accordingly, the Urban Board unanimously recommends that Urban Shareholders vote FOR the Amalgamation Resolution.

All of the directors and senior officers of Urban are required to vote all of their Urban Shares in favour of the Amalgamation Resolution, subject to the terms of the Amalgamation Agreement and the Urban Voting Agreements.

Reasons for the Amalgamation

The Special Committee and the Urban Board reviewed and considered a significant amount of information and considered a number of factors relating to the Amalgamation with the benefit of advice from Urban's senior management and its financial and legal advisors. The following is a summary of the principal reasons for the unanimous recommendation of the Special Committee and the Urban Board that Urban Shareholders vote FOR the Amalgamation Resolution:

  The Consideration represents a value of $0.30 per Urban Share based upon the 20-day VWAP of the Troilus Shares on the TSX on March 22, 2021 which represents a premium of 35.3% based on the 20-day VWP of the Urban Shares on the TSXV ending on March 22, 2021, the day prior to the announcement of the Amalgamation.

  Continued exposure to Urban's assets and the opportunity to participate in the anticipated benefits of further consolidating the Frôtet-Evans Greenstone Belt through the ownership of the Troilus Shares.

  Diversification away from joint ventures and exposure to Troilus' 100% owned properties.

  The Amalgamation will provide Urban Shareholders with exposure to Troilus' permitted advanced development asset with extensive infrastructure already in place at site, an existing total estimated indicated mineral resource of 4.96 Moz AuEq (177 Mt with an average grade of 0.87 g/t AuEq) and total estimated inferred mineral resource of 3.15 Moz AuEq (116.7 Mt with an average grade of 0.84 g/t AuEq)[2].

  Access to an experienced and proven technical and management team that has demonstrated the ability to advance mineral exploration projects.

  Significantly strengthened balance sheet and access to capital, thereby avoiding highly dilutive equity financings that are expected to be required if Urban were to pursue a "go-alone" strategy.

  Significantly greater trading liquidity through receiving the Troilus Shares, providing exposure to a larger and more diverse group of institutional and retail investors.

  Enhanced capital markets support through Troilus' current equity research coverage and capital markets relationships in the United States, Europe and Canada.

The foregoing summary of the information considered by the Urban Board is not, and is not intended to be, exhaustive. In view of the wide variety of factors and information considered in connection with their evaluation of the Amalgamation, the Urban Board did not find it practicable to, and therefore did not, quantify or otherwise attempt to assign any relative weight to each specific factor or item of information considered in reaching their conclusions and recommendations. In addition, individual members of the Urban Board may have given different weights to different factors or items of information.

See "Cautionary Note Regarding Forward-Looking Statements and Risks".

Fairness Opinion

Pursuant to the Engagement Letter, the Special Committee retained iA Capital Markets to evaluate the fairness, from a financial point of view, of the Consideration to be received by Urban Shareholders pursuant to the Amalgamation to the Urban Shareholders.

On March 22, 2021, the Special Committee received the written Fairness Opinion from IA Capital Markets, that, as of the date of its Fairness Opinion, subject to the assumptions and limitations set out therein which are based upon a number of quantitative and qualitative factors, the Consideration is fair, from a financial point of view, to the Urban Shareholders.

The Special Committee advised the Board that, after careful consideration, including a thorough review of the Amalgamation, the Fairness Opinion as to the fairness of the Consideration to be received by the Urban Shareholders pursuant to the Amalgamation, as well as a thorough review of other matters, including matters discussed with respect to the Amalgamation Agreement, and taking into account the best interests of Urban and the impact on Urban's stakeholders, and consultation with its financial advisors and legal advisors, the Special Committee unanimously concluded that the Fairness Opinion be accepted and that the Amalgamation and the entering into of the Amalgamation Agreement are in the best interests of Urban.

The Fairness Opinion provides that, as of March 22, 2021, based upon and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Urban Shareholders pursuant to the Amalgamation is fair, from a financial point of view, to the Urban Shareholders. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion. The full text of the Fairness Opinion, which set forth, among other things, the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix "B" to this Circular. Urban Shareholders are urged to, and should, read the Fairness Opinion in its entirety.

_________________________________

2 See the Technical Report (as defined in Appendix "D") for detailed information with respect to key assumptions, risks and parameters relating to the mineral resource estimates. The mineral resource estimates have an effective date of July 20, 2020.

Under the terms of its engagement, IA Capital Markets will be paid a fixed fee for delivery of its Fairness Opinion, which is not contingent upon the opinion being favourable, and which will be paid payable whether or not the Amalgamation is completed. In addition, Urban has agreed to reimburse IA Capital Markets for its reasonable out-of-pocket expenses and to indemnify IA Capital Markets against certain potential liabilities and expenses arising from its engagements.

Subject to the terms of its engagement, IA Capital Markets has consented to the inclusion in this Circular of its Fairness Opinion in its entirety, together with the summary herein and other information relating to itself and its Fairness Opinion. The Fairness Opinion was provided to the Special Committee for its exclusive use only in considering the Amalgamation and may not be relied upon by any other person or for any other purpose or published or disclosed to any other person, relied upon by any other person or used for any other purpose without the express written consent of IA Capital Markets. The Fairness Opinion addresses only the fairness, from a financial point of view, of the Consideration to be received by Urban Shareholders pursuant to the Amalgamation and does not and should not be construed as a valuation of Urban or Troilus or their respective assets, liabilities or securities or as a recommendation to any Urban Shareholder as to how to vote with respect to the Amalgamation or any other matter at the Meeting.

Treatment of Urban Warrants and Urban Options

Pursuant to the Amalgamation Agreement, all Urban In-The-Money Options held by directors and officers of Urban shall have been exercised prior to the Effective Time.

Upon the Amalgamation, unexercised Urban Warrants and unexercised Urban Options (if any) outstanding immediately prior to the Effective Time shall entitle the holders thereof to receive, upon the subsequent exercise thereof, Troilus Shares in lieu of Urban Shares based on the Exchange Ratio and such outstanding Urban Warrants and Urban Options (if any) shall otherwise remain outstanding in accordance with their respective terms and conditions.

Approval of Amalgamation Resolution

At the Meeting, the Urban Shareholders will be asked to approve the Amalgamation Resolution, the full text of which is set out in Appendix "A" to this Circular. In order for the Amalgamation to become effective, as provided by the CBCA, the Amalgamation Resolution must be approved by (i) at least two-thirds of the votes cast on the Amalgamation Resolution at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, and (ii) a simple majority of the votes cast at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, excluding the votes cast in respect of Urban Shares held by any interested party (as defined by MI 61-101) and such other holders of Urban Shares excluded by MI 61-101. Should Urban Shareholders fail to approve the Amalgamation Resolution by the requisite majority the Amalgamation will not be completed.

See "The Amalgamation - Regulatory Matters and Securities Law Matters - Canadian Securities Law Matters - Multilateral Instrument 61-101".

The Urban Board has approved the terms of the Amalgamation Agreement and the Amalgamation and unanimously recommends that the Urban Shareholders vote FOR the Amalgamation Resolution. See "The Amalgamation - Recommendation of the Urban Board" above.

Voting Agreements

On March 22, 2021, Troilus entered into the Urban Voting Agreements with the Urban Locked-up Shareholders. The Urban Voting Agreements set forth, among other things, the agreement of such director and senior officers to vote their Urban Shares (including any Urban Shares issuable upon the exercise of any Urban Options and Urban Warrants) in favour of the Amalgamation and any other matters necessary for the consummation of the Amalgamation. As of the Record Date, 4,180,500 of the outstanding Urban Shares were subject to the Urban Voting Agreements, representing approximately 6.55% of the votes which may be cast by Urban Shareholders at the Meeting.

Among other things, the Urban Voting Agreements require voting support, prohibit solicitation of an alternative Acquisition Proposal, prevent Urban Locked-Up Shareholders from exercising Dissent Rights and impose a contractual hold period on Urban Shares held by the Urban Locked-up Shareholders expiring upon completion of the Amalgamation, or upon earlier termination of the Urban Voting Agreements.

Each Urban Locked-up Shareholder has agreed to vote his Urban Shares owned or controlled (directly or indirectly), to the extent he is so entitled, in favour of the Amalgamation and against any Acquisition Proposal and/or any other matter that could reasonably be expected to delay, prevent or frustrate the completion of the Amalgamation. Under the terms of the Urban Voting Agreements, Troilus has acknowledged that any Urban Locked-up Shareholder who is also a director or officer of Urban is bound under the Urban Voting Agreements only in such person's capacity as an Urban Shareholder, and not in his capacity as a director or officer.

The Urban Voting Agreements terminate upon, among other things: (i) mutual agreement; (ii) a party's election following a breach of the other party's covenant, representation or warranty; or (iii) the date of termination of the Amalgamation Agreement in accordance with the terms thereof.

Troilus has advised that, as of the Record Date, Troilus held 6,156,291 Urban Shares, representing approximately 9.64% of the issued and outstanding Urban Shares on a non-diluted basis. Urban has been advised that Troilus intends to vote all of its Urban Shares in favour of the Amalgamation Resolution.

Completion of the Amalgamation

Subject to the provisions of the Amalgamation Agreement, the Amalgamation will become effective at 12:01 a.m. (EDT) on the Effective Date, being the date upon which all of the conditions to completion of the Amalgamation as set out in the Amalgamation Agreement have been satisfied or waived in accordance with the Amalgamation Agreement, all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, and the filings required under the CBCA have been filed with the Director. Completion of the Amalgamation is expected to occur on or about May 18, 2021; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Amalgamation cannot be met on a timely basis, but in no event shall completion of the Amalgamation occur later than the Outside Date, unless extended by mutual agreement of the Parties in accordance with the terms of the Amalgamation Agreement.

Procedure for Exchange of Urban Shares

At the time of sending this Circular to each Urban Shareholder, Urban is also sending the Letter of Transmittal to each Registered Urban Shareholder. The Letter of Transmittal is only for use by Registered Urban Shareholders and is not to be used by Non-Registered Shareholders. In order to receive the appropriate number of Troilus Shares that such Registered Urban Shareholder is entitled to receive pursuant to the Amalgamation, he or she must deposit the certificate(s) or DRS Statement, as applicable, representing his or her Urban Shares with the Depositary along with a properly completed and duly executed Letter of Transmittal.

The exchange of Urban Shares for the Consideration in respect of Non-Registered Shareholders is expected to be made with the Non-Registered Shareholders' nominee (bank, trust company, securities broker or other nominee) account through the procedures in place for such purposes between CDS & Co. (or Cede & Co., in the case of some Urban U.S. Shareholders) and such nominee. Non-Registered Shareholders should contact their nominee if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive the Troilus Shares in respect of their Urban Shares.

Registered Urban Shareholders are requested to tender to the Depositary any certificate(s) or DRS Statement representing their Urban Shares along with the duly completed Letter of Transmittal. As soon as practicable following the Effective Date, the Depositary will forward to each Registered Urban Shareholder that submitted an effective Letter of Transmittal to the Depositary, together with the certificate(s) or DRS Statement representing the Urban Shares held by such Urban Shareholder immediately prior to the Effective Date, the DRS Statement representing the Troilus Shares to which the Registered Urban Shareholder is entitled under the Amalgamation, to be sent to or at the direction of such Urban Shareholder. DRS Statements representing the Troilus Shares will be registered in such name or names as directed in the Letter of Transmittal and will be sent to the address or addresses as such Urban Shareholder directed in their Letter of Transmittal.

A Registered Urban Shareholder that does not submit an effective Letter of Transmittal prior to the Effective Date may take delivery of the DRS Statement representing the Troilus Shares to which such Urban Shareholder is entitled pursuant to the Amalgamation, by delivering the certificate(s) or DRS Statement representing Urban Shares formerly held by it to the Depositary at the office indicated in the Letter of Transmittal at any time prior to the sixth anniversary of the Effective Date. Such certificate(s) or DRS Statement must be accompanied by a duly completed Letter of Transmittal, together with such other documents as the Depositary may require. DRS Statements representing the Troilus Shares will be registered in such name or names as directed in the Letter of Transmittal and will be sent to the address or addresses as such Urban Shareholder directed in its Letter of Transmittal as soon as practicable after receipt by the Depositary of the required certificates and documents.

If any certificate, which immediately before the Effective Time represented one or more outstanding Urban Shares in respect of which the holder was entitled to receive Troilus Shares pursuant to the Amalgamation is lost, stolen or destroyed, upon the making of an affidavit or statutory declaration of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate, a DRS Statement representing Troilus Shares to which such Registered Urban Shareholder is entitled pursuant to the Amalgamation. When authorizing delivery of the DRS Statement representing Troilus Shares that a former Urban Shareholder is entitled to receive in exchange for any lost, stolen or destroyed certificate, such former holders to whom a DRS Statement is to be delivered will be required, as a condition precedent to the delivery thereof, to give an indemnity bond satisfactory to Troilus, Urban and the Depositary in such amount as Troilus, Urban and the Depositary may direct and indemnify Troilus, Urban and the Depositary in a manner satisfactory to them, against any claim that may be made against one or both of them with respect to the certificate alleged to have been lost, stolen or destroyed. Any certificate lost, stolen or destroyed prior to the Effective Time should be replaced by the method normally utilized by Computershare Investor Services Inc., as transfer agent for Urban, for such purposes.

A Registered Urban Shareholder must deliver to the Depositary at the office listed in the Letter of Transmittal:

a) the certificate(s) or DRS Statement representing his or her Urban Shares;

b) a Letter of Transmittal in the form accompanying this Circular, or a manually executed photocopy thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal; and

c) any other relevant documents required by the instructions set out in the Letter of Transmittal.

Except as otherwise provided in the instructions to the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If a Letter of Transmittal is executed by a person other than the registered holder of the certificate(s) or DRS Statement deposited therewith, the certificate(s) or DRS Statement, as applicable, must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel, or securities transfer power of attorney guaranteed by an Eligible Institution.

Instructions will be provided upon receipt of the DRS Statement representing the Troilus Shares for Registered Urban Shareholders that would like to request a physical Troilus Share certificate. Only Registered Urban Shareholders will receive a DRS Statement representing the Troilus Shares. DRS is a system that will allow Registered Urban Shareholders to hold their Troilus Shares in "book-entry" form without having a physical share certificate issued as evidence of ownership. Instead, Troilus Shares will be held in the name of Registered Urban Shareholders and registered electronically in Troilus' records, which will be maintained by its transfer agent and registrar, TSX Trust Company. The first time Troilus Shares are recorded under DRS (upon completion of the Amalgamation), Registered Urban Shareholders will receive an initial DRS Statement acknowledging the number of Troilus Shares held in their DRS account. Anytime that there is movement of Troilus Shares into or out of a Registered Urban Shareholder's DRS account, an updated DRS Statement will be mailed. Registered Urban Shareholders may request a statement at any time by contacting TSX Trust Company, as transfer agent for Troilus. There is no fee to participate in DRS and dividends, if any, will not be affected by DRS.

The method of delivery of certificates or DRS Statements representing Urban Shares and all other required documents is at the option and risk of the person depositing the same. Urban recommends that such documents be delivered by hand to the Depositary and a receipt obtained or, if mailed, that registered mail with return receipt requested be used and that appropriate insurance be obtained.

The holders of certificates formerly representing Urban Warrants are not required to surrender such certificates to Troilus until such time as they wish to exercise the Urban Warrants.

Mail Services Interruption

Notwithstanding the provisions of the Amalgamation Agreement, the Circular and the Letter of Transmittal, DRS Statements representing Troilus Shares in payment for Urban Shares deposited pursuant to the Amalgamation and any certificate(s) or DRS Statements, as applicable, representing Urban Shares to be returned will not be mailed if Troilus determines that delivery thereof by mail may be delayed.

No Fractional Shares to be Issued

No holder of Urban Shares will be entitled to a fractional Troilus Share. Where the aggregate number of Troilus Shares to be issued to a former Urban Shareholder as consideration under or as a result of this Amalgamation would result in a fraction of a Troilus Share being issuable, the number of Troilus Shares to be received by such Urban Shareholder shall be rounded down to the nearest whole Troilus Share and no former Urban Shareholder will be entitled to any compensation in respect of such fractional Troilus Share.

Withholding Rights

Urban, Troilus and the Depositary will be entitled to deduct and withhold from any consideration otherwise payable to any Urban Shareholder under the Amalgamation (including any payment to Dissenting Urban Shareholders) such amounts as the Urban, Troilus or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the Code, and the rules and regulations promulgated thereunder, or any provision of any provincial, state, local or foreign tax law as counsel may advise is required to be so deducted and withheld by Urban, Troilus or the Depositary, as the case may be. All such withheld amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made on account of the obligation to make payment to such person under the Amalgamation Agreement, provided that such deducted or withheld amounts are actually remitted to the appropriate Governmental Authority by or on behalf of Urban, Troilus or the Depositary, as the case may be. To the extent necessary, such deductions and withholdings may be effected by selling any Troilus Shares to which any such person may otherwise be entitled under the Amalgamation, and any amount remaining following the sale, deduction and remittance will be paid to the person entitled thereto as soon as reasonably practicable.

Cancellation of Rights after Six Years

If any former Urban Shareholder fails to deliver to the Depositary the certificates, DRS Statements, documents or instruments  required to be delivered to the Depositary under the Amalgamation Agreement in order for such former Urban Shareholder to receive the Consideration which such former holder is entitled to receive pursuant to the Amalgamation Agreement on or before the sixth anniversary of the Effective Date, on the sixth anniversary of the Effective Date (i) such former holder will be deemed to have donated and forfeited to Troilus or its successors, any Consideration held by the Depositary in trust for such former holder to which such former holder is entitled and (ii) any certificate or DRS Statement representing Urban Shares formerly held by such former holder will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to Troilus and will be cancelled. None of Urban or Troilus, or any of their respective successors, will be liable to any person in respect of any Consideration (including any consideration previously held by the Depositary in trust for any such former holder) which is forfeited to Urban or Troilus or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

Accordingly, former Urban Shareholders who deposit with the Depositary a certificate or a DRS Statement representing Urban Shares after the sixth anniversary of the Effective Date will not receive Troilus Shares or any other consideration in exchange therefor and will not own any interest in Urban or, Troilus, and will not be paid any compensation.

Effects of the Amalgamation on Urban Shareholders' Rights

Urban Shareholders receiving Troilus Shares under the Amalgamation will become shareholders of Troilus. Troilus is an Ontario company governed by the Business Corporations Act (Ontario).

The Troilus Shares to be received by Urban Shareholders pursuant to the Amalgamation are subject to different rights and obligations under the Business Corporations Act (Ontario) than under the CBCA. Urban Shareholders are encouraged to consult with their legal advisors for greater detail with respect to these differences.

Regulatory Approvals

The Urban Shares are listed and posted for trading on the TSXV and the Troilus Shares are listed and posted for trading on the TSX. It is a condition of the Amalgamation that the TSX shall have conditionally approved for listing the Troilus Shares to be issued in connection with the Amalgamation. The TSX has conditionally approved the listing of the Troilus Shares to be issued under the Amalgamation, subject to filing certain documents following the closing of the Amalgamation.

It is also a condition to the completion of the Amalgamation that the TSXV approve the transactions contemplated thereby. In a letter dated March 31, 2021, the TSXV conditionally approved the Amalgamation, subject to the delivery of certain documents following the closing of the Amalgamation.

Regulatory Law Matters and Securities Law Matters

Other than the necessary conditional approvals (or equivalent) as the case may be, of the TSX and TSXV having been obtained, Urban is not aware of any material approval, consent or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained in order to complete the Amalgamation. In the event that any such approvals or consents are determined to be required, such approvals or consents will be sought. Any such additional requirements could delay the Effective Date or prevent the completion of the Amalgamation. While there can be no assurance that any regulatory consents or approvals that are determined to be required will be obtained, Urban currently anticipates that any such consents and approvals that are determined to be required will have been obtained or otherwise resolved by the Effective Date. Subject to receipt of the Urban Shareholders Approval at the Meeting and the satisfaction or waiver of all other conditions specified in the Amalgamation Agreement, the Effective Date is expected to be on or about May 18, 2021.

Canadian Securities Law Matters

Each Urban Shareholder is urged to consult such Urban Shareholder's professional advisors to determine the Canadian conditions and restrictions applicable to trades in the Troilus Shares.

Status under Canadian Securities Laws

Urban is a reporting issuer in British Columbia, Alberta, Saskatchewan and Ontario. The Urban Shares currently trade on the TSXV. Pursuant to the Amalgamation, Urban will merge with Troilus Subco and the merged entity, Amalco, will be a wholly owned subsidiary of Troilus. Following the Effective Date, the Urban Shares will be delisted from the TSXV (anticipated to be effective two or three Business Days following the Effective Date) and Troilus expects to apply to the applicable Canadian securities regulators to have Urban cease to be a reporting issuer.

Troilus is a reporting issuer in each of the provinces of Canada. The Troilus Shares are listed and posted for trading on the TSX.

Distribution and Resale of Troilus Shares under Canadian Securities Laws

The distribution of the Troilus Shares pursuant to the Amalgamation will constitute a distribution of securities which is exempt from the prospectus requirements of Canadian securities legislation and is exempt from or otherwise is not subject to the registration requirements under applicable securities legislation. The Troilus Shares received pursuant to the Amalgamation will not be legended and may be resold through registered dealers in each of the provinces of Canada provided that (i) the trade is not a "control distribution" as defined in NI 45-102, (ii) no unusual effort is made to prepare the market or to create a demand for Troilus Shares, (iii) no extraordinary commission or consideration is paid to a person or company in respect of such sale, and (iv) if the selling security holder is an insider or officer of Troilus, the selling security holder has no reasonable grounds to believe that Troilus is in default of applicable Securities Laws.

Multilateral Instrument 61-101

MI 61-101 regulates certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding "interested parties" or "related parties", independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to "business combinations" (as defined in MI 61-101) that terminate the interests of securityholders without their consent. MI 61-101 provides that, in certain circumstances, where a "related party" of an issuer (as defined in MI 61-101 and including directors, executive officers and shareholders holding over 10% of issued and outstanding shares of the issuer) is entitled to receive a "collateral benefit" (as defined in MI 61-101) in connection with an amalgamation (such as the Amalgamation), such transaction may be considered a "business combination" for the purposes of MI 61-101 and subject to minority approval requirements and such "related party" is an "interested party" (as defined in MI 61-101).

A "collateral benefit" (as defined in MI 61-101) includes any benefit that a "related party" of Urban is entitled to receive as a consequence of the Amalgamation, including without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancement in benefits related to services as an employee, director or consultant of Urban. MI 61-101 excludes from the meaning of collateral benefit a payment per security that is identical in amount and form to the entitlement of the general body of holders in Canada of securities of the same class, as well as certain benefits to a related party received solely in connection with the related party's services as an employee or director of an issuer, of an affiliated entity of such issuer or of a successor to the business of such issuer where (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) at the time of the transaction the related party and his or her associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer, or (ii) the related party discloses to an independent committee of the issuer the amount of consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities it beneficially owns, and the independent committee's determination is disclosed in the disclosure document for the transaction.

The directors and officers of Urban may have interests in the Amalgamation that are, or may be, different from, or in addition to, the interests of other Urban Shareholders. These interests include those described below. The Special Committee and the Urban Board are aware of these interests and considered them, among other matters, when recommending approval of the Amalgamation by Urban Shareholders.

Change of Control Payments

Pursuant to the terms of their respective employment agreement with Urban, the following officers of Urban are entitled to receive a lump sum payment (the "Change of Control Payment") on the occurrence of a "Change of Control", such as the Amalgamation, as follows:

Name	Position	Change of Control Payment	Number of Urban Shares held	Number of Urban Options held	Number of Urban Warrants held

Mathieu Stephens	President & Chief Executive Officer, Director	$200,000	976,500	900,000	280,000

Jens Hansen	Director, Former Interim President & Chief Executive Officer	$150,000	2,453,000	750,000	75,000

Vatché Tchakmakian	Chief Financial Officer & Secretary	$200,000	20,000	800,000	-

Each of Mathieu Stephens, Jens Hansen and Vatché Tchakmakian holds, or is deemed to hold, beneficially more than 1% of the outstanding Urban Shares and would receive a Change of Control Payment exceeding 5% of value of the consideration to be received for his Urban Shares under the Amalgamation. Consequently, the Change of Control Payment each of them may receive as a consequence of the Amalgamation constitutes a "collateral benefit" for the purposes of MI 61-101.

Minority Approval Requirements

As a result of the foregoing analysis, the minority approval requirements of MI 61-101 will apply in connection with the Amalgamation and in addition to obtaining approval of the Amalgamation Resolution at least two thirds of the votes cast on the Amalgamation Resolution at the Meeting by Urban Shareholders, present or represented by proxy and entitled to vote at the Meeting, approval will also be sought from a simple majority of the votes cast at the Meeting by the Urban Shareholders present or represented by proxy at the Meeting, excluding the votes of the "interested parties" whose votes may not be included in determining minority approval of a "business combination" under MI 61-101.

To the best knowledge of the Urban Board, it is estimated that 3,449,500 Urban Shares will be excluded from the simple majority vote required under MI 61-101, being the Urban Shares held by Mathieu Stephens, Jens Hansen and Vatché Tchakmakian.

United States Securities Law Matters

The following discussion is a general overview of certain requirements of U.S. federal Securities Laws that may be applicable to Urban U.S. Shareholders. All Urban U.S. Shareholders are urged to consult with their own legal counsel to ensure that any subsequent resale of Troilus Shares to be received in exchange for their Urban Shares pursuant to the Amalgamation complies with applicable securities legislation.

Further information applicable to Urban U.S. Shareholders is disclosed under the heading "Information Contained in this Information Circular - Note to United States Securityholders".

The following discussion does not address the Canadian Securities Laws that will apply to the issue of Troilus Shares or the resale of these securities within Canada by Urban Shareholders in the United States. Urban Shareholders in the United States reselling their Troilus Shares in Canada must comply with Canadian Securities Laws, as outlined elsewhere in this Circular.

Exemption from the Registration Requirements of the U.S. Securities Act

The Troilus Shares to be received by Urban Shareholders in exchange for their Urban Shares pursuant to the Amalgamation will not be registered under the U.S. Securities Act or the Securities Laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from registration provided under the Securities Laws of each state of the United States in which Urban U.S. Shareholders reside.

Resales of Troilus Shares After the Effective Date

The Troilus Shares to be issued pursuant to the Amalgamation will be unregistered "restricted securities" within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Urban U.S. Shareholders in the United States pursuant to the Amalgamation were restricted securities. Urban U.S. Shareholders that hold Urban Shares that are not restricted securities under Rule 144 will receive Troilus Shares that are unrestricted securities and such Urban U.S. Shareholders that are not deemed to be "affiliates" of Troilus after completion of the Amalgamation may freely re-sell their securities under U.S. securities laws. Urban U.S. Shareholders that hold Urban Shares that are restricted securities under Rule 144 will receive Troilus hares that are restricted securities under Rule 144.  Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available such as Rule 144 or Regulation S. Persons who may be deemed to be "affiliates'" of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by Contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Resales  Pursuant to Rule 144

In general, pursuant to Rule 144, persons who hold restricted Troilus Shares or are "affiliates" of Troilus after the Effective Date, or were "affiliates" of Troilus within 90 days prior to the Effective Date, will be entitled to sell, during any three-month period, those Troilus Shares that they receive pursuant to the Amalgamation, provided that the number of such securities sold does not exceed the greater of one percent of the then outstanding securities of such class or, if such securities are listed on a United States securities exchange and/or reported through the automated quotation system of a U.S. registered securities association, the average weekly trading volume of such securities during the four calendar week period preceding the date of sale, subject to specified restrictions on manner of sale requirements, aggregation rules, notice filing requirements and the availability of current public information about the issuer required under Rule 144.

Resales  Pursuant to Regulation S

In general, pursuant to Regulation S under the U.S. Securities Act, if at the Effective Date Troilus is a "foreign private issuer" (as defined in Rule 3b-4 under the U.S. Exchange Act), persons who hold restricted Troilus Shares or who are "affiliates" of Troilus after the Effective Date, or were "affiliates" of Troilus within 90 days prior to the Effective Date, solely by virtue of their status as an executive officer or director of Troilus, may sell their Troilus Shares outside the United States in an "offshore transaction" if none of the seller, an affiliate or any person acting on their behalf engages in "directed selling efforts" in the United States with respect to such securities and provided that no selling concession, fee or other remuneration is paid in connection with such sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. For purposes of Regulation S under the U.S. Securities Act, "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered. Also, for purposes of Regulation S under the U.S. Securities Act, an offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (a) at the time the buy order is originated, the buyer is outside the United States, or the seller reasonably believes that the buyer is outside of the United States, or (b) the transaction is executed in, on or through the facilities of a "designated offshore securities market" (which would include a sale through the TSX),  and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States. Certain additional restrictions set forth in Rule 903 of Regulation S under the U.S. Securities Act are applicable to sales outside the United States by a holder of Troilus Shares who is an "affiliate" of Troilus after the Effective Date, or was an "affiliate" of Troilus within 90 days prior to the Effective Date, other than by virtue of his or her status as an officer or director of Troilus.

Fees and Expenses

All expenses incurred in connection with the Amalgamation and the transactions contemplated thereby shall be paid by the Party incurring such expense. The estimated fees, costs and expenses of Urban in connection with the Amalgamation, including without limitation, financial advisors' fees, filing fees, legal and accounting fees, proxy solicitation fees and other administrative and professional fees and printing and mailing costs, are anticipated to be approximately $250,000, based on certain assumptions.

Interests of Certain Persons in the Amalgamation

In considering the unanimous recommendation of the Urban Board with respect to the Amalgamation, Urban Shareholders should be aware that certain members of Urban's senior management and the Urban Board have certain interests in connection with the Amalgamation that may present them with actual or potential conflicts of interest in connection with the Amalgamation.

Benefits of Directors and Executive Officers of Urban

Other than as disclosed in this Circular, no executive officer or director of Urban will receive any payment as a result of the proposed Amalgamation. If the Amalgamation is completed, certain executive officers of Urban will be entitled to receive additional compensation as a result of the change of control of Urban.

The directors (other than directors who are also executive officers) hold, in the aggregate, 4,160,500 Urban Shares, representing approximately 6.55% of the Urban Shares outstanding on the Record Date.

See "The Amalgamation - Interests of Certain Persons in the Amalgamation - Indemnification" below.

The executive officers of Urban hold, in the aggregate, 996,500 Urban Shares, representing approximately 1.6% of the Urban Shares as of the Record Date.

The chart below sets out for each director and executive officer of Urban the number of Urban Shares, Urban Options and Urban Warrants beneficially owned, directly or indirectly, by such director and executive officer as of the Record Date. All of the Urban Shares, Urban Options and Urban Warrants held by the directors and executive officers of Urban will be treated in the same fashion under the Amalgamation as all other Urban Shares, Urban Options and Urban Warrants.

Name	Title	Urban Shares(1)	Urban Options(2)	Urban Warrants(3)
Jens Eskelund-Hansen	Director	2,453,000(4) (3.84%)	750,000 (15.31%)	75,000 (<1%)
Mathieu Stephens	President & Chief Executive Officer, Director	976,500 (1.53%)	900,000 (18.37%)	280,000 (1.62%)
Vatché Tchakmakian	Chief Financial Officer & Secretary	20,000 (<1%)	800,000 (16.33%)	-
Robert Joseph Casaceli	Director	-	650,000 (13.27%)	-
John Bell	Director	-	525,000 (10.71%)	-
V.E. Dale Burstall	Director	571,000(5) (<1%)	525,000 (10.71%)	-
Réjean Gosselin	Director	160,000 (<1%)	425,000 (8.67%)	160 000 (<1%)

Notes:

(1) Based on 63,820,935 Urban Shares issued and outstanding as of the Record Date.

(2) Based on 4,900,000 Urban Options issued and outstanding as of the Record Date.

(3) Based on 17,283,188 Urban Warrants issued and outstanding as of the Record Date.

(4) Of which 120,000 Urban Shares are held by Christine Hansen.

(5) Of which 100,000 Urban Shares are held by Lost in Space, Inc., a private company controlled by Mr. Burstall.

Change of control Payments

Upon completion of the Amalgamation, officers of Urban will be entitled to Change of Control Payments payable by Urban. In order to comply with MI 61-101, a simple majority of disinterested Urban Shareholders, present or represented by proxy at the Meeting, must cast votes in favour of the Amalgamation Resolution.

To the best knowledge of the Urban Board, it is estimated that 3,449,500 Urban Shares will be excluded from the simple majority vote required under MI 61-101, being the Urban Shares held by Mathieu Stephens, Jens Hansen and Vatché Tchakmakian.

See "The Amalgamation - Regulatory Matters and Securities Law Matters - Canadian Securities Law Matters - Change of control Payments" above.

Indemnification

Troilus and Urban have agreed that they will honour all rights to indemnification existing in favour of present and former officers and directors of Troilus and Urban as provided by certain specified contracts or agreements to which Urban is a party and in effect as of the date of the Amalgamation Agreement will survive the completion of the Amalgamation and shall continue in full force and effect for a period of not less than six years from the Effective Date.

The Amalgamation Agreement

The description of the Amalgamation Agreement, both below and elsewhere in this Circular, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Amalgamation Agreement, which is incorporated by reference herein and may be found under Urban's profile on SEDAR at www.sedar.com.

Effective Date and Conditions of Amalgamation

If the Amalgamation Resolution is passed, every requirement of the CBCA relating to the Amalgamation has been complied with and all other conditions to the Amalgamation Agreement as summarized under "The Amalgamation - The Amalgamation Agreement - Conditions to the Amalgamation Becoming Effective" are satisfied or waived, the Amalgamation will become effective at 12:01 a.m. (EDT) on the Effective Date. It is currently expected that the Effective Date will be on or about May 18, 2021.

Representations and Warranties

The Amalgamation Agreement contains representations and warranties made by Urban to Troilus and representations and warranties made by Troilus to Urban. Those representations and warranties were made solely for purposes of the Amalgamation Agreement and may be subject to important qualifications, limitations and exceptions agreed to by the Parties in connection with negotiating its terms and as set out in the Urban Disclosure Letter delivered in connection with the Amalgamation Agreement. In particular, some of the representations and warranties are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosure to Urban Shareholders, or are used for the purpose of allocating risk between the parties to the Amalgamation Agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Amalgamation Agreement as statements of factual information at the time they were made or otherwise.

The representations and warranties provided by Urban in favour of Troilus relate to, among other things, organization and qualification, absence of subsidiaries, securities of other companies, corporate power and authority, required approvals, no violation, capitalization, absence of shareholder and similar agreements, reporting issuer status and Securities Law matters, U.S. securities matters, financial statements, undisclosed liabilities, auditors, absence of certain changes, compliance with Laws, permits, litigation, insolvency, operational matters, interest in Material Properties, expropriation, technical disclosure, work program payments, First Nations Claims, NGOs and community groups, Taxes, contracts, employment matters, health and safety matters, intellectual property, environmental matters, insurance, books and records, non-arms' length transactions, financial advisors or brokers, Fairness Opinion, Special Committee and Urban Board approval, arrangement with securityholders, restrictions on business activities, funds available, confidentiality agreements and competition matters.

The representations and warranties provided by Troilus in favour of Urban relate to organization and corporate capacity, absence of material subsidiaries, corporate power and authority, required approvals, no violation, capitalization, reporting issuer status and Securities Law matters, absence of certain changes, litigation, financial statements, undisclosed liabilities, compliance with Laws and residency.

Conditions to the Amalgamation Becoming Effective

In order for the Amalgamation to become effective, certain conditions must have been satisfied or waived which conditions are summarized below.

Mutual Conditions

The respective obligations of Urban and Troilus to complete the Amalgamation are subject to the satisfaction or mutual waiver by the Parties of the following conditions on or before the Effective Date or such other time as is specified below:

a) the Amalgamation Resolution will have been approved by the Urban Shareholders at the Meeting in accordance with applicable Laws;

b) the necessary conditional approvals or equivalent approvals, as the case may be, of the TSX and the TSXV will have been obtained;

c) no Law will have been enacted, issued, promulgated, enforced, made, entered, issued or applied and no Proceeding will otherwise have been taken under any Laws or by any Governmental Authority (whether temporary, preliminary or permanent) that makes the Amalgamation illegal or otherwise directly or indirectly cease trades, enjoins, restrains or otherwise prohibits completion of the Amalgamation;

d) the Consideration Shares to be issued pursuant to the Amalgamation shall be exempt from the registration requirements of the U.S. Securities Act pursuant to exemptions from applicable state securities laws; and

e) the Amalgamation Agreement shall not have been terminated in accordance with its terms.

The foregoing conditions are for the mutual benefit of the Parties and may be waived by mutual consent of Urban and Troilus in writing at any time.

Troilus Conditions

The obligation of Troilus (and Troilus Subco) to complete the Amalgamation is subject to the satisfaction or waiver by Troilus of the following additional conditions on or before the Effective Date:

a) Urban shall have complied in all material respects with its obligations, covenants and agreements in the Amalgamation Agreement to be performed and complied with on or before the Effective Date;

b) the representations and warranties of Urban shall be true and correct, subject to certain exceptions as set forth in the Amalgamation Agreement;

c) Urban Shareholders shall not have exercised Dissent Rights, or have instituted proceedings to exercise Dissent Rights, in connection with the Amalgamation (other than Urban Shareholders representing not more than 10% of the Urban Shares then outstanding);

d) there shall not have occurred, a Material Adverse Effect and Troilus will have received a certificate from senior officers of Urban dated the Effective Date certifying the foregoing;

e) no cash distributions on the Urban Shares, employee compensation adjustments or any grant of equity interests or other share-based compensation (including Urban Options, restricted share units and/or deferred share units) shall have been made by Urban after the date of the Amalgamation Agreement and prior to the Effective Date;

f) all Urban In-The-Money Options held by directors and officers of Urban shall have been exercised prior to the Effective Time;

g) there shall not be pending or threatened in writing any Proceeding by any Governmental Authority or any other person that is reasonably likely to result in any: (i) prohibition or restriction on the acquisition by Troilus of any Urban Shares or the completion of the Amalgamation or any person obtaining from any of the Parties any material damages directly in connection with the Amalgamation; (ii) prohibition or material limit on the ownership by Troilus of Urban or any material portion of their respective businesses; and (iii) imposition of limitations on the ability of Troilus to acquire or hold, or exercise full rights of ownership of, any Urban Shares, including the right to vote such Urban Shares.

The foregoing conditions are for the exclusive benefit of Troilus (and Troilus Subco) and may be waived by Troilus in whole or in part at any time without prejudice to any other rights that Troilus (or Troilus Subco) may have.

Urban Conditions

The obligation of Urban to complete the Amalgamation is subject to the satisfaction or waiver by Urban of the following additional conditions on or before the Effective Date:

a) Troilus and Troilus Subco shall have complied in all material respects with its obligations, covenants and agreements in the Amalgamation Agreement to be performed and complied with on or before the Effective Date;

b) the representations and warranties of Troilus shall be true and correct, subject to certain exceptions as set forth in the Amalgamation Agreement;

c) there shall not have occurred a Troilus Material Adverse Effect;

d) Troilus shall have complied with its obligations to pay the Consideration and the Depositary shall have confirmed receipt of the Consideration Shares subject to the customary existing conditions; and

e) Troilus shall have delivered evidence satisfactory to Urban, acting reasonably, of the approval of the listing and posting for trading on the TSX of the Consideration Shares, subject only to the satisfaction of the customary listing conditions of the TSX.

The foregoing conditions are for the exclusive benefit of Urban and may be waived by Urban in whole or in part at any time without prejudice to any other rights that Urban may have.

Covenants of Urban

Covenants relating to Conduct of Business

Urban has made certain covenants to Troilus, including that, until the earlier of the Effective Time and the time that the Amalgamation Agreement is terminated in accordance with its terms, unless otherwise consented to in writing by Troilus:

a) the businesses of Urban will be conducted only in the ordinary course of business and in accordance with the Urban Budget, Urban will comply with the terms of all Material Contracts and Urban will use commercially reasonable efforts to maintain and preserve intact its business organizations, assets, properties, rights, goodwill and business relationships and keep available the services of its officers, employees and consultants as a group;

b) Urban will fully cooperate and consult through meetings with Troilus, as Troilus may reasonably request, to allow Troilus to monitor, and provide input with respect to the direction and control of, any activities relating to the exploration and maintenance of Urban Properties that may be permitted by Troilus and discussing with Troilus prior to any required public disclosure of exploration results or other technical information and, other than as contemplated by the Urban Budget, will not make any capital expenditures or other financial commitments in excess of $10,000 or $20,000 in the aggregate;

c) Urban will not, directly or indirectly:

i. alter or amend the notice of articles, articles, charter, by-laws or other constating documents of Urban;

ii. declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any equity securities of Urban;

iii. split, divide, consolidate, combine or reclassify the Urban Shares or any other securities of Urban;

iv. issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any Urban Shares or other securities of Urban, or securities convertible into or exchangeable or exercisable for or otherwise evidencing a right to acquire Urban Shares or other securities of Urban, other than the issuance of Urban Shares issuable pursuant to to the terms of Urban Options and Urban Warrants outstanding on the date of the Amalgamation Agreement;

v. redeem, purchase or otherwise acquire or subject to any Lien, any of its outstanding Urban Shares or other securities or securities convertible into or exchangeable or exercisable for Urban Shares;

vi. amend the terms of any securities of Urban;

vii. adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Urban;

viii. reorganize, amalgamate or merge with any other person;

ix. create any subsidiary or enter into any Contracts or other amalgamations regarding the control or management of the operations, or the appointment of governing bodies or enter into any Joint Ventures;

x. make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures), except as disclosed in the Public Disclosure Record, as required by applicable Laws or under IFRS; or

xi. enter into, modify or terminate any Contract with respect to any of the foregoing;

d) Urban will immediately notify Troilus orally and then promptly notify Troilus in writing of (i) any "material change" in relation to Urban, (ii) any event, circumstance or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) any breach of the Amalgamation Agreement by Urban, or (iv) any event occurring after the date of the Amalgamation Agreement that would render a representation or warranty inaccurate such that certain conditions in Amalgamation Agreement would not be satisfied;

e) except as contemplated in the Urban Budget, Urban will not directly or indirectly, except in connection with the Amalgamation Agreement:

i. sell, pledge, lease, license, dispose of or encumber any assets or properties of Urban related to the Material Properties;

ii. acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment by the purchase of securities, contribution of capital, property transfer, or purchase of any property or assets of any other person;

iii. incur any expenses (except as contemplated in the Urban Budget) or incur any indebtedness (including the making of any payments in respect thereof, including any premiums or penalties thereon or fees in respect thereof) or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or make any loans or advances;

iv. pay, discharge or satisfy any claim, liability or obligation prior to the same being due, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the Financial Statements, or voluntarily waive, release, assign, settle or compromise any Proceeding;

v. engage in any new business, enterprise or other activity that is inconsistent with the existing businesses of Urban in the manner such existing businesses generally have been carried on or (as disclosed in the Public Disclosure Record) planned or proposed to be carried on prior to the date of this Agreement;

vi. except as provided for in the Urban Budget in respect of any Urban Property, expend or commit to expend any amounts with respect to expenses for such Urban Property; or

vii. authorize any of the foregoing, or enter into or modify any Contract to do any of the foregoing;

f) Urban will not directly or indirectly, except in the ordinary course of business:

i. terminate, fail to renew, cancel, waive, release, grant or transfer any rights of material value;

ii. enter into any Contract which would be a Material Contract if in existence on the date hereof, or terminate, cancel, extend, renew or amend, modify or change any Material Contract;

iii. enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify, amend or exercise any right to renew any lease or sublease of real property or acquire any interest in real property; or

iv. enter into any Contract containing any provision restricting or triggered by the transactions contemplated in the Amalgamation Agreement;

g) subject to certain exceptions, Urban will not:

i. grant to any officer, director, employee or consultant of Urban an increase in compensation in any form;

ii. grant any general salary increase, fee or pay any bonus or other material compensation to the directors, officers, employees or consultants of Urban;

iii. take any action with respect to the grant or increase of any severance, change of control, retirement, retention or termination pay;

iv. enter into or modify any employment or consulting agreement with any officer or director of Urban;

v. terminate the employment or consulting arrangement of any senior management employees, except for cause;

vi. increase any benefits payable under its current severance or termination pay policies;

vii. adopt or amend or make any contribution to or any award under the Urban Option Plan, or other compensation or similar plans for the benefit of directors or senior officers or former directors or senior officers of Urban; or

viii. take any action to accelerate the time of payment of any compensation or benefits, amend or waive any performance or vesting criteria or accelerate vesting under the Urban Option Plan;

h) Urban will not make any loan to any officer, director, employee or consultant of Urban;

i) Urban will use commercially reasonable efforts to cause the current insurance policies maintained by Urban not to be cancelled or terminated and to prevent any of the coverage thereunder from lapsing, provided, however, that Urban will not obtain or renew any insurance policy for a term exceeding 12 months;

j) Urban will use commercially reasonable efforts to retain the services of its existing employees and consultants until the Effective Time and will notify Troilus of any resignation or termination of its key employees or consultants;

k) Urban will not make an application to amend, terminate, allow to expire or lapse or otherwise modify any of its Permits or take any action or fail to take any action which would result in the material loss, expiration or surrender or loss of material benefit under any Permit necessary to conduct its businesses as now being conducted;

l) Urban will (i) duly and timely file all Tax Returns and all such Tax Returns will be true, complete and correct in all material respects and (ii) timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by it, and Urban will not (A) change its tax accounting methods, principles or practices, (B) settle, compromise or agree to the entry of judgment with respect to any action, claim or other Proceeding relating to Taxes, (C) enter into any tax sharing, tax allocation or tax indemnification agreement, (D) make a request for a tax ruling to any Governmental Authority, or (E) agree to any extension or waiver of the limitation period relating to any material Tax claim or assessment or reassessment;

m) Urban will not settle or compromise any action, claim or other Proceeding (i) brought against it for damages or providing for the grant of injunctive relief or other non-monetary remedy ("Litigation") or (ii) brought by any present, former or purported holder of its securities in connection with the transactions contemplated by the Amalgamation Agreement;

n) Urban will not commence any Litigation, subject to certain exceptions set forth in the Amalgamation Agreement;

o) Urban will not enter into or renew certain Contracts, including among other things Contracts that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Amalgamation;

p) Urban will not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Urban in the Amalgamation Agreement untrue or inaccurate in any material respect; and

q) Urban will not agree, announce, resolve, authorize or commit to do any of the foregoing; and

r) Urban will cause all Urban In-The- Money Options held by directors and officers and not exercised prior to the Effective Time to expire immediately prior to the Effective Time.

Covenants relating to the Amalgamation

Urban has also agreed with Troilus that it will perform all obligations required to be performed by Urban under the Amalgamation Agreement, cooperate with Troilus in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Amalgamation and the other transactions contemplated by the Amalgamation Agreement, including:

a) subject to Troilus' prior review and approval, publicly announcing the execution of the Amalgamation Agreement, the support of the Urban Board of the Amalgamation and the recommendation of the Urban Board to the Urban Shareholders to vote in favour of the Amalgamation Resolution;

b) using its commercially reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Urban from other parties to any Material Contracts in order to complete the Amalgamation;

c) using its commercially reasonable efforts to carry out all actions necessary to ensure the availability of one or more exemption from registration under the U.S. Securities Act; and

d) defending all lawsuits or other legal, regulatory or other Proceedings against Urban challenging or affecting the Amalgamation Agreement or the completion of the Amalgamation.

In the event that Troilus concludes that it is necessary or desirable to proceed with another form of transaction (such as a formal take-over bid or arrangement) whereby Troilus or its affiliates would effectively acquire all of the Urban Shares within approximately the same time periods and on economic terms and other terms and conditions (including tax treatment) and having consequences to Urban and its Urban Shareholders which are equivalent to or better than those contemplated by the Amalgamation Agreement (an "Alternative Transaction"), Urban agrees to support the completion of such Alternative Transaction in the same manner as the Amalgamation and will otherwise fulfill its covenants in the Amalgamation Agreement in respect of such Alternative Transaction.

Covenants of Troilus

Troilus has agreed that it (and/or Troilus Subco, as applicable) will perform all obligations required to be performed by it under the Amalgamation Agreement, cooperate with Urban in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Amalgamation and other transactions contemplated hereby, including:

a) cooperating with Urban in connection with, and using its commercially reasonable efforts to assist Urban in obtaining certain waivers, consents and approvals;

b) furnishing Urban with all such information regarding Troilus as may reasonably be required to be included in this Circular pursuant to applicable Laws and any other documents related thereto and ensuring that such information does not contain any misrepresentation;

c) using its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authorities from Troilus relating to the Amalgamation required to be completed prior to the Effective Time;

d) defending all lawsuits or other legal, regulatory or other Proceedings against or relating to Troilus or Troilus Subco challenging or affecting the Amalgamation Agreement or the completion of the Amalgamation;

e) taking all necessary actions to give effect to the transactions contemplated hereby; and

f) apply for and use commercially reasonable efforts to obtain conditional approval or equivalent of the listing and posting for trading on the TSX of the Consideration Shares subject to satisfaction by Troilus of certain listing conditions of the TSX.

Non-Solicitation Covenant

Urban has covenanted to Troilus and agreed that it shall not and shall cause its Representatives to not, directly or indirectly through any other person:

a) make, initiate, solicit or knowingly encourage (including by way of furnishing or affording access to information or any site visit), or knowingly take any other action that facilitates, directly or indirectly, any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal or that reasonably could be expected to lead to an Acquisition Proposal; or

b) participate in any discussions or negotiations with, furnish information to, or otherwise cooperate in any way with, any person (other than Troilus and its subsidiaries) regarding an Acquisition Proposal or that reasonably could be expected to lead to an Acquisition Proposal; or

c) remain neutral with respect to, or agree to, approve or recommend, or propose publicly to agree, approve or recommend any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of three Business Days after such Acquisition Proposal has been publicly announced shall be deemed not to constitute a violation of this covenant); or

d) make or propose publicly to make a Change of Recommendation; or

e) accept, enter into, or propose publicly to accept or enter into, any agreement, understanding or amalgamation effecting or related to any Acquisition Proposal or potential Acquisition Proposal; or

f) make any public announcement or take any other action inconsistent with the approval or recommendation of the Urban Board of the transactions contemplated by the Amalgamation Agreement.

Urban and its Representatives have also covenanted to Troilus that they will immediately cease any solicitation, encouragement, discussion or negotiation with any person (other than Troilus and its subsidiaries) conducted by Urban or any of its Representatives with respect to any Acquisition Proposal and, in connection therewith, Urban will discontinue access to any of its confidential information, including access to any data room, virtual or otherwise, to any person (other than access by Troilus and its Representatives).

Notwithstanding anything to the contrary contained in the Amalgamation Agreement, in the event that Urban receives a bona fide written Acquisition Proposal from any person after the date of the Amalgamation Agreement and prior to the Meeting that was not solicited by Urban and that did not otherwise result from a breach of the non-solicitation provisions of the Amalgamation Agreement, and subject to Urban's compliance with the non-solicitation provisions of the Amalgamation Agreement, Urban and its Representatives may (i) contact such person solely to clarify the terms and conditions of such Acquisition Proposal, (ii) furnish information with respect to it to such person pursuant to an Acceptable Confidentiality Agreement, provided that (x) Urban provides a copy of such Acceptable Confidentiality Agreement to Troilus promptly upon its execution and (y) Urban contemporaneously provides to Troilus any non-public information concerning Urban that is provided to such person which was not previously provided to Troilus or its Representatives, and (iii) participate in any discussions or negotiations regarding such Acquisition Proposal; provided, however, that, prior to taking any action described in clauses (ii) or (iii) above, the Urban Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal and failure to take such action would violate the fiduciary duties of such directors under applicable Law.

Urban has agreed to promptly (and, in any event, within 24 hours) notify Troilus, of any Acquisition Proposal received by Urban, any inquiry received by Urban that could reasonably be expected to lead to an Acquisition Proposal, or any request received by Urban for non-public information relating to Urban in connection with an Acquisition Proposal or for access to the properties, books or records of Urban by any person that informs Urban that it is considering making an Acquisition Proposal, including a copy of the Acquisition Proposal, a description of the material terms and conditions of such inquiry or request and the identity of the person making such Acquisition Proposal, inquiry or request, and promptly provide to Troilus such other information concerning such Acquisition Proposal, inquiry or request as Troilus may reasonably request. Urban will keep Troilus promptly and fully informed of the status and details (including all amendments) of any such Acquisition Proposal, inquiry or request.

Urban has also covenanted to Troilus that neither the Urban Board, nor any committee thereof shall: (i) withdraw, modify, qualify or change in a manner adverse to Troilus, or publicly propose to withdraw, modify, qualify or change in a manner adverse to Troilus, the approval or recommendation of the Urban Board of the transactions contemplated hereby (including the recommendation that the Urban Shareholders vote in favour of the Amalgamation Resolution) (it being understood that publicly taking no position or a neutral position by the Urban Board with respect to an Acquisition Proposal for a period exceeding five Business Days after such Acquisition Proposal has been publicly announced shall be deemed to constitute such a withdrawal, modification, qualification or change), (ii) accept, approve, endorse or recommend or publicly propose to accept, approve, endorse or recommend any Acquisition Proposal, (iii) permit Urban to accept or enter into, or publicly propose to enter into (or permit any such actions in the case of the Urban Board or any committee thereof), an Acquisition Agreement with respect to any Acquisition Proposal or (iv) permit Urban to accept or enter into any Contract requiring Urban to abandon, terminate or fail to consummate the Amalgamation or providing for the payment of any break, termination or other fees or expenses to any person proposing an Acquisition Proposal in the event that Urban completes the transactions contemplated hereby or any other transaction with Troilus or any of its affiliates.

Right to Match

In the event Urban receives a bona fide Acquisition Proposal that is a Superior Proposal from any person after the date of the Amalgamation Agreement and prior to the Meeting, then the Urban Board may, prior to the Meeting, withdraw, modify, qualify or change in a manner adverse to Troilus its approval or recommendation of the Amalgamation and/or approve or recommend such Superior Proposal and/or enter into an Acquisition Agreement with respect to such Superior Proposal but only if:

a) Urban has given written notice to Troilus that it has received such Superior Proposal and that the Urban Board has determined that (x) such Acquisition Proposal constitutes a Superior Proposal and (y) the Urban Board intends to withdraw, modify, qualify or change in a manner adverse to Troilus its approval or recommendation of the Amalgamation (including the recommendation that the Urban Shareholders vote in favour of the Amalgamation Resolution), and/or enter into an Acquisition Agreement with respect to such Superior Proposal in each case promptly following the making of such determination, together with a summary of the material terms of any proposed Acquisition Agreement or other agreement relating to such Superior Proposal (together with a copy of such agreement and any ancillary agreements) to be executed with the person making such Superior Proposal, and, if applicable, a written notice from the Urban Board regarding the value or range of values in financial terms that the Urban Board has, in consultation with its financial advisors, determined should be ascribed to any non-cash consideration offered in the Superior Proposal;

b) a period of five full Business Days (such period being the "Superior Proposal Notice Period") shall have elapsed from the date Troilus received the notice from Urban and, if applicable, the notice from the Urban Board with respect to any non-cash consideration, together with the summary of material terms and copies of agreements referred to therein. During the Superior Proposal Notice Period, Troilus shall have the right, but not the obligation, to propose to amend the terms of the Amalgamation Agreement and the Amalgamation;

c) Urban did not breach the non-solicitation provisions of the Amalgamation Agreement in connection with the preparation or making of such Acquisition Proposal and Urban has complied with the other terms of the right to match provisions;

d) the Urban Board shall have determined that such Acquisition Proposal remains a Superior Proposal compared to the Amalgamation as proposed to be amended by Troilus;

e) Urban concurrently terminates the Amalgamation Agreement; and

f) Urban has previously, or concurrently will have, paid to Troilus the Termination Fee.

Urban has covenanted to Troilus that the Urban Board will review in good faith any offer made by Troilus to amend the terms of the Amalgamation Agreement and the Amalgamation in order to determine, in consultation with its financial advisors and outside legal counsel, whether the proposed amendments would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal. Urban shall keep the fact of the making of, and each of the terms of, any such proposed amendments strictly confidential and shall not disclose the same to any person other than Urban's representatives, without Troilus' prior written request.

If the Urban Board determines that such Acquisition Proposal would cease to be a Superior Proposal as a result of the amendments proposed by Troilus, the Company will promptly thereafter accept the offer by Troilus to amend the terms of the Amalgamation Agreement and the Amalgamation.

The Urban Board will reaffirm its recommendation in favour of the Amalgamation by news release promptly after (A) the Urban Board has determined that any Acquisition Proposal is not a Superior Proposal if the Acquisition Proposal has been publicly announced or made; or (B) the Urban Board makes the determination that an Acquisition Proposal that has been publicly announced or made and which previously constituted a Superior Proposal has ceased to be a Superior Proposal. Troilus will be given a reasonable opportunity to review and comment on the form and content of any such news release. Such news release will state that the Urban Board has determined that such Acquisition Proposal is not a Superior Proposal.

The Urban Board shall have the right to respond, within the time and in the manner required by applicable Securities Laws, to any take-over bid or tender or exchange offer made for the Urban Shares that it determines is not a Superior Proposal.

Other Covenants

Indemnification

Troilus and Urban have agreed that they will honour all rights to indemnification existing in favour of present and former officers and directors of Troilus and Urban as provided by certain specified contracts or agreements to which Urban is a party and in effect as of the date of the Amalgamation Agreement will survive the completion of the Amalgamation and shall continue in full force and effect for a period of not less than six years from the Effective Date.

Reorganization

Urban has covenanted to Troilus that it shall effect such Pre-Acquisition Reorganization as Troilus may reasonably request prior to the Effective Date, and the terms of the Amalgamation, if required, shall be modified accordingly; provided, however, that Urban need not effect a Pre-Acquisition Reorganization which would impede or materially delay the consummation of the Amalgamation.

Urban shall use its best efforts to obtain all necessary consents, approvals or waivers from any persons to effect each Pre-Acquisition Reorganization, and Urban shall cooperate with Troilus in structuring, planning and implementing any such Pre-Acquisition Reorganization.

Termination

The Amalgamation Agreement may be terminated prior to the Effective Time in certain circumstances, including:

1. by mutual written agreement of Troilus and Urban;

2. by either Troilus (and Troilus Subco) or Urban:

a) if the Effective Time does not occur on or before the Outside Date, except that the right to terminate the Amalgamation Agreement shall not be available to any Party whose failure to fulfil any of its obligations or breach of any of its representations and warranties under the Amalgamation Agreement has been a principal cause of, or resulted in, the failure of the Effective Time to occur by such date;

b) if the Meeting is held and the Amalgamation Resolution is not approved by the Urban Shareholders in accordance with applicable Laws; or

c) if any Law makes the completion of the Amalgamation or the transactions contemplated by the Amalgamation Agreement illegal or otherwise prohibited, and such Law has become final and non-appealable.

3. by Troilus (and Troilus Subco), if:

a) either (A) the Urban Board fails to publicly make a recommendation that the Urban Shareholders vote in favour of the Amalgamation Resolution or Urban or the Urban Board, or any committee thereof, withdraws, modifies, qualifies or changes in a manner adverse to Troilus its approval or recommendation of the Amalgamation (it being understood that publicly taking no position or a neutral position by Urban and/or the Urban Board with respect to an Acquisition Proposal for a period exceeding three Business Days after an Acquisition Proposal has been publicly announced shall be deemed to constitute such a withdrawal, modification, qualification or change), (B) Troilus requests that the Urban Board reaffirm its recommendation that the Urban Shareholders vote in favour of the Amalgamation Resolution and the Urban Board shall not have done so by the earlier of (x) the end of the third Business Day following receipt of such request and (y) the Meeting (each of the foregoing a "Change of Recommendation"), (C) Urban and/or the Urban Board, or any committee thereof, accepts, approves, endorses or recommends any Acquisition Proposal, (D) Urban enters into an Acquisition Agreement in respect of any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or (E) Urban or the Urban Board publicly proposes or announces its intention to do any of the foregoing;

b) Urban breaches the non-solicitation provisions in the Amalgamation Agreement or Troilus' right to match in a material respect;

c) subject to compliance with the notice and cure provisions in the Amalgamation Agreement, Urban breaches any of its representations, warranties, covenants or agreements contained in the Amalgamation Agreement, which breach would cause any of the mutual conditions precedent or the conditions precedent to the obligations of Troilus in the Amalgamation Agreement not to be satisfied, provided, however, that Troilus is not then in breach of the Amalgamation Agreement; or

d) a Material Adverse Effect with respect to Urban has occurred and is continuing.

4. by Urban, if:

a) the Urban Board approves, and authorizes Urban to enter into, a definitive agreement providing for the implementation of a Superior Proposal prior to the Meeting and has paid or concurrently pays the Termination Fee;

b) subject to compliance with the Notice and cure provisions in the Amalgamation Agreement, Troilus breaches any of its representations, warranties, covenants or agreements contained in the Amalgamation Agreement, which breach would cause any of the mutual conditions precedent or the conditions precedent to the obligations of Urban in the Amalgamation Agreement not to be satisfied, provided, however, that Urban is not then in breach of the Amalgamation Agreement; or

c) a Troilus Material Adverse Effect with respect to Troilus has occurred and is continuing.

Termination Fee

Troilus is entitled to be paid the Termination Fee upon the occurrence of any of the following events:

a) an Acquisition Proposal has been made public or proposed publicly to Urban or the Urban Shareholders prior to the Meeting, and (A) either Urban or Troilus shall have exercised its respective termination right under Section 2(b) above, and (B) Urban shall have (x) completed any Acquisition Proposal within 12 months after the Amalgamation Agreement is terminated or (y) entered into an Acquisition Agreement in respect of any Acquisition Proposal or the Urban Board shall have recommended any Acquisition Proposal, in each case, within 12 months after the Amalgamation Agreement is terminated, which Acquisition Proposal in either case, as it may be modified or amended, is subsequently completed (whether before or after the expiry of such 12-month period), provided, however, that for the purposes of this paragraph all references to "20%" in the definition of Acquisition Proposal shall be changed to "50%"; or

b) the Amalgamation Agreement shall have been terminated by Troilus pursuant to section 3(a) above; or

c) the Amalgamation Agreement shall have been terminated by Troilus pursuant to section 3(b) above; or

d) the Amalgamation Agreement shall have been terminated by Urban pursuant to section 4(a) above.

Risks Associated with the Amalgamation

In evaluating the Amalgamation, Urban Shareholders should carefully consider the following risk factors relating to the Amalgamation. The following risk factors are not a definitive list of all risk factors associated with the Amalgamation. Additional risks and uncertainties, including those currently unknown or considered immaterial by Urban, may also adversely affect the trading price of the Urban Shares, the Troilus Shares and/or the businesses of Urban and Troilus following the Amalgamation. In addition to the risk factors relating to the Amalgamation set out below, Urban Shareholders should also carefully consider the risk factors associated with the businesses of Urban and Troilus included in this Circular and in the documents incorporated by reference herein. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated. The risks associated with the Amalgamation include:

The Amalgamation Agreement may be terminated in certain circumstances, including in the event of a change having a Material Adverse Effect on Urban.

Each of Urban and Troilus has the right to terminate the Amalgamation Agreement and Amalgamation in certain circumstances. Accordingly, there is no certainty, nor can Urban provide any assurance, that the Amalgamation Agreement will not be terminated by either Urban or Troilus before the completion of the Amalgamation. For example, Troilus has the right, in certain circumstances, to terminate the Amalgamation Agreement if changes occur that, in the aggregate, have a Material Adverse Effect on Urban. Although a Material Adverse Effect excludes certain events that are beyond the control of Urban (such as general changes in the global economy or changes that affect the mining industry generally and which do not have a materially disproportionate effect on Urban), there is no assurance that a change having a Material Adverse Effect on Urban will not occur before the Effective Date, in which case Troilus could elect to terminate the Amalgamation Agreement and the Amalgamation would not proceed.

There can be no certainty that all conditions precedent to the Amalgamation will be satisfied.

The completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of Urban. There can be no certainty, nor can Urban provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied.

Urban Shareholders will receive a fixed number of Troilus Shares which will not be adjusted to reflect any change in the market value of the Troilus Shares or Urban Shares prior to the closing of the Amalgamation.

Under the Amalgamation, Urban Shareholders will receive 0.3004 of a Troilus Share in exchange for each Urban Share held, rather than Troilus Shares with a fixed market value. Because the number of Troilus Shares to be received in respect of each Urban Share under the Amalgamation will not be adjusted to reflect any change in the market value of the Troilus Shares or the Urban Shares, the market value of Troilus Shares received under the Amalgamation may vary significantly from the market value at the dates referenced in this Circular. If the market price of the Troilus Shares relative to the market price of Urban Shares increases or decreases, the value of the Consideration that Urban Shareholders receive pursuant to the Amalgamation will correspondingly increase or decrease. There can be no assurance that the market price of the Troilus Shares relative to the market price of the Urban Shares on the Effective Date will not be lower than the relative market prices of such shares on the date of the Meeting. In addition, the number of Troilus Shares being issued in connection with the Amalgamation will not change despite decreases or increases in the market price of Urban Shares. Many of the factors that affect the market price of the Troilus Shares and the Urban Shares are beyond the control of Troilus and Urban, respectively. These factors include fluctuations in commodity prices, fluctuations in currency exchange rates, changes in the regulatory environment, adverse political developments, prevailing conditions in the capital markets and interest rate fluctuations.

Urban will incur costs even if the Amalgamation is not completed and may have to pay the Termination Fee to Troilus.

Certain costs related to the Amalgamation, such as legal, accounting and certain financial advisor fees, must be paid by Urban and Troilus even if the Amalgamation is not completed. Urban and Troilus are each liable for their own costs incurred in connection with the Amalgamation. If the Amalgamation is not completed, Urban may be required to pay Troilus the Termination Fee. See "The Amalgamation - The Amalgamation Agreement - Termination".

The Termination Fee provided under the Amalgamation Agreement may discourage other parties from attempting to acquire Urban.

Under the Amalgamation Agreement, Urban would be required to pay a Termination Fee of $500,000 in the event the Amalgamation Agreement is terminated in certain circumstances (see "The Amalgamation - The Amalgamation Agreement - Termination - Termination Fee"). The Termination Fee may discourage other parties from attempting to acquire Urban Shares or otherwise making an Acquisition Proposal to Urban, even if those parties would otherwise be willing to offer greater value to Urban Shareholders than that offered by Troilus under the Amalgamation.

If the Amalgamation is not approved by the Urban Shareholders, the market price for the Urban Shares may decline.

If the Amalgamation is not approved by the Urban Shareholders, the market price of the Urban Shares may decline to the extent that the current market price of the Urban Shares reflects a market assumption that the Amalgamation will be completed. If the Amalgamation Resolution is not approved and the Urban Board decides to seek another merger or Amalgamation, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the total Consideration to be paid pursuant to the Amalgamation.

Directors and officers of Urban have interests in the Amalgamation that may be different from those of Urban Shareholders generally.

In considering the unanimous recommendation of the Urban Board to vote in favour of the Amalgamation Resolution, Urban Shareholders should be aware that certain members of Urban's senior management and the Urban Board have certain interests in connection with the Amalgamation that differ from, or are in addition to, those Urban Shareholders generally and may present them with actual or potential conflicts of interest in connection with the Amalgamation. See "The Amalgamation - Interests of Certain Persons in the Amalgamation" in this Circular.

Dissent Rights

The following is a summary of the provisions of the CBCA relating to a Registered Urban Shareholder's dissent and appraisal rights in respect of the Amalgamation Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Dissenting Urban Shareholder who seeks payment of the fair value of its Urban Shares and is qualified in its entirety by reference to the full text of Section 190 of the CBCA (which is attached to this Circular as Appendix "C").

The statutory provisions dealing with the right of dissent are technical and complex. Any Dissenting Urban Shareholders should seek independent legal advice, as failure to comply strictly with the provisions of Section 190 of the CBCA may result in the loss of all Dissent Rights.

Each Dissenting Urban Shareholder is entitled to be paid the fair value (determined as of the close of business on the day before the Amalgamation Resolution is adopted) of all, but not less than all, of the holder's Urban Shares, provided that the holder duly dissents to the Amalgamation Resolution and the Amalgamation becomes effective.

In many cases, Urban Shares beneficially owned by a holder are registered either (a) in the name of an intermediary that the Non-Registered Shareholder deals with in respect of such shares, such as, among others, banks, trust companies, securities brokers, trustees and other similar entities, or (b) in the name of a depository, such as CDS & Co., of which the intermediary is a participant. Accordingly, a Non-Registered Shareholder will not be entitled to exercise his, her or its rights of dissent directly (unless the Urban Shares are reregistered in the Non-Registered Shareholder's name).

With respect to Urban Shares in connection to the Amalgamation, a Registered Urban Shareholder as of the Record Date, other than an affiliate of Urban, may exercise rights of dissent under Section 190 of the CBCA, provided that the written objection (a "Notice of Dissent") to the Amalgamation Resolution must be sent to Urban c/o Lavery, de Billy, L.L.P., Suite 4000, 1 Place Ville Marie, Montréal, Québec, Canada, H3B 4M4 Attention: René Branchaud or to rbranchaud@lavery.ca at or prior to the time of the Meeting or any adjournment or postponement thereof.

To exercise Dissent Rights, an Urban Shareholder must dissent with respect to all Urban Shares of which it is the registered and beneficial owner. A Registered Urban Shareholder who wishes to dissent must deliver written Notice of Dissent to Urban as set forth above and such Notice of Dissent must strictly comply with the requirements of Section 190 of the CBCA. Any failure by an Urban Shareholder to fully comply with the provisions of the CBCA may result in the loss of that holder's Dissent Rights. Non-Registered Shareholders who wish to exercise Dissent Rights must cause each Registered Urban Shareholder holding their Urban Shares to deliver the Notice of Dissent, or, alternatively, make amalgamations to become a Registered Urban Shareholder.

To exercise Dissent Rights, a Registered Urban Shareholder must prepare a separate Notice of Dissent for himself, herself or itself, if dissenting on his, her or its own behalf, and for each other Non-Registered Shareholders who beneficially owns Urban Shares registered in the Urban Shareholder's name and on whose behalf the Urban Shareholder is dissenting; and must dissent with respect to all of the Urban Shares registered in his, her or its name or if dissenting on behalf of a Non-Registered Shareholder, with respect to all of the Urban Shares registered in his, her or its name and beneficially owned by the Non-Registered Shareholder on whose behalf the Urban Shareholder is dissenting.

Within 10 days after the adoption of the Amalgamation Resolution by the Urban Shareholders, Urban is required to notify in writing each Dissenting Urban Shareholder who has filed a Notice of Dissent and who has neither voted for the Amalgamation Resolution nor withdrawn his or her objection (a "Dissenting Urban Shareholder") that the Amalgamation Resolution has been adopted.

A Dissenting Urban Shareholder must, within 20 days after the receipt of a notice of adoption of the Amalgamation Resolution, or, if such Dissenting Urban Shareholder does not receive such notice, within 20 days after learning that the Amalgamation Resolution has been adopted, send to Urban a written notice (the "Demand for Payment") containing such Dissenting Urban Shareholder's name and address, the number of Urban Shares in respect of which such Dissenting Urban Shareholder dissents ("Dissent Shares"), and a demand for payment of the fair value of such Dissent Shares.

Within 30 days after sending a Demand for Payment, the Dissenting Urban Shareholder must send the certificates representing the Dissent Shares to Urban or its Transfer Agent, failing which the Dissenting Urban Shareholder will lose the right to make a claim under section 190 of the CBCA.

Urban or the Transfer Agent will endorse on the Dissent Shares share certificates a notice that the holder thereof is a Dissenting Urban Shareholder under section 190 of the CBCA and will forthwith return the share certificates to the Dissenting Urban Shareholder.

After sending a Demand for Payment, a Dissenting Urban Shareholder ceases to have any rights as an Urban Shareholder in respect of Urban Shares which such Urban Shareholder has dissented other than the right to be paid the fair value of such Dissent Shares as determined under section 190 of the CBCA, unless:

(i) the Dissenting Urban Shareholder withdraws such Demand for Payment before Urban makes a written offer to pay (the "Offer to Pay");

(ii) Urban fails to make a timely Offer to Pay and the Dissenting Shareholder withdraws such Demand for Payment;

(iii) the Urban Board terminates the Amalgamation Agreement,

in all of which cases the Dissenting Urban Shareholder's rights as an Urban Shareholder are reinstated as of the date the Demand for Payment was sent.

Not later than seven days after the later of the Effective Date and the day Urban receives the Demand for Payment, Urban will send, to each Dissenting Urban Shareholder who has sent a Demand for Payment, an Offer to Pay for the Dissent Shares in an amount considered by the directors to be the fair value thereof, accompanied by a statement showing how the fair value was determined.

Every Offer to Pay made to Dissenting Urban Shareholders for shares of the same class shall be on the same terms. The amount specified in an Offer to Pay that has been accepted by a Dissenting Urban Shareholder shall be paid by Urban within 10 days of the acceptance, but an Offer to Pay lapses if Urban has not received an acceptance thereof within 30 days after the Offer to Pay has been made.

If an Offer to Pay is not made by Urban or if a Dissenting Shareholder fails to accept an Offer to Pay, Urban may, within 50 days after the Effective Date or within such further period as the Court (as defined under the CBCA) may allow, apply to the Court to fix a fair value for the shares of any Dissenting Urban Shareholder.

If Urban fails to so apply to the Court, a Dissenting Urban Shareholder may apply to a Court for the same purpose within a further period of 20 days or within such further period as the Court may allow. A Dissenting Urban Shareholder is not required to give security for costs in any application to the Court. On making an application to the Court, Urban will give to each Dissenting Urban Shareholder who has sent a Demand for Payment and who has not accepted an Offer to Pay, notice of the date, place and consequences of the application and of such Dissenting Urban Shareholder's right to appear and be heard in person or by counsel.

All Dissenting Urban Shareholders whose Urban Shares have not been purchased by Urban will be joined as parties to any such application to the Court to fix a fair value and will be bound by the decision rendered by the Court in the proceedings commenced by such application. The Court is authorized to determine whether any other person is a Dissenting Urban Shareholder who should be joined as a party to such application. The Court will fix a fair value for the Dissent Shares of all Dissenting Urban Shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Urban Shareholder from the Effective Date until the date of payment of the amount ordered by the Court. The final order of the Court in the proceedings commenced by an application by Urban or a Dissenting Urban Shareholder will be rendered against Urban and in favour of each Dissenting Urban Shareholder. The cost of any application to a Court by Urban or a Dissenting Urban Shareholder will be in the discretion of the Court. Notwithstanding the foregoing, Urban will not have to make a payment to a Dissenting Urban Shareholder under section 190 of the CBCA if there are reasonable grounds for believing that: (a) Urban is or would, after such payment, be unable to pay its liabilities as they become due; or (b) the realizable value of Urban' assets would thereby be less than the aggregate of its liabilities.

The discussion above is only a summary of the Dissent Rights, which are technical and complex. An Urban Shareholder who intends to exercise Dissent Rights must strictly adhere to the procedures established in section 190 of the CBCA and failure to do so may result in the loss of all Dissent Rights.

Persons who have their Urban Shares registered in the name of an intermediary, or in some other name, who wish to exercise Dissent Rights should be aware that only the registered owner of such Urban Shares is entitled to dissent. Holders of Urban Warrants and Urban Options are not entitled to exercise Dissent Rights.

If you dissent there can be no assurance that the amount you receive as fair value for your Urban Shares will be more than or equal to the Consideration under the Amalgamation.

Each Urban Shareholder wishing to avail himself, herself or itself of the Dissent Rights should carefully consider and comply with the provisions of section 190 of the CBCA, which are attached to this Circular as Appendix "C" and seek his, her or its own legal advice.

If, as of the Effective Date, the aggregate number of Urban Shares in respect of which Urban Shareholders have duly and validly exercised Dissent Rights, or have instituted proceedings to exercise Dissent Rights, exceeds 10% of the Urban Shares then outstanding, Troilus is entitled, in its discretion, not to complete the Amalgamation. See "The Amalgamation - The Amalgamation Agreement - Conditions to the Amalgamation Becoming Effective."

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Tax Act of the Amalgamation generally applicable to an Urban Shareholder who, at all relevant times, for purposes of the Tax Act: (i) deals at arm's length with Urban and Troilus; (ii) is not affiliated with Urban or Troilus; and (iii) holds its Urban Shares, and will hold any Troilus Shares received upon the Amalgamation, as capital property (a "Holder"). This summary only addresses Holders.

This summary does not address the Canadian tax implications of the Amalgamation to Urban Optionholders or holders of Urban Warrants. Urban Optionholders and holders of Urban Warrants are urged to discuss the tax implications of the Amalgamation to them with their own tax advisors.

Urban Shares will generally be considered to be capital property to a Holder for the purposes of the Tax Act unless such Urban Shares are held by the Holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to an Urban Shareholder: (i) that is a "specified financial institution" for the purposes of the Tax Act; (ii) that is a "financial institution" for the purposes of the mark-to-market rules in the Tax Act; (iii) an interest in which is, or whose Urban shares are, a "tax shelter investment" for the purposes of the Tax Act; (iv) who makes or has made a functional currency reporting election for the purposes of the Tax Act; (v) that is a foreign affiliate, as defined in the Tax Act, of a taxpayer resident in Canada; or (vi) that has entered into or will enter into a "synthetic disposition agreement", or a "derivative forward agreement", as defined in the Tax Act, in respect of the Urban Shares or Troilus Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act in force on the date hereof and on counsels' understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Urban Shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Urban Shareholders should consult their own tax advisors having regard to their own particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the application of the Tax Act and any applicable income tax treaty: (i) is, or is deemed to be, resident in Canada; and (ii) is not exempt from tax under Part I of the Tax Act (a "Resident Holder"). Certain Resident Holders whose Urban Shares or Troilus Shares might not otherwise qualify as capital property may be entitled to have such shares, and all other "Canadian securities" (as defined in the Tax Act) owned by them in the taxation year and any subsequent taxation year, deemed to be capital property by making an irrevocable election in accordance with subsection 39(4) of the Tax Act. Resident Holders considering making such an election should consult their own tax advisors for advice as to whether the election is available or advisable in their own particular circumstances.

No Capital Gain or Capital Loss on Amalgamation

A Resident Holder (other than a Dissenting Resident Holder) will realize no capital gain (or capital loss) when such holder disposes of Urban Shares pursuant to the Amalgamation.  A Resident Holder will be deemed to have disposed of the Urban Shares for proceeds of disposition equal to the aggregate adjusted cost base to it of such shares immediately before the disposition.  Such Resident Holder will be deemed to have acquired the Troilus Shares at an aggregate cost equal to such proceeds of disposition

Dissenting Resident Holders

Pursuant to CRA's current administrative practices, a Resident Holder who exercises Dissent Rights in respect of the Amalgamation (a "Dissenting Resident Holder") and who disposes of Urban Shares in consideration for a cash payment from Troilus will realize a capital gain (or capital loss) to the extent that the proceeds of disposition equal to cash payment, net of any reasonable costs of base of disposition, exceed (or are less than) the adjusted cost base of the Dissenting Resident Holder's Urban Shares.

Any capital gain or capital loss realized by the Dissenting Resident Holder, will be treated in the same manner as described below under the heading "Taxation of Capital Gains and Capital Losses" below.

A Dissenting Resident Holder will be required to include in computing its income any interest awarded by a court in connection with the Amalgamation.

Dividends on Troilus Shares

A Resident Holder who is an individual will be required to include in income any dividends received or deemed to be received on the Resident Holder's Troilus Shares and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit rules applicable to any dividends designated by Troilus as "eligible dividends", as defined in the Tax Act. There may be limitations on the ability of Troilus to designate dividends as eligible dividends.

A Resident Holder that is a corporation will be required to include in income any dividend received or deemed to be received on the Resident Holder's Troilus Shares, but generally will be entitled to deduct an equivalent amount in computing taxable income. In certain circumstances, section 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A "private corporation" or a "subject corporation" (as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax at the proposed rate of 38 1/3%) on any dividend that it receives or is deemed to receive on Troilus Shares to the extent that the dividend is deducible in computing the corporation's taxable income for the year.  This refundable tax generally will be refunded to a Resident Holder that is a corporation when sufficient taxable dividends are paid to its shareholders while it is a private corporation or a subject corporation.

Taxable dividends received by an individual or trust, other that certain specified trust, may give rise to minimum tax under the Tax Act.

Disposing of Troilus Shares

Generally, on a disposition or deemed disposition of a Troilus Share (other than in a tax deferred transaction), a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of the Troilus Share immediately before the disposition or deemed disposition and any reasonable costs of disposition. For a description of the tax treatment of capital gains and capital losses, see "Taxation of Capital Gains and Capital Losses" below.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

A Resident Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be required to pay additional refundable tax on certain investment income, including taxable capital gains.  Resident Holders who are individuals (other than certain trusts) may be subject to alternative minimum tax in respect of capital gains.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of certain dividends previously received (or deemed to be received) by the Resident Holder on such share (or another share where the share has been acquired in exchange for such other share) to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a share or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for minimum tax as calculated under the detailed rules set out in the Tax Act.

Eligibility for Investment

Based on the current provisions of the Tax Act, the Troilus Shares will be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan ("RRSP"), a registered retirement income fund ("RRIF"), a deferred profit sharing plan, a registered education savings plan, a registered disability savings plan or a tax-free savings account ("TFSA") (each as defined in the Tax Act), at any particular time, provided that, at that time, the Troilus Shares are listed on a "designated stock exchange" (which currently includes the TSX) or Troilus is a "public corporation" (each as defined in the Tax Act).

Notwithstanding that Troilus Shares may be qualified investments for a trust governed by a RRSP, RRIF or TFSA, the annuitant under an RRSP or RRIF, or the holder of a TFSA, will be subject to a penalty tax on such shares if such shares are a "prohibited investment" (as defined in the Tax Act). The Troilus Shares will generally not be a "prohibited investment" for a trust governed by a TFSA, RRSP or RRIF provided that (i) the holder of the TFSA or the annuitant under the RRSP or the RRIF, as the case may be, deals at arm's length with Troilus for purposes of the Tax Act and does not have a "significant interest" (as defined in the Tax Act) in Troilus or (ii) Troilus Shares are "excluded property" (as defined in subsection 207.01(1) of the Tax Act) for the TFSA, RRSP or RRIF. An annuitant under the RRSP or RRIF, or a holder of a TFSA should consult its own tax advisor in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the application of the Tax Act and any applicable income tax treaty, is not, and is not deemed to be, resident in Canada and does not use or hold, and is not deemed to use or hold, the Urban Shares in a business carried on in Canada (a "Non-Resident Holder"). Special rules, which are not discussed in this summary, may apply to certain holders that are insurers carrying on an insurance business in Canada and elsewhere or an "authorized foreign bank" (as defined in the Tax Act).

No Capital Gain or Capital Loss on Amalgamation

A Non-Resident Holder (other than a Dissenting Non-Resident Holder) generally will be the same as described above under "Holders Resident in Canada - No Capital Gain or Capital Loss on Amalgamation".

Non-Resident Holders who dispose of Urban Shares that are deemed to be "taxable Canadian property" (as defined in the Tax Act) should consult their own tax advisors concerning the Canadian income tax consequences of the disposition and the potential requirement to file a Canadian income tax return depending on their particular circumstances. Troilus Shares acquired in exchange for Urban Shares that are "taxable Canadian property" will be deemed to be at any time that is 60 months after the exchange "taxable Canadian property" of the Non-Resident Holder.

Dissenting Non-Resident Holders

A Non-Resident Holder who exercises Dissent Rights in respect of the Amalgamation (a "Dissenting Non-Resident Holder") and disposes of Urban Shares to Troilus in consideration for cash payment from Troilus will realize a capital gain or (or capital loss) in the same manner as discussed above under "Holders Resident in Canada - Dissenting Resident Holders".

A Dissenting Non-Resident Holder will generally not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Urban Shares pursuant to the exercise of their Dissent Rights unless such Urban Shares are considered to be "taxable Canadian property". Generally, an Urban Share will not constitute taxable Canadian property of a Non-Resident Holder at the time of disposition provided that such share is listed on a designated stock exchange (which includes the TSX) at that time, unless at any time during the 60-month period immediately preceding that time: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, a partnership in which the Non-Resident Holder or a non-arm's length person holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with such persons or partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Urban and (b) more than 50% of the fair market value of such share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act), and options in respect of, or interests in, or civil law rights in, any such properties (whether or not such property exists). Dissenting Non-Resident Holders whose Urban Shares may constitute "taxable Canadian property" should consult their own tax advisors.

Where a Dissenting Non-Resident Holder receives interest in connection with the exercise of Dissent Rights in respect of the Amalgamation, the interest will generally not be subject to Canadian withholding tax under the Tax Act.

Dividends on Troilus Shares

Dividends paid or credited, or deemed to be paid or credited, on a Non-Resident Holder's Troilus Shares will be subject to withholding tax under the Tax Act at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. In the case of a beneficial owner of dividends who is a resident of the United States for purposes of the Canada-US Income Tax Convention (1980) and who is entitled to the benefits of that treaty, the rate of withholding will generally be reduced to 15%.

Disposing of Troilus Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a Troilus Share, unless (i) the Troilus Share is "taxable Canadian property" to the Non-Resident Holder for purposes of the Tax Act; and (ii) the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. Generally, a Troilus Share will not constitute taxable Canadian property of a Non-Resident Holder at the time of disposition provided that such share is listed on a designated stock exchange (which includes the TSX) at that time, unless at any time during the 60-month period immediately preceding that time: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, a partnership in which the Non-Resident Holder or a non-arm's length person holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with such persons or partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Troilus and (b) more than 50% of the fair market value of such share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act), and options in respect of, or interests in, or civil law rights in, any such properties (whether or not such property exists). In addition, where a Non-Resident Holder acquires Troilus Shares in exchange for Urban Shares that are "taxable Canadian property", the Troilus Shares will be deemed to be "taxable Canadian property" for the 60-month period that commences on the Effective Date.

Non-Resident Holders who dispose of Troilus Shares that are "taxable Canadian property" should consult their own tax advisors with respect to the Canadian income tax consequences of the disposition and the potential requirement to file a Canadian income tax return in respect of the disposition depending on their particular circumstances.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as otherwise disclosed in this Circular, none of the persons who were directors or executive officers of Urban or a subsidiary of Urban at any time during Urban's last financial year, any person or company who beneficially owns, directly or indirectly, or who exercises control or direction over (or a combination of both) more than 10% of the issued and outstanding Urban Shares, or any associate or affiliate of those persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction or proposed transaction which has materially affected or would materially affect Urban or its subsidiaries.

INFORMATION CONCERNING URBAN

General

UrbanGold Minerals Inc. is a Canadian based precious and base metals exploration company existing under the CBCA with its activities focused in prospective areas of Québec. It specializes in project generation supported by substantial exploration expertise. Urban's head office is located at 1875 Maurice-Gauvin Street, Suite 301, Laval, Québec, Canada H7S 2M5.

Trading Price and Volume

The Urban Shares are listed on the TSXV under the symbol "UGM". The following table shows the high and low trading prices and monthly trading volume of the Urban Shares on the TSXV for the 12-month period preceding the date of this Circular:

Period	High Trading Price ($)	Low Trading Price ($)	Volume
April 2020	0.135	0.085	806,600
May 2020	0.160	0.120	1,478,708
June 2020	0.170	0.135	1,155,433
July 2020	0.450	0.150	6,281,342
August 2020	0.430	0.250	2,819,087
September 2020	0.335	0.210	2,004,263
October 2020	0.295	0.180	3,221,041
November 2020	0.285	0.200	750,000
December 2020	0.250	0.210	1,073,651
January 2021	0.330	0.240	2,000,305
February 2021	0.280	0.220	4,255,981
March 2021	0.310	0.190	6,855,373
April 1 - 9 , 2021	0.300	0.273	1,203,200

The closing price of the Urban Shares on the TSXV on April 9, 2021 was $0.275. The closing price of the Urban Shares on the TSXV on March 22, 2021, the last trading day prior to the announcement of the Amalgamation, was $0.265.

If the Amalgamation is completed, all of the Urban Shares will be owned by Troilus and will be delisted from the TSXV, subject to the rules and policies of the TSXV.

Prior Sales

The table below sets out information regarding the number of Urban Shares, and securities that are convertible into Urban Shares, issued by Urban during the 12-month period preceding the date of the Circular, excluding securities purchased or sold pursuant to the exercise of employee stock options, warrants and conversion rights:

Date	Type of Security Issued	Issuance / Exercise Price Per Security	Number of Securities Issued
May 27, 2020	Common Shares(1)	$0,150	800,000
June 3, 2020	Common Shares(2)	$0,125	8,000,000
June 3, 2020	Warrants(2)	$0.200	8,000,000
July 14, 2020	Options	$0.23	1,450,000
July 15, 2020	Common Shares(3)	$0,186	2,154,725
September 10, 2020	Common Shares(4)	$0.240	4,166,667
September 10, 2020	Warrants(4)	$0.360	4,166,667
October 1, 2020	Options	$0.265	100,000
January 21, 2021	Options	$0.270	1,450,000

Notes:

(1) Issue in connection with the acquisition of claims from Quebec Precious Metals Inc.

(2) Issued in connection with a private placement of units completed in June 2020.

(3) Issue in connection with the acquisition of claims from SOQUEM Inc.

(4) Issued in connection with a private placement of units completed in September 2020.

Previous Distributions

Since its incorporation on June 21, 2017, Urban has completed the following distributions of Urban Shares:

Urban Shares Issued in Connection with Certain Transactions

On October 1, 2017, Urban issued 4,000,000 common shares to settle $100,000 of trade payables. The shares had an estimated fair value of $0.025 per share based on the value of the services provided.

On September 13, 2017, Urban issued 2,575,000 common shares on a flow-through basis at $0.10 per share and 2,575,000 common shares at $0.10 per share for aggregate proceeds of $515,000.

On August 24, 2017, Urban issued 150,000 common shares on a flow-through basis at $0.10 per share and 150,000 common shares at $0.10 per share for aggregate proceeds of $30,000.

On December 28, 2018, Urban completed its initial public offering ("IPO") and issued 10,805,500 units at a price of $0.10 per unit, each consisting of one common share and one half of one common share purchase warrant for gross proceeds of $1,080,550. A total of 10,764,500 common shares issued on a flow-through basis were also issued at a price of $0.13 for gross proceeds of $1,399,385. In connection with an unsecured loan, Urban issued 300,000 common shares to Jens Hansen, as "bonus shares" under applicable TSXV policies.

On May 30, 2019, Urban issued 3,449,636 units, each consisting of one common share and one common share purchase warrant, at a price of $0.11 per unit, for gross proceeds of $379,460 on a non-brokered private placement basis.

On June 5, 2019, Urban issued 140,000 common shares valued at a price of $0.115 for the acquisition of claims from a prospector.

On October 4, 2019, Urban issued 250,000 common shares valued at $0.135 as part of an option to earn a 50% interest in claims from Argonaut Gold Inc. ("Argonaut").

On December 6, 2019, Urban issued 2,680,000 units, each consisting of one common share and one half of one common share purchase warrant, at a price of $0.125 per unit and 5,604,668 common shares issued on a flow-through basis at a price of $0.15 each for aggregate gross proceeds of $1,175,700 on a brokered private placement basis. On March 17, 2020, Urban issued 1,600,000 units, each consisting of one common share and one half of one common share purchase warrant, at a price of $0.125 per unit, for gross proceeds of $200,000 on a non-brokered private placement basis.

On March 19, 2020, Urban issued 500,000 common shares valued at $47,500 as part of an option to earn a 50% interest in claims from Argonaut.

On May 27, 2020, Urban issued 800,000 common shares valued at a price of $0.15 per share in connection with the acquisition of claims from Quebec Precious Metals Inc.

On June 3, 2020, Urban issued 8,000,000 units at a price of $0.125 per unit, each consisting of one common share and one common share purchase warrant, for gross proceeds of $1,000,000 on a non-brokered private placement basis.

On July 15, 2020, Urban issued 2,154,725 common shares valued at a price of $0.186 per share in connection with the acquisition of claims from SOQUEM Inc.

On September 10, 2020, Urban issued 4,166,667 units at a price of $0.24 per unit, each consisting of one common share and one common share purchase warrant, for gross proceeds of $1,000,000 on a non-brokered private placement basis.

Urban Shares Issued Upon the Exercise of Urban Warrants

From its incorporation in June 2017 to the date of this Circular, Urban issued 2,705,239 Urban Shares upon the exercise of Urban Warrants, with a range of exercise prices of $$0.10 to $0.20 per Urban Share, for aggregate gross proceeds of $374,624.

Urban Shares Issued Upon the Exercise of Stock Options

From its incorporation in June 2017 to the date of this Circular, Urban issued 450,000 Urban Shares upon the exercise of Urban Options, at an exercise price of $$0.135 per Urban Share, for aggregate gross proceeds of $60,750.

Dividends or Capital Distributions

Urban has not, since the date of its incorporation, declared or paid any cash dividends or capital distributions on the Urban Shares and does not currently have a policy with respect to the payment of dividends. Under the terms of the Amalgamation Agreement, Urban has agreed not to declare, set aside or pay dividends on the Urban Shares prior to the Effective Date.

Ownership of Securities

For complete details regarding the securities held by each senior officer and director of Urban, please see "The Amalgamation - Interests of Certain Persons in the Amalgamation" above.

Management Contracts

No management functions of Urban are performed to any substantial degree by a person other than the directors or officers of Urban.

INFORMATION CONCERNING TROILUS

Troilus is a Toronto-based, Québec focused, advanced stage exploration and early-development company focused on the mineral expansion and potential mine re-start of the former gold and copper Troilus mine. Troilus is a reporting issuer in each of the provinces of Canada. Its head and registered office is located at 36 Lombard Street, Floor 4, Toronto, Ontario, Canada M5C 2X3.

Further information regarding the businesses of Troilus and the Combined Company, their operations and mineral properties can be found in Appendix "D" and Appendix "E", respectively, to this Circular.

OTHER MATTERS

Management of Urban is not aware of any matters to come before the Meeting other than as set forth in the Notice of Special Meeting that accompanies this Circular. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the Urban Shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to Urban is available under its profile on the SEDAR website at www.sedar.com. Financial and other information of Urban is provided in its audited consolidated financial statements and management's discussion and analysis for the financial year ended May 31, 2020, which can be found under Urban's profile on SEDAR at www.sedar.com and will be sent without charge to any Urban Shareholder upon request by contacting Vatché Tchakmakian, Chief Financial Officer & Secretary of Urban, at info@urbangoldminerals.com. Unless otherwise indicated, information in this Circular is provided as at April 9, 2021.

APPROVAL OF DIRECTORS

The contents and sending of this Circular, including the Notice of Special Meeting, have been approved and authorized by the Urban Board.

April 9, 2021

BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Mathieu Stephens"

Mathieu Stephens, President and Chief Executive Officer

UrbanGold Minerals Inc.

CONSENT OF IA CAPITAL MARKETS

To: The Board of Directors of UrbanGold Minerals Inc.

We refer to the written fairness opinion dated as of March 22, 2021 (the "Fairness Opinion"), which we prepared for the Board of Directors of UrbanGold Minerals Inc. ("Urban"), in connection with the Amalgamation (as defined in Urban's management information circular dated April 9, 2021 (the "Circular"), between Urban and Troilus Gold Corp.

We consent to the inclusion of the Fairness Opinion, a summary of the Fairness Opinion and the use of our firm name in this Circular. In providing such consent, we do not intend that any person other than the Board of Directors of Urban shall rely upon the Fairness Opinion.

(signed) "IA Private Wealth Inc."

Montréal, Québec

April 9, 2021

APPENDIX "A"

AMALGAMATION RESOLUTION

The text of the Urban Amalgamation Resolution which the Urban Shareholders will be asked to pass at the Meeting is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the amalgamation (the "Amalgamation") under section 181 of the Business Corporations Act (Canada) (the "CBCA") between UrbanGold Minerals Inc. ("Urban") and 12842971 Canada Inc. ("Troilus Subco"), a wholly owned subsidiary of Troilus Gold Corp. ("Troilus"), to form a new amalgamated company ("Amalco") pursuant to which, among other things, former Urban shareholders (except a registered Urban shareholder who exercises the right to dissent from this special resolution) will receive 0.3004 of a common share of Troilus for every one Urban common share, all as set forth in the amalgamation agreement dated as of March 22, 2021, as amended by amendment dated April 9, 2021 and as may further amended from time to time, among Urban, Troilus and Troilus Subco (the "Amalgamation Agreement") is hereby authorized, approved and adopted;

2. the Amalgamation Agreement, the actions of the directors in approving the Amalgamation and the actions of the directors and officers of Urban in executing and delivering the Amalgamation Agreement are hereby confirmed, ratified and approved;

3. notwithstanding that this special resolution has been passed (and the Amalgamation approved) by the shareholders of Urban, the directors of Urban are hereby authorized and empowered, without further notice to or approval of the shareholders of Urban, not to proceed with the Amalgamation at any time prior to the issue of a certificate giving effect to the Amalgamation;

4. any officer or director of Urban is hereby authorized, acting for, in the name of and on behalf of Urban, to execute, under the seal of Urban or otherwise, and to deliver for filing Articles of Amalgamation and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Amalgamation Agreement; and

5. any one or more directors or officers of Urban is hereby authorized, for and on behalf and in the name of Urban, to execute and deliver, whether under corporate seal of Urban or otherwise, all such other agreements, forms, waivers, notices, certificates, confirmations and other documents and instruments, and to do or cause to be done all such other acts and things, as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, and the completion of the Amalgamation in accordance with the terms of the Amalgamation Agreement, including:

a. all actions required to be taken by or on behalf of Urban, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

b. the signing of the certificates, consents and other documents or declarations required under the Amalgamation Agreement or otherwise to be entered into by Urban;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A - 1

APPENDIX "B"

FAIRNESS OPINION

(See attached)

iA Capital Markets
26 Wellington Street East, Suite 700
Toronto, ON M5E 1S2
416-350-3250
1-888-292-3847
iacapitalmarkets.ca

March 22, 2021

Special Committee of the Board of Directors
UrbanGold Minerals Inc.
301 – 1875 Maurice-Gauvin Street
Laval, Quebec, H7S 2M5

Dear Sirs/Madams:

iA Capital Markets (**"iA Capital Markets"** or **"we"**), a division of iA Private Wealth Inc., understand(s) that UrbanGold Minerals Inc. (**"UrbanGold"** or the **"Company"**), Troilus Gold Corp. (**"Troilus Gold"**) and 12842971 Canada Inc. (**"Troilus Subco"** and together with UrbanGold and Troilus Gold, the **"Parties"**) propose to enter into an amalgamation agreement (the **"Amalgamation Agreement"**) to be dated March 22, 2021, whereas the Parties have agreed, subject to the satisfaction of certain conditions precedent, to carry out a three-cornered amalgamation pursuant to Section 181 of the *Business Corporations Act* (Canada) (the **"Transaction"**). As consideration for the exchange of the UrbanGold common shares as part the Transaction, UrbanGold shareholders will be entitled to receive 0.3004 Troilus Gold common shares for each UrbanGold common share held.

iA Capital Markets has been retained to review the proposed terms of the Transaction and to provide the Special Committee of the Board of Directors of UrbanGold (the **"Special Committee"**) with an opinion concerning the fairness, from a financial point of view, of the consideration to be received by UrbanGold shareholders (the **"Shareholders"**) pursuant to the Transaction (the **"Fairness Opinion"**). iA Capital Markets has not been asked to prepare, and has not prepared, a valuation of the Company, Troilus Gold or any of their respective assets, liabilities or securities or to express an opinion with respect to the form of the Transaction itself, and this Fairness Opinion should not be construed as such. iA Capital Markets was similarly not engaged to review any legal, accounting or tax aspects of the Transaction.

Engagement of iA Capital Markets

The Company initially contacted iA Capital Markets regarding a potential financial advisory assignment in March 2021, and iA Capital Markets was formally engaged on March 19, 2021 pursuant to a letter agreement between the Company and iA Capital Markets (the **"Agreement"**). Pursuant to the Agreement, iA Capital Markets will be paid a fixed fee and reimbursed for all reasonable out-of-pocket expenses incurred. The fees to be received by iA Capital Markets in connection with the Agreement are not material to iA Capital Markets and are payable whether or not the Transaction is completed. The Company has agreed to indemnify iA Capital Markets from and against certain liabilities arising out of the performance of professional services rendered to the Company by iA Capital Markets and its personnel under the Agreement.

This Fairness Opinion is provided to the Special Committee in an impartial and objective fashion to assist the Special Committee in discharging its fiduciary responsibilities and does not constitute a recommendation to the Company. iA Capital Markets has received no instructions from the Company in connection with the conclusions reached in this Fairness Opinion. This fairness opinion has been prepared in accordance with the disclosure standards for formal valuations and fairness opinions of the Investment Industry Regulatory Organization of Canada (IIROC) but IIROC has not been involved in the preparation or review of this fairness opinion. Upon satisfactory review by iA Capital Markets, iA Capital Markets will consent to the inclusion of the Fairness Opinion in its entirety and a summary thereof in an information circular for the Transaction and to the filing thereof, as necessary, by the Company with the securities commissions or similar regulatory authorities in each province of Canada.

Qualifications of iA Capital Markets

iA Capital Markets is an independent Canadian full-service investment dealer providing a broad range of financial services to corporations, institutional investors and high net worth individuals, including investment research; fixed

iA Capital Markets is a trademark, business name and a division of iA Private Wealth Inc.

iA Capital Markets

iA Capital Markets
26 Wellington Street East, Suite 700
Toronto, ON M5E 1S2
416-350-3250
1-888-292-3847
iacapitalmarkets.ca

income and equity sales & trading; and investment banking. iA Capital Markets is a member of the Toronto Stock Exchange, the TSX Venture Exchange, IIROC and the Canadian Investor Protection Fund.

The professional staff of iA Capital Markets has participated in a significant number of transactions involving both public and private companies and has extensive experience in preparing fairness opinions. The Fairness Opinion expressed herein is the opinion of iA Capital Markets as an entity. The form and content of the Fairness Opinion have been reviewed and approved for release by certain senior officers of iA Capital Markets, each of whom are experienced in mergers, acquisitions, divestitures and valuation matters generally, and in the business sectors relevant to the Transaction.

Relationship with Interested Parties

Neither iA Capital Markets nor any of its affiliates is an "issuer insider", "associated entity" or "affiliated entity" (as those terms are defined in MI 61-101) of the Company, Troilus Gold or any of their respective associates or affiliates (collectively, the **"Interested Parties"**). Neither iA Capital Markets nor any of its affiliates has been engaged to provide any financial advisory services, nor has iA Capital Markets nor any of its affiliates participated in any financing, involving the Interested Parties in the past two years, other than pursuant to the Agreement and as described below.

iA Capital Markets may provide certain ordinary banking, insurance or related services to the Company and its affiliates for which it receives fees that are not material to iA Capital Markets or its affiliates. Neither iA Capital Markets nor any of its affiliates has a material financial interest in the completion of the Transaction. Other than the services provided under the Agreement, there are no understandings, agreements or commitments between iA Capital Markets or any of its affiliates with any Interested Party with respect to any future business dealings.

iA Capital Markets acts as a market intermediary and, as such, may have had and may have in the future, long or short positions in the securities of the Company or its predecessor or successor companies, and, from time-to-time, may have executed or may execute transactions on behalf of such companies or other clients for which it may have received or may receive compensation. As an investment dealer, iA Capital Markets conducts research on securities and may, in the ordinary course of business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company or the Transaction. It is possible that, in the normal course of business, certain employees of iA Capital Markets currently own, or may have owned, securities of the Company.

Scope of Review

In carrying out this engagement and preparing our Fairness Opinion, iA Capital Markets has reviewed and relied upon, among other things:

i. A draft of the Amalgamation Agreement between Troilus Gold Corp., UrbanGold Minerals Inc. and 12842971 Canada Inc. dated March 18, 2021;

ii. Internal management quarterly budget from March 1, 2021 to May 31, 2021;

iii. Audited consolidated financial statements and Management Discussion and Analysis for the financial years ending May 31, 2020 and 2019;

iA Capital Markets is a trademark, business name and a division of iA Private Wealth Inc.

iA Capital Markets
26 Wellington Street East, Suite 700
Toronto, ON M5E 1S2
416-350-3250
1-888-292-3847
iacapitalmarkets.ca

iv. Unaudited consolidated financial statements and Management Discussion and Analysis for the 6-month period ending November 30, 2020;

v. Certain internal financial, corporate and other information prepared by the Company;

vi. Management Information Circulars dated October 28, 2020 and October 23, 2019;

vii. Press releases, material change reports and material documents filed by the Company on SEDAR;

viii. Recent press releases, material change reports and other public documents filed by Troilus Gold on SEDAR;

ix. Certain other publicly available information related to the business, operations, financial conditions and trading history of UrbanGold and Troilus Gold and other selected publicly available information that iA Capital Markets considered relevant;

x. Selected public market trading statistics and relevant business and financial information of UrbanGold and other comparable publicly traded entities;

xi. Relevant financial information and selected financial metrics with respect to precedent transactions considered relevant by iA Capital Markets;

xii. Discussions with the senior management team of UrbanGold regarding the Company's assets, operations, business plan and the Company's financial position and prospects;

xiii. Various reports published by equity research analysts and industry sources we considered relevant;

xiv. Representations contained in an officer's certificate, addressed to iA Capital Markets, from senior officers of UrbanGold as to the completeness and accuracy of the information upon which this Fairness Opinion is based and certain other matters; and

xv. Such other corporate, industry, and financial market information, investigations and analyses as iA Capital Markets considered necessary or appropriate at the time and in the circumstances

In addition, iA Capital Markets has participated in discussions with members of the Company's management team and their advisors regarding the Company, past and current business operations, and the Company's financial condition and prospects. iA Capital Markets did not complete a detailed technical due diligence review, and has relied upon the management of the Company for all technical due diligence matters, without independent verification. No physical due diligence of Troilus Gold's assets was undertaken by iA Capital Markets. iA Capital Markets has not, to the best of its knowledge, been denied access by the Company to any other information under its control requested by iA Capital Markets.

iA Capital Markets did not meet with the auditors of the Company or Troilus Gold and has assumed the accuracy and fair presentation of and relied upon the audited consolidated financial statements of each of the Company and Troilus Gold, respectively, and the reports of the auditor thereon.

In our assessment, we considered several techniques and used a blended approach to determine our opinion on the Transaction. We based this Fairness Opinion upon a number of quantitative and qualitative factors.

Key Assumptions and Limitations

We have relied upon, with the approval of the Special Committee and in accordance with the terms of our engagement, but have not independently verified, the accuracy, completeness and fair representation of all financial and other information, data, advice, opinions, materials, representations and discussions (collectively, the

iA Capital Markets is a trademark, business name and a division of iA Private Wealth Inc.

iA Capital Markets

26 Wellington Street East, Suite 700
Toronto, ON M5E 1S2

416-350-3250
1-888-292-3847

iacapitalmarkets.ca

"Information") obtained from public sources or provided by the Company. This Fairness Opinion is conditional upon such accuracy, completeness and fair representation of the Information. Our assumptions, the procedures we have adopted and the conclusions and opinions reached by us are dependent, in part, upon all such facts and information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

We are not legal, regulatory, accounting or tax experts and have relied on the assessments made by the Company and its advisors with respect to such matters. We have assumed that forecasts, projections, estimates and budgets provided to us and used in the analysis supporting the Fairness Opinion, were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company, as applicable, as to the matters covered thereby. The Fairness Opinion is limited to the fairness, from a financial point of view, of the terms of the Transaction and not the strategic or legal merits of the Transaction. The Fairness Opinion does not provide assurance that the best possible price or transaction was obtained. Nothing contained herein is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest. iA Capital Markets is expressing no opinion herein as to the price at which the common shares of the Company or Troilus Gold will trade at any future time. In the analyses and in connection with the preparation of the Fairness Opinion, iA Capital Markets has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of iA Capital Markets and any party involved in the Transaction.

Senior officers of the Company have represented to iA Capital Markets in a certificate delivered as at the date hereof, among other things, that (i) to the best of their knowledge, the Information (as defined above) provided by or on behalf of the Company, or any of their respective affiliates, for the purpose of preparing the Fairness Opinion was, at the date the Information was provided to iA Capital Markets, and is at the date hereof complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact and did not and does not omit to state any material fact necessary to make such Information or any statement contained therein not misleading in light of the circumstances in which the Information was provided to iA Capital Markets; and that (ii) since the dates on which the Information was provided to iA Capital Markets, except as disclosed in writing to iA Capital Markets, there has been no material change or change in material facts, financial or otherwise, in or relating to the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change in the Information or other material change or change in material facts, in each case, that might reasonably be considered material to the Fairness Opinion.

In preparing the Fairness Opinion, we have made a number of assumptions including that the Transaction will be completed on the terms and conditions identical to those set forth in the Almagamation Agreement without any waiver or amendment. In addition, we have assumed that the conditions precedent to the completion of the Transaction can be satisfied in due course, all consents, permissions, exemptions or orders of relevant third parties or regulatory authorities will be obtained without adverse condition or qualification, and the procedures being followed to implement the Transaction are valid and effective, in respect of which we express no opinion.

iA Capital Markets believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying this Fairness Opinion. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

The Fairness Opinion is rendered as of the date hereof, on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of the Company and Troilus Gold, as the case may be, as they were reflected in the information provided to iA Capital Markets and as they were represented to iA Capital Markets in its discussions with the Special Committee. It must be recognized that fair market value, and hence fairness from a financial point of view, changes from time to time, not only as a result of internal factors, but also because of external factors such as changes in the economy, commodity prices, environmental laws and regulations, markets for minerals, competition and changes in consumer/investor preferences. Any changes therein may affect the Fairness Opinion and, although iA Capital

iA Capital Markets is a trademark, business name and a division of iA Private Wealth Inc.

iA Capital Markets
26 Wellington Street East, Suite 700
Toronto, ON M5E 1S2
416-350-3250
1-888-292-3847
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Markets reserves the right to change or withdraw the Fairness Opinion in such event, it disclaims any undertaking or obligation to advise any person of any such change that may come to its attention, or to update the Fairness Opinion after the date hereof.

The Fairness Opinion has been provided for the sole and exclusive use of the Special Committee and may not be used by any other person or relied upon by any other person other than the Special Committee without the express prior written consent of iA Capital Markets. Our opinion is not intended to be, and does not constitute, a recommendation to the Special Committee as to whether or not the board of directors of the Company should approve the Almagamation Agreement or to any of the Shareholders as to whether such persons should vote in favour of the Transaction or any other matter.

Approach to Fairness

In considering the fairness, from a financial point of view, of the consideration to be received by the Shareholders pursuant to the Transaction, iA Capital Markets performed various analyses in connection with rendering the Fairness Opinion. In arriving at our conclusion, we did not attribute any particular weight to any specific analysis or factor, but rather have made qualitative judgments based on our experience in rendering such opinions and on the circumstances and Information as a whole.

Conclusion

Based upon our analysis and subject to all of the foregoing and such other matters as we have considered relevant, effective as of the date hereof, iA Capital Markets is of the opinion that the consideration to be received by the Shareholders pursuant to the Transaction is fair, from a financial point of view, to the Shareholders.

Yours truly,

IA PRIVATE WEALTH INC.

iA Private Wealth Inc

iA Capital Markets is a trademark, business name and a division of iA Private Wealth Inc.

APPENDIX "C"

RIGHT TO DISSENT

Section 190 of the Business Corporations Act (Canada)

190 (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder's name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

APPENDIX "D"

INFORMATION CONCERNING TROILUS

Troilus is a reporting issuer in each province of Canada. Troilus' head and registered office is located at 36 Lombard Street, Floor 4, Toronto, Ontario, M5C 2X3.

Troilus is an advanced stage exploration and early-development company focused on the mineral expansion and potential mine restart of the former gold and copper Troilus mine.

The Troilus Project is a past-producing mine in respect of which the most recent resource estimate was outlined in July 2020. The Troilus Project consists of 1,988 mineral claims and one surveyed mining lease that collectively cover approximately 107,326 hectares.

From 1997 to 2010, Inmet Mining Company ("Inmet") operated the Troilus mine, which produced in excess of 2,000,000 ounces of gold and 70,000 tonnes of copper. Inmet commissioned the Troilus mill in 1996 and achieved commercial production in April 1997 at a rate of 10,000 tonnes per day with recoveries of 86% gold and 90% copper and a concentrate grade of 18% copper, eventually reaching a production milestone of 18,000 tonnes per day.

Significant Recent Developments

In July 2020, Troilus reported an update to its mineral resource estimate with total estimated indicated mineral resource (effective as of July 20, 2020) of 4.96 million ounces AuEq (177 Mt with an average grade of 0.87 g/t AuEq) and total estimated inferred mineral resource of 3.15 million ounces AuEq (116.7 Mt with an average grade of 0.84 g/t AuEq).

In August 2020, Troilus became the first mineral exploration company to obtain certification for UL 2723: ECOLOGO Certification Program for Mineral Exploration Companies, a standard launched by the Québec Mineral Exploration Association to recognize and promote environmental, social and economic best practices.

In August 2020, Troilus received environmental approval from the ministère de l'Environnement et de la Lutte contre les changements climatiques under Section 115.8 of Québec's Environment Quality Act (Chapter Q02) to proceed with the dewatering of the Z87 and J4 pits.

On August 31, 2020, Troilus announced the positive results of a Preliminary Economic Assessment ("PEA") on the Troilus Project. The PEA supports a combined open pit/underground mining scenario with low initial capital costs and high rate of return for a 35,000 tonne per day operation over a 22-year mine life. On October 14, 2020, Troilus filed the Technical Report supporting the PEA. See the Technical Report for detailed information with respect to key assumptions, risks and parameters relating to the mineral resource estimates discussed above and the PEA.

On October 19, 2020, Troilus was awarded the "Excellence in Sustainable Development" award presented annually by the Québec Mineral Exploration Association, for the advancement of its Troilus Project.

In November 2020, Troilus purchased back from First Quantum Minerals Ltd. the sliding 1.5%-2.5% Net Smelter Royalty (the "First Quantum NSR") attached to the 81 mineral claims and one surveyed mining lease known as the Troilus Mine in consideration of $20 million.

In December 2020, Troilus raised $22.1 million in gross proceeds through a bought-deal public offering of flow-through common shares and a bought-deal private placement of common shares.

For additional information with respect to the Troilus Project and the business of Troilus, readers are referred to the AIF, September 2020 MCR, the Interim MD&A and MD&A, all of which are incorporated by reference herein. See also "Risk Factors" and similar sections in this Circular, the Troilus AIF, the Interim MD&A and the MD&A.

Troilus Documents Incorporated By Reference

Information has been incorporated by reference in this Circular from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of Troilus at 36 Lombard Street, Floor 4, Toronto, Ontario, M5C 2X3, telephone (416) 216-5443, and are also available electronically under the profile of Troilus at www.sedar.com.

The following documents filed by Troilus with the securities commissions or similar regulatory authorities in Canada are specifically incorporated by reference into, and form an integral part of, this Circular:

(a) the (revised) annual information form of Troilus dated October 15, 2020 (the "Troilus AIF");

(b) the audited annual consolidated financial statements of Troilus as at July 31, 2020 and for the years ended July 31, 2020 and 2019, together with the notes thereto and the auditor's report thereon;

(c) the management's discussion and analysis of financial condition and results of operations of Troilus for the years ended July 31, 2020 and 2019 (the "MD&A");

(d) the condensed interim consolidated financial statements of Troilus for the three and six months ended January 31, 2021 and 2020 (excluding the Notice of No Auditor Review of Condensed Interim Consolidated Financial Statements appearing on the second face page thereof) and the notes thereto;

(e) the management's discussion and analysis of financial condition and results of the operations of Troilus for the three and six months ended January 31, 2021 and 2020 (the "Interim MD&A");

(f) the management information circular of Troilus dated November 8, 2019, regarding the annual and special meeting of shareholders of Troilus held on December 16, 2019;

(g) the material change report of Troilus dated September 1, 2020 in respect of the announcement of the positive results of the PEA completed on the Troilus Project (the "September 2020 MCR");

(h) the material change report of Troilus dated November 16, 2020 in respect of the announcement of the entering into of a definitive agreement to repurchase the First Quantum NSR and a bought-deal public offering of flow-through common shares and a bought-deal private placement of common shares;

(i) the material change report of Troilus dated March 31, 2021 in respect of the definitive agreement with Urban pursuant to which Troilus will acquire all of the issued and outstanding common shares of Urban; and

(j) the news release of Troilus dated April 8, 2021 in respect of assay results for additional drill holes from its Troilus Project.

Any documents of the foregoing type, and all other documents of the type required by National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") to be incorporated by reference in a short form prospectus including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), interim financial statements, annual financial statements and the auditor's report thereon, management's discussion and analysis, information circulars, annual information forms, marketing materials and business acquisition reports filed by Troilus with the securities commissions or similar authorities in any of the provinces of Canada, subsequent to the date of this Circular and prior to the termination of this Offering shall be deemed to be incorporated by reference in this Circular.

Any statement contained in this Circular or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Circular, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Consolidated Capitalization

As at January 31, 2021, there were 132,209,008 common shares ("Common Shares") issued and outstanding as well as 250,000 stock options ("Options"), 9,604,158 restricted share units ("RSUs") and 12,075,000 warrants ("Warrants") of Troilus outstanding which, if exercised in the case of Options and Warrants and vested and settled in the case of RSUs, would result in the issuance of an additional 21,929,158 Common Shares. As at April 9, 2021, there were 132,246,508 Common Shares issued and outstanding as well as 250,000 Options, 9,756,658 RSUs and 12,075,000 Warrants of Troilus outstanding which, if exercised in the case of Options and Warrants and vested and settled in the case of RSUs, would result in the issuance of an additional 22,081,658 Common Shares. An additional 150,180 Common Shares may be issued in connection with certain financial advisory services. There have not been any material changes in the share and loan capital structure of Troilus since January 31, 2021.

Description of Share Capital

The authorized share capital of Troilus consists of an unlimited number of Common Shares. The holders of Common Shares are entitled to one vote per share at all meetings of the shareholders of Troilus either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of Troilus and the distribution of the residual assets of Troilus in the event of a liquidation, dissolution or winding up of Troilus. The Common Shares are not subject to call or assessment rights or any conversion rights or pre-emptive rights. There are no redemption, retraction, purchase for cancellation, surrender, sinking or purchase fund provisions.

Trading Price and Volume

The outstanding Common Shares are listed and posted for trading on the TSX under the symbol "TLG". The following table sets forth the reported intraday high and low prices and trading volumes of the Common Shares for the 12-month period prior to the date of this Circular (Source: TMX Datalinx).

Period	High Trading Price ($)	Low Trading Price ($)	Volume
April 2020	1.080	0.550	4,277,500
May 2020	1.210	0.910	3,901,798
June 2020	1.190	0.940	5,250,684
July 2020	1.600	1.000	14,066,917
August 2020	1.730	1.220	7,166,883
September 2020	1.820	1.130	10,569,046
October 2020	1.420	1.050	5,283,012
November 2020	1.290	1.050	5,597,973
December 2020	1.280	1.070	6,248,501
January 2021	1.345	0.950	4,347,519
February 2021	1.165	0.840	6,113,392
March 2021	1.200	0.870	6,269,108
April 1 - 9 , 2021	1.150	1.05	1,022,638

Prior Sales

The following table summarizes the issuances by Troilus of Common Shares (and securities convertible into or exchangeable for Common Shares) for the 12 months prior to the date of this Circular.

Date	Type of Security Issued	Issuance / Exercise Price Per Security	Number of Securities Issued
April 1, 2021	RSUs(1)	N/A	190,000
March 3, 2021	Common Shares(2)	0.92	37,500
January 15, 2021	Common Shares(2)	$1.15	1,879,169
January 15, 2021	RSUs(1)	N/A	580,000
December 1, 2020	Common Shares(3)	$1.92	6,290,500
December 1, 2020	Common Shares(4)	$1.10	9,100,000
September 1, 2020	RSUs(1)	N/A	75,000
August 4, 2020	RSUs(1)	N/A	7,765,000
July 20, 2020	Common Shares(5)	N/A	350,000
July 20, 2020	Common Shares(6)	N/A	150,000
June 23, 2020	Units(7)	$1.05	24,150,000
April 28, 2020	Common Shares(5)	N/A	1,700,000

Notes:

(1) Issue in connection with the grant of RSUs.

(2) Issued in connection with the vesting of RSUs.

(3) Issued in connection with offering of Common Shares that qualified as "flow-through shares" and which were sold on a charitable flow-through basis.

(4) Issued in connection with a private placement of Common Shares.

(5) Issued in connection with the acquisition of claims.

(6) Issued in connection with the buyback of an NSR relating to the claims previously acquired.

(7) Issued in connection with a bought deal prospectus offering of units, with each unit comprised of one Common Share and one-half of one Common Share purchase warrant, with each whole warrant exercisable to acquire one Common Share at a price of $1.50 until June 23, 2022.

Risk Factors

An investment in the Common Shares of Troilus and the completion of the Amalgamation are subject to certain risks. In assessing the Amalgamation, Urban Shareholders should carefully consider the risks described under "Risks Associated with the Amalgamation" in the Circular and the risks described in the Troilus AIF, which is incorporated by reference in this Circular.

Interest of Experts

The following are the names of each Qualified Person or company who is named as having prepared or certified the Technical Report and/or certain technical or scientific disclosure described or included herein or in a document incorporated by reference, and whose profession or business gives authority to such report, statement or opinion:

1. Mr. Gordon Zurowski, P.Eng., Principal Mine Engineer with AGP Mining Consultants Inc. is the qualified person who authored certain sections of the Technical Report and who reviewed and approved the scientific and technical information related to the PEA disclosed in the Interim MD&A and the Annual MD&A and in the September 2020 MCR. To the knowledge of Troilus, neither the author nor the firm he works with had an interest in any securities or other properties of Troilus, its associates or affiliates as at the date of the Technical Report, as at the date of the Annual MD&A, the Interim MD&A, as at the date of the September 2020 MCR or as at the date hereof;

2. Mr. Andrew Holloway, P.Eng., Principal Process Engineer with AGP Mining Consultants Inc. is the qualified person who authored certain sections of the Technical Report. To the knowledge of Troilus, neither the author nor the firm he works with had an interest in any securities or other properties of Troilus, its associates or affiliates as at the date of the Technical Report or as at the date hereof;

3. Mr. Paul Daigle, géo, P.Geo., Associate Senior Geologist with AGP Mining Consultants Inc. is the qualified person who authored certain sections of the Technical Report and who reviewed and approved the mineral resource estimate disclosed in the September 2020 MCR. To the knowledge of Troilus, neither the author nor the firm he works with had an interest in any securities or other properties of Troilus, its associates or affiliates as at the date of the Technical Report, as at the date of the September 2020 MCR or as at the date hereof;

4. Mr. Blake Hylands, P.Geo., Senior Vice-President of Exploration of Troilus is the qualified person who reviewed and approved the scientific and technical information disclosed in this Circular, the AIF, the Annual MD&A and the Interim MD&A. Mr. Hylands' holding of securities of Troilus as of the date hereof does not exceed 1% of the issued and outstanding securities of Troilus; and

5. Mr. Bertrand Brassard, M.Sc., P.Geo., Chief Geologist of Troilus is the qualified person who reviewed and approved certain of the scientific and technical information disclosed in the September 2020 MCR and the April 8, 2021 press release incorporated by reference herein. Mr. Brassard's holding of securities of Troilus as of the date hereof does not exceed 1% of the issued and outstanding securities of Troilus.

Cautionary Note Regarding Forward Looking Statements

This Circular and documents incorporated by reference herein contain "forward-looking information" of Troilus within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of applicable United States securities laws (together, "forward-looking information"). Forward-looking information includes, but is not limited to, statements with respect to: the results of the preliminary economic assessment ("PEA") completed on the Troilus Project (as defined herein); the impact and implications of the economic statements related to the PEA, such as future projected production, costs, including, without limitation, AISC (all-in sustaining costs), total cash costs, cash costs per ounce, capital costs and operating costs, mineral resource estimates, recovery rates, IRR (internal rate of return), NPV (net present value), mine life, CAPEX (capital expenditures), payback period, sensitivity analysis to gold prices, timing of future studies (including the pre-feasibility study), environmental assessments (including timing of an environmental impact study) and development plans, and Troilus' understanding of the Troilus Project; the potential to extend mine life beyond the period contemplated in the PEA, opportunity to expand the scale of the Troilus Project and the Troilus Project becoming a cornerstone mining project in Québec and Canada; Troilus' exploration and development potential and timetable associated with the Troilus Project; future precious metal and copper prices; the ability to raise additional financing; the timing and cost of estimated future exploration and development activities; capital expenditures; success of exploration activities; mining or processing issues; currency exchange rates; government regulation of mining operations; and environmental risks. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Mineral resource estimates, the PEA and certain other technical and scientific information are based on the assumptions and parameters set out herein, in the technical report and PEA entitled "Preliminary Economic Assessment of the Troilus Gold Project, Québec, Canada" dated October 14, 2020 (the mineral resource estimate has an effective date of July 20, 2020 and the PEA has an effective date of August 31, 2020) prepared by Gordon Zurowski, P.Eng., Andrew Holloway, P.Eng. and Paul Daigle, P.Geo. of AGP Mining Consultants Inc. (the "Technical Report") and on the opinion of "Qualified Persons" (as defined in NI 43-101). Forward-looking information is also based on the opinions and estimates of management as of the date such statements are made. Estimates regarding the anticipated timing, amount and cost of activities are based on informed reasonable assumptions, the key ones of which are set out herein, in the AIF and in the Technical Report. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Troilus to be materially different from those expressed or implied by such forward-looking information including, but not limited to, those relating to: uncertainties related to the novel coronavirus ("COVID-19") pandemic; fluctuations in the state of the economy and capital markets; unexpected events and delays during exploration; variations in grade and recovery rates; timing and availability of external financing on acceptable terms; actual results of current exploration activities; changes in project parameters as plans continue to be refined; cost of supplies and labour force; future precious metal and copper prices; exchange rate fluctuations; failure of plant, equipment or processes to operate as anticipated; accidents; labour disputes; future costs of supplies and labour; risks inherent in conducting exploration, development and operational mining activities; community relations, including relations with First Nations Groups and other stakeholders; other risks of the mining industry and those risk factors identified elsewhere in this Circular, the Troilus AIF, the Technical Report and other disclosure documents of Troilus filed at www.sedar.com. Although management of Troilus has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. None of Troilus or Urban undertakes to update any forward-looking information, except as required by applicable securities laws.

APPENDIX "E"

INFORMATION CONCERNING THE COMBINED COMPANY

General

On completion of the Amalgamation, Urban will be amalgamated with Troilus Subco and become Amalco. Troilus will directly own all of the outstanding shares of Amalco.

After completion of the Amalgamation, the business and operations of Urban will be managed and operated as a subsidiary of Troilus. Troilus expects that the business and operations of Troilus and Urban will be consolidated and the principal executive office of the Combined Company will be located at Troilus' current head and registered office, being 36 Lombard Street, Floor 4, Toronto, Ontario, M5C 2X3.

Directors and Executive Officers of the Combined Company

Following the completion of the Amalgamation, the directors and officers of Troilus are expected to remain the current directors and officers of Troilus.

Description of Share Capital

The authorized share capital of Troilus following the completion of the Amalgamation will continue to be as described above in Appendix D and the rights and restrictions of the Common Shares of Troilus will remain unchanged. The issued share capital of Troilus will change as a result of the Amalgamation, to reflect the issuance of the Common Shares of Troilus contemplated in the Amalgamation. Troilus expects to issue 17,322,459 Common Shares in connection with the Amalgamation (or 23,986,288 assuming the exercise of all outstanding Urban Options and Urban Warrants). As at the date of this Circular, that would result in 149,568,967 Common Shares of Troilus issued and outstanding (or 156,232,796 assuming the exercise of all outstanding Urban Options and Urban Warrants).

See "Consolidated Capitalization" in Appendix D to this Circular.

Auditors, Transfer Agent and Registrar

The auditors of Troilus following the Amalgamation will continue to be McGovern Hurley LLP and the transfer agent and registrar for the Common Share of Troilus will continue to be TSX Trust Company.

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